Filed Pursuant to Rule 424(b)(3)
Under the Securities Act of 1933
File No. 333-111851

PROSPECTUS

8,694,639 Shares

HEALTH SCIENCES GROUP, INC.
COMMON STOCK

This prospectus covers up to 8,694,639 shares of common stock of Health Science Group, Inc. that may be sold from time to time by the selling shareholders named in this prospectus. The shares covered by this prospectus consist of (i) 2,352,948 shares issuable upon conversion of 2,352,948 shares of Series A Convertible Preferred Stock, (ii) 945,273 shares issued as dividends on such shares and for charges related to filing and effectiveness of the Registration Statement, (iii) 1,002,293 shares as to which we previously granted piggyback rights to certain selling shareholders, (iv) 500,000 shares issued to Spencer Trask Ventures, Inc. designees, subject to a lock-up agreement, (v) 2,352,948 shares issuable upon exercise of warrants at $1.10 per share issued to the holders of the Series A Convertible Preferred Stock, (vi) 941,177 shares issuable to Spencer Trask Ventures, Inc. designees, upon exercise of warrants at $1.10 and $.85 per share, (vii) 500,000 shares issuable to Blue & Gold Enterprises, LLC, upon exercise of a warrant at $1.25 per share, and (viii) 100,000 shares issuable upon exercise of a warrant at $1.10 per share. We will not receive any proceeds from the sales of the common stock by the selling shareholders.

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Our common stock is traded on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. under the symbol “HESG.OB.”

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The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 6.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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The date of this prospectus is February 14, 2006

INSIDE FRONT COVER

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WHERE YOU CAN FIND MORE INFORMATION

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Callers in the United States can also call 1-800-732-0330 for further information on the operations of the public reference facilities.

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our consolidated financial statements and related notes, included elsewhere in, or incorporated by reference into, this prospectus.

Our Company

We are a vertically integrated provider of innovative products and services in the nutraceutical and cosmeceutical industries.  When we use the term “vertically integrated” we mean that we purchase raw materials and manufacture the end product from such materials. The term “nutraceutical” means nutritional food supplements. The term “cosmeceutical” means products which improve the appearance of the skin.

We offer value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. When we use the term “bioactive formulations” we mean formulations of vitamins, herbs, minerals and other chemical compounds, which when ingested, affect the chemical processes taking place within the human organism. The term “value-added ingredients” means raw materials, such as herbs, which are combined, processed and formulated in accordance with customer specifications and as a result have greater value to the customer than the raw material value of the ingredients. “Nutritional supplements” means vitamins, minerals, herbs and chemical compounds designed to supplement nutrients derived from food for the purpose of maintaining the bodily requirements for proper health and nutrition. “Functional foods” means nutritional supplements which provide some of the same material elements as found in foods.

We develop and sell high-margin products based on proprietary technologies in the areas of transdermal drug delivery, cosmeceuticals, and integrative medicine to customers who manufacture and distribute compounded pharmaceuticals, functional foods, skin care products and cosmetics.  By “transdermal” drug delivery we mean the ability of a lotion to penetrate the human skin and deliver a chemical compound into the bloodstream. By “integrative medicine” we mean the combination of traditional medicine with alternative health care treatments.

We also developed a number of proprietary formulations which combine vitamins, herbs and other food supplements with traditional over-the-counter generic drugs.

Our business strategy is to develop new customer relationships in our core business, expand our marketing program by increasing existing product lines, marketing through new outlets and securing new distribution relationships, and by so doing increase our revenues.  We had net losses attributed to common shareholders of $10,949,657, $8,447,276, and $4,283,936 for our fiscal years ended in December 31, 2004, 2003, and 2002.  Our cumulative losses for the last three years amount to $23,680,869.  Our losses are substantial and increasing.

Our product offerings fall into the categories which are described below:

Transdermal Products.  We produce and sell a line of topical and transdermal drug delivery products in the form of a neutral base to which prescribed drugs can be added thereby enabling medicinal and therapeutic treatments to penetrate the skin.  These products include a variety of Hormone Replacement Therapy (HRT) bases, high absorption liposomal bases, anti-inflammatory bases and various skin care products, such as moisturizers and sunscreens.

New Products.  We plan to introduce a new product line, called CoCare™, which is based on pharmaceutical and nutraceutical ingredient combinations.  Our CoCare™ products are based upon our patented technology which combines over-the-counter pharmaceutical drugs with synergistic herbal ingredients.  Our CoCare ™ product line includes a combination of an anti-inflammatory product such as acetametophin with a synergistic formulation of select anti-oxidants such as green tea, astragalus root and elderberry and a liver protectant such as the herb, milk thistle.  We also have patents pending for products which include combinations of over the counter acid reflux, migraine headache and pain relief products combined with herbal products that mix synergistically with the over-the counter pharmaceutical product with which it is combined.

We have recently introduced and commenced marketing branded nutraceutical products addressing weight loss, cholesterol reduction, diabetes management and arthritis relief, under the Swiss Research™ brand in parallel to the consummation of our acquisition of Swiss Research, Inc.

Summary of Risk Factors

The following summarizes the risk factors which are set forth below under heading, “RISK FACTORS”, as follows:

•	Our auditors have provided a “going concern” qualification to our consolidated financial statements.
•	There is a risk that we will be unable to obtain additional funds as we need them.
•	We face significant competition.
•	There is a risk that we may not be able to establish a marketing organization.
•	There may be insufficient consumer acceptance of integrative medicine products.
•	We may not be able to establish strategic alliances in order to market our products.
•	Government regulation could adversely affect the vitamin and supplement business.
•	We may be unable to retain or acquire additional skilled employees.

The Offering

Common stock offered by selling shareholders	8,694,639 shares

Common stock to be outstanding after the offering	35,742,357 shares

Use of proceeds	We will not receive any proceeds from the sale of the common stock.

OTC Bulletin Board	HESG.OB

The above information is based on 27,047,718 shares of common stock outstanding as of January 6, 2006 which includes 2,447,566 shares being registered herein, assumes conversion into common stock of 2,352,948 shares of Series A Convertible Preferred Stock, and exercise of 2,352,948 warrants by the Series A Preferred Shareholders, 941,177 warrants by the designees of Spencer Trask Ventures, Inc., 500,000 warrants by Blue & Gold Enterprises, LLC and 100,000 warrants by Shai Stern and excludes:

•	6,868,000 shares of common stock issuable upon exercise of outstanding vested stock options at exercise prices ranging from $0.00 to $1.37 per share;
•	11,233,100 shares of common stock issuable upon exercise of outstanding warrants at exercise prices ranging from $0.60 to $3.00 per share;
•
88,235 shares of common stock issuable upon exercise of a warrant held by First Montauk Securities, a placement agent, exercisable at $.85 per share, issued in connection with a private placement of Series B Convertible Preferred Stock; (i) 441,180 shares issuable upon exercise of a Series B warrant at $1.25 per share issued to the purchasers of the Series B Convertible Preferred Stock; (ii) 441,180 shares issuable upon exercise of a Series C warrant at $1.50 per share issued to the purchasers of the Series B Convertible Preferred Stock; (iii) 1,439,094 shares of common stock issuable upon exercise of warrants, exercisable at $1.60 per share, issued to the purchasers of the Series C Convertible Preferred Stock; (iv) 205,882 shares of common stock issuable upon exercise of a warrant at $1.10 per share, issued pursuant to a $7,500,000 Equity Line Agreement, and 30,882 shares of common stock issuable upon exercise of a warrant issued to a firm as commission related to the Equity Line Agreement;

•
Up to 1,000,000 shares of common stock issuable upon exercise of performance stock options, issued to Jacob Engel, at exercise prices ranging from $1.25 to $2.75 per share, the exact amount, if any, is being negotiated;

•
Up to 1,500,000 shares of common stock issuable upon exercise of a callable performance, contingent warrant issued to Steven Antebi, exercisable at prices ranging from $1.25 to $2.75 per share, the exact amount, if any, is being negotiated;.

•	933,691 shares of common stock issuable upon conversion of $245,000 and $415,000 of the 12% Debentures;.
•	882,353 shares of common stock issuable upon conversion of 30 shares of Series B Preferred Stock at conversion price of $0.85 per share;.
•	2,878,188 shares of common stock issuable upon conversion of 3,166 shares of Series C Convertible preferred stock, at a conversion price of $1.10 per share.

Additional Information

Our executive offices are located at 6080 Center Drive, 6th Floor, Los Angeles, California 90045, and our telephone number is (310) 242-6700. We are a Delaware corporation.

In this prospectus, the terms “we,” “us,” and “our” refer to Health Sciences Group, Inc., a Delaware corporation and its consolidated subsidiaries, as appropriate in the context, and, unless the context otherwise requires, “common stock” refers to the common stock, par value $0.001 per share, of Health Sciences Group, Inc., to which we may also refer as “HESG”.

Summary Consolidated Financial Data

	Nine Months Ended September 30,	Nine Months Ended September 30,	Year ended December 31,
	2005	2004**	2004**	2003**

Consolidated Statements of Operations Data:
Net sales	$23,751	$70,313	$67,204	$122,655
Cost of sales	9,438	17,752	20,539	53,802
Operating expenses	6,494,196	2,788,873	5,588,114	3,583,439
Operating loss	(6,479,883)	(2,736,312)	(5,541,449)	(3,514,586)
Loss from discontinued operations	(161,046)	(1,554,539)	(5,008,183)	(2,431,611)
Other income (expenses)	867,556	401,159	97,916	(1,472,869)
Net loss	(5,773,373)	(3,889,692)	(10,415,716)	(7,419,066)
Preferred Dividends	(226,923)	(456,341)	(507,392)	(1,028,214)
Net loss attributable to common shareholders	(6,000,296)	(4,346,033)	$(10,959,108)	$(8,447,280)
Basic and Diluted loss per common share	$(0.27)	$(0.33)	$(0.78)	$(0.76)

Basic and diluted weighted average common shares outstanding	22,577,253	13,359,215	14,125,035	11,101,217

	September 30, 2005	December 31, 2004**	December 31, 2003**
Balance Sheet Data:
Cash and cash equivalents	$295,237	$240,532	$265,060
Working capital	$(4,754,901)	$(5,340,035)	$1,249,835
Total current assets	$385,444	$774,321	$7,609,835
Total assets	$5,077,060	$4,401,174	$10,985,494
Total current liabilities	$5,140,345	$6,114,356	$6,360,000
Total liabilities	$11,213,862	$10,521,726	$10,322,166
Total stockholders’ (deficit) equity	$(6,139,802)	$(6,120,552)	$663,328

** The table has been modified from its original presentation to reflect the discontinued operations of Quality Botanical Ingredients and Xcel Medical Pharmacy.

RISK FACTORS

This offering and any investment in our common stock involve a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

RISKS RELATED TO OUR COMPANY

The auditors’ report contains a statement that our net loss and limited working capital raise substantial doubt about our ability to continue as a going concern.

Our independent certified public accountants have stated in their report included elsewhere in this prospectus that we have incurred losses from operations and have limited working capital that raise substantial doubt about our ability to continue as a going concern. We had net losses attributable to common shareholders of $10,949,657, $8,447,276, and $4,283,936 for our fiscal years ended in December 31, 2004, 2003 and 2002. Our cumulative losses for the last three years amount to $23,680,869. We hope to continue to fund operations through additional debt and equity financing arrangements that we believe may be sufficient to fund our capital expenditures, working capital, and other cash requirements for the year ending December 31, 2004. The successful outcome of future financing activities cannot be determined at this time and there are no assurances that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operational results.

There is a risk that we will be unable to obtain additional funds to expand or grow our business.

We have limited cash liquidity and capital resources. If we engage in acquisitions or seek to expand operations or grow our business, we will need to raise funds in amounts necessary to finance any such acquisitions, expansion or growth. There can be no assurance that we will be able to raise any such additional funds. Moreover, if we obtain debt financing, there can be no assurance we will be able to service the debt.

We may be liable for the entire balance of the secured debt obligation of our discontinued wholly-owned subsidiary, Quality Botanical Ingredients, Inc.

We are a guarantor of the secured credit facility issued to QBI by La Salle Business Credit, LLC pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. In the first quarter of 2005, QBI’s assets were liquidated, netting approximately $308,000, with all proceeds applied to the balance due. It is expected that land owned by a co-guarantor will be sold in the third quarter of 2005 with net proceeds also applied to the balance due. Proceeds from the land sale are expected to reduce the approximate $1.7 million balance due, however we may be liable for the entire balance if the sale of such assets is unsuccessful. At this time, management can not provide an accurate estimate of the expected proceeds from the sale of such assets.

The discontinuation of Quality Botanical Ingredients’ and Xcel HealthCare operations will decrease our consolidated revenues and may have a material adverse affect on our business.

In October 2004, we discontinued operations of our wholly-owned subsidiary, Quality Botanical Ingredients, Inc., and in May 2005, we discontinued operation of our wholly owned subsidiary, Xcel HealthCare, Inc. If we are unable to generate additional revenues through our other business operations, we will realize a significant decrease in annual revenues ranging from $1 million to $5 million per year which could have material adverse affect on our business.

We face significant competition.

The market for health-related retail goods and services is characterized by intense competition. Nearly all of our existing and potential competitors have longer operating histories, greater experience, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we do. Because of their greater resources, our competitors are able to undertake more extensive marketing campaigns for their brands and services, and make more attractive offers to potential employees, retail affiliates, and others. We cannot assure you that we will be able to compete successfully against our current or future competitors or that our business and financial results will not suffer from competition. Our transdermal products compete with those offered by Spectrum Labs, Gallipot and Professional Compounding Centers of America (PCCA). Competition is based upon, price, timely delivery, product quality, safety, availability, product innovation, marketing assistance and customer service. We believe that we compare favorably in all of these categories, but do not contend that our products or services have characteristics which are different from those of our competitors. Our new products will face strong competition from pharmaceutical companies, healthcare companies, nutritional and alternative medicine companies such as McNeil Consumer & Specialty Pharmaceuticals, Country Life Vitamins, and Tishcon Corporation.

Our Stockholders may be diluted as a result of future financings.

Any equity financings would result in dilution to our then-existing shareholders. Furthermore, the possible sale of restricted shares issued and outstanding may, in the future, dilute the percentage of free-trading shares held by a shareholder or subsequent purchaser of our securities in the market, and may have a depressive effect on the price of our securities. Further, such sales, if substantial, might also adversely affect our ability to raise additional equity capital in the future.

There is no assurance we will be able to establish a marketing organization.

Our long term business plan is to market the dermatological and cosmeceutical products which we develop, either through the utilization of contract sales representatives or through the establishment of our own sales force. If we do not establish a marketing organization, we may be hampered in the sale of our products. We have not yet begun to develop such marketing channels as to do so would require an investment of substantial amounts of capital, approximately $2,500,000, which we currently do not possess and which we may never be able to access. Accordingly, despite our plans, we may be unable to develop our own marketing channels and would therefore be relying on marketing partnerships with other companies with whom we have not yet established relationships or arrangements.

There is no assurance that we will be able to develop or to acquire complimentary products.

Although we are presently focusing on the in-house development of our pharmaceutical and nutraceutical products, we may seek to acquire products, technologies or companies with products, manufacturing and distribution capabilities consistent with our commercial objectives. We have not yet, however, at this stage identified such other products, technologies or other companies and there can be no assurance that we will be able to acquire such products or companies. We presently do not have the capital to make acquisitions. Accordingly, in the near term, any such acquisitions would most likely require that we issue stock in our Company to effect acquisitions which would result in dilution to our shareholders. If we do not acquire or develop additional products, our growth will be constrained.

There may be insufficient consumer acceptance of integrative medicine products or our new products.

While we have developed a number of proprietary formulations that integrate traditional over-the-counter generic drugs with complimentary alternative medications such as vitamins, herbs and other nutraceutical supplements which we intend to market under the CoCare® brand name to address heart disease, cold and flu, arthritis, migraine, allergy and other conditions, there can be no assurance that the nascent field of integrative medicine will result in an established market for our products or that consumers will find our products, or our new products more beneficial than existing over-the-counter generic drugs or products offered by our competitors and already established in the marketplace.

There can be no assurance we will be able to successfully brand our CoCare® products or our Shugr™ products.

Creating a new nationally recognized brand normally requires a significant investment in advertising and promotion which would be beyond the current resources of our Company. Without such financial and other resources, it would be extremely difficult to establish CoCare® or Shugr™ as nationally recognizable brands, or other branded products.

Our new Shugr™ product may be unable to compete against established sugar substitutes such as Nutrasweet™.

While we have recently begun to market our Shugr™ product in The Vitamin Shoppe, a national retail chain, we face formidable obstacles in consumer acceptance of this product in the face of established artificial sweeteners such as Nutrasweet™, Splenda™ and other such products. We believe that in the near term it will be difficult to convince food and beverage manufacturers to utilize our product as an ingredient as a sugar substitute due to the substantial marketing and branding and infrastructure investment that they have made in promoting and utilizing such products as Nutrasweet™, Splenda™ and other such sugar substitutes. We do expect that retail consumers may find our product available for sale in such retail chains as The Vitamin Shoppe. Nevertheless, although we intend to establish promotional brochures and displays in such shops to create consumer awareness, we realize that, as a result of the enormous amounts of branding investments made by Nutrasweet™, Splenda™ and other such sugar substitutes, we may be unable to attract consumers to our product. We therefore may be unsuccessful in our marketing effort, in which case we may not realize significant revenues from the Shugr™ product line or other products.

We may not be able to establish strategic alliances in order to develop markets for our products.

Our business strategy for the exploitation of our CoCare® family of proprietary pharmaceutical and nutraceutical products require that we enter into strategic alliances and partnerships with pharmaceutical, nutraceutical and/or biotechnology companies in order to market and distribute such products. We have explored such potential relationships with several such companies but to date have not entered into any such alliances and there can be no assurance that we will be able to enter into such alliances or agreements. Failure to do so poses the risk that it may be difficult or impossible for us to realize our business plan objectives to develop or market our proprietary pharmaceutical and nutraceutical products.

Moreover, if we do enter into such agreements for alliances with pharmaceutical, nutraceutical and/or biotechnology companies, there can be no assurance that such agreements or alliances will be entered into upon terms which generate significant revenues or enable us to achieve profitability. Furthermore, our plan is to retain exclusive or co-marketing co-promotion rights in the United States to our products, while out-licensing rights for other uses to our strategic partners and alliances. There can be no assurance that we will be able to negotiate agreements which enable us to retain such rights.

We may be unable to protect our proprietary rights.

Although we have developed a number of proprietary formulations to integrate over-the-counter generic drugs with complimentary alternative medications for which there are patents pending, there can be no assurance that such patents will be issued or that our formulations do not infringe on other parties patents or proprietary rights. Furthermore, there can be no assurance that even if we receive patents on our formulations we will be able to defend such patents against competitors with larger financial resources. We have to date not encountered any litigation or threats in regard to proprietary rights.

There is a risk that we will be unable to retain or acquire skilled employees to execute our growth plans.

Our potential for success depends significantly on our Chief Executive Officer, Fred E. Tannous. We do not carry key-man life insurance on either executive. Given the early stage of our development and our plans for rapid expansion, the loss of the services of this executive or the services of any other key employees we may hire in the future would have a substantial, adverse effect on our business. We believe that our future success will depend in large part on our ability to attract and retain highly skilled technical, marketing and management personnel. If we are unable to hire the necessary personnel, the development of our business would likely be delayed or prevented. Competition for these highly-skilled employees is intense. As a result, we cannot assure you that we will be successful in retaining our key personnel or in attracting and retaining the personnel we require for expansion.

We have an employment agreement with Mr. Fred E. Tannous that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5 % of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exerciseable at a price equal to $0.65 per share. The option shall be exercisiable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then we shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

We may be subject to product liability claims for our products.

Customers and end users may sue us if any of our products sold to them fail to perform properly or injure the user. Liability claims could require us to spend significant time and money in litigation and pay significant damages. As a result, any of these claims, whether or not valid or successfully prosecuted, could have a substantial, adverse effect on our business and financial results. We currently have product liability insurance limited to $5 million, however, we expect to increase the amount of coverage when we have sufficient funds to pay for such increase in coverage. Although not a product liability case, one of our subsidiaries is a defendant in a $400,000 lawsuit which alleges we did not deliver a product in accordance with specifications. See “Legal Proceedings” below.

RISKS RELATED TO THE INDUSTRY

Government regulation could adversely affect viability of selling vitamins, supplements and minerals.

In the United States, extensive federal government regulations may restrict the way dietary supplement products are sold, resulting in restrictions on these products and content which may result in significant additional expenses to us. Also, numerous U.S. governmental agencies may regulate the manufacture, packaging, labeling, advertising, promotion, distribution and sale of dietary supplement products. The primary regulatory agency in the United States for these products is the Food and Drug Administration (FDA). The laws, regulations and enforcement policies governing dietary supplement products are relatively new and still evolving, and we cannot predict what enforcement positions the FDA or other governmental agencies may take with respect to our products. In general, the dietary supplement industry has adopted different interpretations of these laws than have the relevant regulatory agencies. We can not at this time determine the extent to which FDA regulation will impact our business.

Next, U.S. federal, state and local government regulations may restrict the products which we manufacture. The U.S. FDA regulates vitamin, supplements and other health care products under the Federal Food, Drug and Cosmetic Act and regulations promulgated thereunder. These products are also subject to regulation by, among other regulatory entities, the Consumer Product Safety Commission, the U.S. Department of Agriculture, and the Environmental Protection Agency. Additionally, the U.S. Federal Trade Commission regulates advertising and other forms of promotion and methods of marketing of these products under the Federal Trade Commission Act. Also, various state and local agencies may also regulate the manufacture, labeling and advertising of these products.

We cannot be certain that we comply with all laws and regulations in this area. Enforcement actions by any of these regulatory agencies can result in civil and criminal penalties, an injunction to stop or modify certain selling methods, seizure of products, adverse publicity or voluntary recalls and labeling changes. If any governmental agency were to undertake an enforcement action against us, this could cause an immediate decrease in our revenues, cause us to incur significant additional expenses and result in a decrease in our stock price.

There is a risk that the nutraceutical industry may become saturated.

We are part of the nutraceutical industry which has experienced the entry of new participants and suppliers on an ever increasing basis. If this trend continues, the industry may reach a saturation point at which none of the suppliers will be able to sell their products at a profit. Should that occur, our company would be adversely affected.

RISKS RELATED TO THE OFFERING

We are listed on the NASD OTC Electronic Bulletin Board, which can be a volatile market.

Our common stock is quoted on the OTC Electronic Bulletin Board (“OTCBB”). It is a more limited trading market than the NASDAQ SmallCap Market, and timely, accurate quotations of the price of our common stock may not always be available. You may expect trading volume to be low in such a market. Consequently, the activity of only a few shares may affect the market and may result in wide swings in price and in volume.

In 2001, our stock price ranged from a high of $4.90 to a low of $0.07; in 2002, our stock price ranged from a high of $4.20 to a low of $0.55; in 2003, our stock price ranged from a high of $1.80 to a low of $0.65; in 2004, our stock price ranged from a high of $1.50 to a low of $0.49; and from January 1, through December 31, 2005, our stock price ranged from a high of $1.54 to a low of $0.39.

The stock market has experienced significant price and volume fluctuations, and the market prices of nutraceutical companies, particularly small capitalization companies such as HESG, have been highly volatile. Investors may not be able to sell their shares at or above the then current, OTCBB price. Recent changes in the rules of the OTCBB may make it difficult for small companies such as ours to continue to be quoted on the OTCBB. In addition, our results of operations during future fiscal periods might fail to meet the expectations of stock market analysts and investors. This failure could lead the market price of our common stock to decline.

The market price of our common stock could also fluctuate substantially due to:

•	quarterly fluctuations in operating results;
•	announcements of new products or product enhancements by us or our competitors;
•	technological innovations by us or our competitors;
•	general market conditions or market conditions specific to our or our customers’ industries; or
•	changes in earnings estimates or recommendations by analysts.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has at times been instituted against that company. If we become subject to securities litigation, we could incur substantial costs and experience a diversion of management’s attention and resources.

The market for our stock may be adversely affected by the penny stock rule.

Our common stock is subject to the requirements of Rule 15(g)9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser’s consent prior to the transaction. The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on NASDAQ that has a market price of less than $5.00 per share. The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severely limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Future issuances of our common stock could dilute current shareholders and adversely affect the market.

In June 2005, we received shareholder approval to increase our authorized common stock to 80,000,000 shares. We have the authority to issue these shares and to issue options and warrants to purchase shares of our common stock and preferred stock without stockholder approval. These future issuances could be at values substantially below the price paid for our common stock by our current shareholders

Future sales of our common stock could adversely affect the market.

Future sales of our common stock into the market, including sales by our officers, directors and principal shareholders, may also depress the market price of our common stock. Sales of these shares of our common stock or the market’s perception that these sales could occur may cause the market price of our common stock to fall. These sales also might make it more difficult for us to sell equity or equity related securities in the future at a time and price that we deem appropriate or to use equity as consideration for future acquisitions. The conversion of the Series A Preferred Stock and exercise of outstanding option and warrants will dilute our common stockholders and may depress the price of our common stock.

Future sales of preferred stock could also adversely affect the rights of our common stock and have an anti-takeover effect.

In June, 2005 we received shareholder approval to increase our authorized preferred stock to 20,000,000 shares and have the authority to issue these shares without shareholder approval. The issuance of preferred stock by our Board of Directors could adversely affect the rights of the holders of our common stock. An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock. Our Board of Directors’ authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve

READ CAREFULLY

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The selling shareholders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the time the prospectus is delivered or the common stock is sold.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains statements relating to our future business and/or results, including, without limitation, the statements under the captions “Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements include certain projections and business trends that are “forward-looking” within the meaning of the United States Private Securities Litigation Reform Act of 1995. You can identify these statements by the use of words like “may,” “could,” “should,” “project,” “believe,” “anticipate,” “expect,” “plan,” “estimate,” “forecast,” “potential,” “intend,” “continue” and variations of these words or comparable words. Forward-looking statements do not guarantee future performance and involve risks and uncertainties. Actual results will differ, and may differ materially, from projected results as a result of certain risks and uncertainties. These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	our limited operating history;
•	continuing depletion of our assets as a result of having no income;
•	our ability to obtain additional funds to maintain our operations; and
•	other factors referenced or incorporated by reference in this prospectus and other filings with the Securities and Exchange Commission.

These risks are not exhaustive. See “Risk Factors” above. Moreover, new risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or to the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements are made only as of the date of this prospectus. Except for our ongoing obligation to disclose material information as required by federal securities laws, we do not intend to update you concerning any future revisions to any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

CAPITALIZATION

The following table presents the actual capitalization of our Company at September 30, 2005. You should read this table in conjunction with our financial statements and the related notes thereto, and the other financial information included elsewhere in this prospectus.

September 30, 2005

Warrant liability	$3,279,895
Preferred stock, par value $0.001 per share, 5,000,000 shares authorized;
1,599,935 shares of Series A Convertible Preferred Stock, net of unamortized discount of $201,915;	$1,158,025
9 shares of Series B Convertible Preferred Stock, net of unamortized discount of $123,970	$101,031
3,166 shares of Series C Convertible Preferred Stock, net of unamortized discount of $2,726,278	$1,537,566
Shareholders’ equity:
Common stock, par value $0.001 per share, 80,000,000 shares authorized, 25,633,799 shares issued and outstanding	$25,637
Additional paid-in capital	$23,817,518
Prepaid compensation expense	$(1,284,122)

Accumulated deficit	$(28,698,835)
Total shareholders’ deficit	$(6,139,802)
Total capitalization	$(63,285)

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling shareholders.

MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

Our common stock began trading in the OTC Bulletin Board on August 3, 2001 and currently trades under the symbol “HESG.OB”. The following table sets forth the high and low bid price per share quotations as reported on the OTC Bulletin Board of the common stock for the periods indicated. These quotations reflect inter-dealer prices, without retail mark up, mark down or commission and may not necessarily represent actual transactions. Actual prices may vary.

	High	Low
Fiscal Year Ending December 31, 2005:

First Quarter Ended March 31, 2005	$1.54	$0.65
Second Quarter Ended June 30, 2005	$1.35	$0.70
Third Quarter Ended September 30, 2005	$1.20	$0.69

Fiscal Year Ending December 31, 2004:
	High	Low
First Quarter Ended March 31, 2004	$1.50	$1.13
Second Quarter Ended June 30, 2004	$1.29	$0.54
Third Quarter Ended September 30, 2004	$1.01	$0.49

Fiscal Year Ending December 31, 2003:
	High	Low
First Quarter Ended March 31, 2003	$1.25	$0.65
Second Quarter Ended June 30, 2003	$1.29	$0.71
Third Quarter Ended September 30, 2003	$1.21	$0.80
Fourth Quarter Ended December 31, 2003	$1.80	$0.90

Fiscal Year Ending December 31, 2002:
	High	Low
First Quarter Ended March 31, 2002	$4.20	$2.70
Second Quarter Ended June 30, 2002	$3.35	$1.30
Third Quarter Ended September 30, 2002	$2.00	$0.80
Fourth Quarter Ended December 31, 2002	$1.05	$0.55

At September 30, 2005, we had 190 holders of record of our common stock; we estimate that the Company has approximately 4,900 additional beneficial holders of our common stock held in names of brokers and securities depositories, amounting to approximately 5,100 shareholders.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, to finance the expansion of our business, and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our board of directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that the board of directors considers significant. We are required to pay a dividend of 8% per annum on our Series A Convertible Preferred Stock which we may pay in cash or in shares of common stock, which are registered. We are required to pay a dividend of 6% per annum on our Series B Convertible Preferred Stock, payable in cash or in shares of common stock. We are required to pay a dividend of 8% per annum on our Series C Convertible Preferred Stock, payable in cash or in shares of our common stock.

SELECTED CONSOLIDATED FINANCIAL DATA

The following table presents summary historical consolidated financial information for the years ended December 31, 2004, 2003 and 2002 and for the quarters ended September 30, 2005 and 2004, respectively. The information for the years ended December 31, 2004 and 2003 is derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary historical consolidated financial information does not purport to indicate results of operations as of any future date or for any future period. In our opinion, all necessary adjustments, consisting only of normal recurring adjustments, have been included to present fairly the financial position and results of operations for the period presented in our unaudited financial statements. The summary historical consolidated financial information has been derived from and should be read in conjunction with “Management’s Discussion and Analysis of Results of Operations and Financial Condition,” of our consolidated financial statements and notes thereto, which are included elsewhere in this prospectus.

Effective October 2004 and May 2005, the Company discontinued operations of its wholly owned subsidiaries Quality Botanical Ingredients, Inc and Xcel Medical Pharmacy, Inc., respectively. Results described herein reflect the consolidated operations of the Company and its wholly-owned subsidiary with continuing operations, BioSelect Innovations, Inc. for the year ended December 31, 2004 as compared to the year ended December 31, 2003, and for the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004.

Summary Consolidated Financial Data

	Year Ended December 31,		Nine Months Ended September 30,
	2004	2003	2005	2004
Net sales	$67,204	$122,55	$23,751	$70,313
Gross profit	$46,665	$68,853	$14,313	$52,561
Selling, general and administrative expenses	$(4,593,856)	$(3,583,439)	$(6,494,196)	$(2,788,873)
Impairment of intangible assets	$(994,258)	$-	$-	$-
Other income (expense)	$97,916	$(1,472,869)	$867,556	$401,159
Loss from discontinued operations	$(5,008,183)	$(2,431,611)	$(161,046	$(1,554,539)
Net income (loss)	$(10,415,716)	$(7,419,066)	$(5,773,373	$(3,889,692)
Net income (loss) attributable to common shareholders	$(10,959,108)	$(8,447,280)	$(6,000,296)	$(4,346,033)
Net income (loss) per share available to common shareholders: Basic	$(0.78)	$(0.76)	$(0.27)	$(0.33)
Net income (loss) per share available to common shareholders: Diluted	$(0.78)	$(0.76)	$(0.27)	$(0.33)
Basic weighted average shares outstanding	14,125,035	11,101,217	22,577,253	13,359,215
Diluted weighted average shares outstanding	14,125,035	11,101,217	22,577,253	13,359,215

Balance Sheet Data

	September 30, 2005	December 31, 2004	December 31, 2003

Cash and cash equivalents	$295,237	$240,532	$265,060
Working capital	$(4,754,901)	$(5,340,035)	$1,249,835
Total current assets	$385,444	$774,321	$7,609,835
Total assets	$5,077,060	$4,401,174	$10,985,494
Total current liabilities	$5,140,345	$6,114,356	$6,360,000
Total liabilities	$11,216,862	$10,521,726	$10,322,166
Total stockholders’ equity	$(6,139,802)	$(6,120,552)	$663,328

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company's actual results could differ materially from those set forth as a result of general economic conditions and changes in the assumptions used in making such forward-looking statements. The following discussion and analysis of our financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and accompanying notes herein. The financial information presented is for the quarters and nine months ended September 30, 2005 and September 30, 2004.

Overview

Health Sciences Group, Inc. (the “Company”), a Delaware corporation, is an integrated provider of innovative products and services to the nutraceutical, pharmaceutical, and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. Its subsidiaries include BioSelect Innovations, which develops proprietary technologies in the areas of topical and transdermal drug delivery, cosmeceuticals, and integrative medicine, and Swiss Research, Inc., a company which markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management.

We strive to differentiate ourselves through the use of:

•	Proprietary/patented technologies;
•	Pharmaceutical research and/or clinical trials; and
•	Strategic marketing and distribution partnerships

We identify, develop and commercialize nutritional products and functional food ingredients derived from natural sources to provide consumers and health professionals with preventive healthcare alternatives. We plan to leverage the exclusive and proprietary benefits of our internally developed and patented products and recently acquired licenses to increase sales through national and international channels as we endeavor to maximize our earnings potential. We envision building Swiss Research and Swiss Diet into leading brand names while offering new and innovative products and functional ingredients that promote a positive health benefit for a wide variety of consumer needs in the dietary supplement, food and beverage, and personal care segments of the natural care industry.

Business Strategy

Our objective is to become a recognized leader in providing innovative and proprietary products and ingredients that promote a positive health benefit for a wide variety of consumer needs in the dietary supplement, food and beverage, and personal care segments of the nutraceutical industry. To achieve our objective, we intend to:

Build Consumer Base and Brand Awareness through Advertising and Promotional Activities. We intend to achieve consumer awareness of and create a demand for our products through advertising and promotional activities in conjunction with the establishment of distribution channels. We believe that one of the most effective marketing tools is product sampling combined with the dissemination of educational information explaining the nutritional qualities of our products. Accordingly, we intend to sponsor sporting events and tours and participate in musical events, festivals, health fairs, and charitable events. In addition, we anticipate increasing our advertising and marketing budget as we increase emphasis on television advertising.

Promote the Proprietary, Science-based Qualities of our Products. The proprietary qualities of our products are important to significant consumer segments including the fitness, weight management and therapeutic markets. We intend to advertise in health and fitness magazines, in health-oriented publications and in various other magazines with wider circulation to promote consumer interest within these markets. We expect to distribute educational materials that promote interest in our brand and our products.

Introduce New Products and Product Line Extensions. Although we are initially focusing on a few products, we intend to introduce further extensions of our products, which may include functional food and beverages. We also intend to introduce related new products.

Acquire Complementary Companies or Product Lines. To grow sales outside of existing product lines and related products, we will consider strategic acquisitions. We intend to focus on acquisitions of product lines or companies with product lines that are marketed to the nutraceutical and cosmeceutical markets. We may also consider possible acquisitions of or investments in manufacturers of foods and beverages

Attract and Retain Quality Employees. We recognize the need to continue to attract and retain quality employees. We intend to target established leadership bases for growth in both existing and new markets, enhance our infrastructure to create an atmosphere of teamwork and cooperation, improve reward and recognition, and develop more interactive training programs.

Enter New Markets. We believe that, in addition to the North American market, significant growth opportunities continue to exist in international markets. New markets will be selected based on an assessment of several factors, including market size, anticipated demand for our products, receptivity to network marketing, and ease of entry, which includes consideration of possible regulatory restrictions on the products or network marketing system. We expect to register certain products with regulatory and government agencies in preparation for international expansion.

Sales and Marketing

Nutritional products are distributed through six major sales channels. Each channel has changed in recent years, primarily due to advances in technology and communications that have resulted in improved product distribution and faster dissemination of information. The major sales channels are as follows:

•	Mass market retailers - mass merchandisers, drug stores, supermarkets, and discount stores;
•	Natural health food retailers;
•	Network marketing;
•	Healthcare professionals and practitioners;
•	Mail order; and
•	The Internet.

We expect to distribute its products through several specialty retail and direct-to-consumer sales channels including (i) direct response radio and television, (ii) healthcare professionals and practitioners, (iii) mail order; and (iv) the Internet.

We plan to build the Swiss ResearchTM and Swiss DietTM brand names within multiple channels of distribution in order to develop increased brand awareness and strong brand recognition among consumers seeking products with a reputation for high quality and efficacious results. We plan to position our products within the specialty retail and direct-to-consumer distribution channel as high quality products using proprietary, pharmaceutical grade ingredients supported by clinical data which presents a positive health benefit. Our marketing strategy has the following three main components:

Product Branding and Wellness. Our underlying initiative is to build a reputation as a company that is focused on a complete wellness program and way of life. We believe we are ideally positioned to take advantage of current consumer trends indicating that individuals are turning more and more to nutritional supplements for weight loss, fitness and age-related health concerns. We plan to undertake an advertising, public relations and branding campaign. Our goal is to make our customers and distributors aware that we have over twenty years of experience in assembling herbs, botanicals and supplements in the right combinations to enhance one’s lifestyle. To further product awareness, we will concentrate our marketing efforts on those products that are proprietary and have scientific, clinical data that supports their efficacy.

Advertising. We intend to use advertising campaigns to create greater awareness of the convenience, taste, and nutritional attributes of our products. We plan to use a combination of print, Internet, radio, and television advertising, with primary emphasis on print and Internet advertising to reach our target audiences in a cost-effective manner. However, we expect to spend a significant portion of future our advertising budget on television advertising to reach a larger number of targeted consumers. In addition to advertising in magazines with wide circulation, we also expect to place advertisements in special interest publications targeted to groups such as health food consumers, athletes and yoga enthusiasts.

Promotions and Sponsorships. We believe that one of our most effective marketing tools is product sampling combined with the on-site dissemination of information explaining the nutritional attributes of our products. We expect to participate in various trade shows targeted at buyers in the health and fitness, food, and sports markets, in addition to consumer health fairs. We plan to sponsor and provide product samples at sporting events and tours, musical events, health conferences, festivals, and charitable events. In addition, we expect to utilize endorsements of our products from highly visible sports and entertainment personalities and actively market our products to their personal fitness trainers and professional sports teams.

Customer and Consumer Service. We are committed to providing superior service to our customers and consumers. Our sales and marketing team will continually gather information and feedback from consumers and retailers to enable us to better tailor our consumer support to meet changing consumer needs. We expect to provide access to nutritionists and consumer service representatives through a toll free number to answer questions and educate consumers on nutrition, new products and developments. In addition, we expect to maintain updated consumer information on our web site.

Critical Accounting Policies

Our discussion and analysis of results of operations and financial condition are based upon our condensed consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate our estimates on an on-going basis, including those related to provisions for uncollectible accounts, contractual allowance for accounts receivable, inventories, goodwill, intangible assets, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Note 2 of the "Notes to Consolidated Financial Statements,” included in our annual report contained in Form 10-KSB filed on April 15, 2005, and included herein, documents a summary of the significant accounting policies and methods used in the preparation of our consolidated financial statements. The following is a brief description of the more significant accounting policies and methods we use.

Impairment of Intangible Long-lived Assets. Intangible assets such as excess of fair value of net assets acquired, patents and formulas could become impaired and require a write-down if circumstances warrant. Conditions that could cause an asset to become impaired include lower-than-forecasted revenues, changes in our business plans or a significant adverse change in the business climate. The amount of an impairment charge would be based on estimates of an asset’s fair value as compared with its book value. In accordance with the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 GAAP, we perform a valuation, at least annually and whenever other circumstances arise, of our intangible long-lived assets to determine if any impairment exists.

Cash and Cash Equivalents. The Company’s cash accounts include cash deposits and redeemable on demand certificates of deposit. The use of the certificates of deposit enables the Company to maximize its return on unused cash while retaining high liquidity flexibility.

Results of Operations for the Quarters Ended September 30, 2005 and 2004

Effective October 2004 and May 2005, the Company discontinued operations of its wholly owned subsidiaries Quality Botanical Ingredients, Inc. and Xcel Medical Pharmacy, Inc., respectively. Results described herein reflect the consolidated operations of the Company and its wholly-owned subsidiary with continuing operations, Swiss Research and BioSelect Innovations, for the quarter ended September 30, 2005 as compared to the quarter ended September 30, 2004.

Selected Statement of Operations Information

	Fiscal Quarters Ended September 30,
	2005	2004

Net sales	$19,382	$46,053
Gross profit	$10,854	$12,145
Net income (loss)	$(2,061,724)	$(2,171,472)
Net loss attributable to common shareholders	$(2,288,647)	$(2,222,523)
Net income (loss) per share available to common shareholders - basic	$(0.09)	$(0.15)

Quarter ended September 30, 2005 compared to quarter ended September 30, 2004

Net Sales. Our consolidated net sales for the quarters ended September 30, 2005 and 2004 are as follows:

Swiss Research accounted for approximately all of the quarter’s revenues for the three months ended September 30, 2005. The research and development group’s sales decreased entirely in 2005 from approximately $46,000 in 2004. This decline in research and development revenues is attributable to a gradual reduction in resources allocated to sustaining operations as the Company continues to focus on its core strategy of building the Swiss Research brands and product portfolio, including Shugr, the worlds first natural zero-calorie sweetener, and Sequestrol, a natural product targeting cholesterol reduction.

Cost of Goods Sold Cost of goods sold decreased to $8,500, or 44% of net sales and gross profit decreased to $11,000, or 56% for the quarter ended September 30, 2005 due to the discontinued operations. Cost of goods sold for the quarter ended September 30, 2004 totaled approximately $34,000, or 74% of net sales. This resulted in gross profits totaling approximately $12,000, or 26% of net sales for the three months ended September 30, 2004.

Cost of goods sold for the quarters ended September 30, 2005 and 2004 is as follows:

	Fiscal Quarters Ended September 30,
	2005		2004
	Amount	% Sales	Amount	% Sales

Cost of goods sold	$8,528	44%	$33,908	74%

Gross profit	$10,854	56%	$12,145	26%

Selling, General and Administrative. Total consolidated operating expenses for the three months ended September 30, 2005 and 2004 totaled approximately $2,916,000, or 15,047% and approximately $1,005,000, or 2,181% of net sales, respectively. Our operating expenses include the following amounts:

	Quarters Ended September 30,
	2005		2004
Expense	Amount	% Sales	Amount	% Sales
Advertising and marketing	$377,170	1,946%	$3,080	7%
Salary expenses	$527,012	2,719%	$120,548	262%
Professional, legal and accounting fees	$1,312,494	6,772%	$502,844	1,091%
Depreciation and amortization	$166,038	857%	$48,775	106%
Penalties	$353,765	1,825%	$240,344	522%
Other selling, general and administrative expenses	$179,944	928%	$88,895	193%
	$2,916,423	15,047%	$1,004,486	2,181%

Advertising and marketing expenses have increased with expenditures to promote the Company’s new products Shugr and Sequestrol as well as the commencement of a national corporate awareness campaign. Salary expense increased approximately $452,000 due to the non-cash expense of shares issued for executive services.

Professional, legal and accounting include fees paid to consultants for services including business development, financial communication programs, and fees paid for accounting and legal services. Approximately $1,069,000 and $385,000 or 81% and 77% of the total expense for the quarters ended September 30, 2005 and 2004 respectively were non-cash expenses paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock.

Penalties are due to the holders of the Company’s Convertible Preferred Stock for damages pursuant to the filing of registration statements for the shares underlying the offering. The total expense for the three months ended September 30, 2005 and 2004 respectively is a non-cash expense that will be paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities.

Other expenses. Interest expense totaled approximately $245,000 and $162,000 for the quarters ended September 30, 2005 and 2004, respectively and includes interest paid on lines of credit, notes payable and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock. Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants totaled approximately $238,000 and $131,000 for the three months ended September 30, 2005 and 2004, respectively, and are non-cash expenditures.

The change in fair value of warrant liability totaled approximately $1,088,000 and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our common and preferred stock. At the date of issuance, the Company did not have an effective registration statement and, therefore, per EITF 00-19, recorded the fair value of the warrants issued at the date of grant as a liability and adjusted the liability to the warrant’s fair market value as of September 30, 2005.

Net Loss. Net loss for the three months ended September 30, 2005 and 2004 totaled approximately ($2,062,000) and ($2,171,000), respectively. Net loss per share of common stock was ($0.09) and ($0.15) and for the three months ended September 30, 2005 and 2004, respectively. Net loss for the quarters ended September 30, 2005 and 2004 for the subsidiary company operations totaled approximately ($135,000) and ($53,000), respectively.

Results of Operations for the Nine Months Ended September 30, 2005 and 2004

Effective October 2004, the Company discontinued operations of its wholly owned subsidiary Quality Botanical Ingredients, Inc. Results described herein reflect the consolidated operations of the Company and its two wholly-owned subsidiaries with continuing operations, XCEL Healthcare, Inc. and BioSelect Innovations, Inc. for the nine months ended September 30, 2005 as compared to the nine months ended September 30, 2004.

Selected Statement of Operations Information

	Nine Months Ended September 30,
	2005	2004
Net sales	$23,751	$70,313
Gross profit	$14,313	$52,561
Net loss	$(5,773,373)	$(3,889,692)
Net loss attributable to common shareholders	$(6,000296)	$(4,346,033)
Net loss per share available to common shareholders	$(0.27)	$(0.33)

Nine months ended September 30, 2005 compared to nine months ended September 30, 2004

Net Sales. Our consolidated net sales for the nine months ended September 30, 2005 and 2004 are as follows:

Swiss Research accounted for approximately $19,000 of the revenues earned during the nine months ended September 30, 2005. The research and development group’s sales decreased to approximately $4,000, in 2005 from approximately $70,000 in 2004. This decline is attributable to a gradual reduction in resources allocated to sustaining operations as the Company continues to focus on its core strategy of building the Swiss Research brands and product portfolio, including Shugr, the worlds first natural zero-calorie sweetener, and Sequestrol, a natural product targeting cholesterol reduction.

Cost of Goods Sold Cost of goods sold and gross profit for the nine months ended September 30, 2005 and 2004 totaled approximately $9,000 and $18,000, or 40% and 25% of net sales, respectively. This resulted in gross profits totaling approximately $14,000 and $53,000, or 60% and 75% of net sales for the nine months ended September 30, 2005 and 2004, respectively.

Cost of goods sold for the nine months ended September 30, 2005 and 2004 is as follows:

	Nine Months Ended September 30,
	2005		2004
	Amount	% Sales	Amount	% Sales

Cost of goods sold	$9,438	40%	$17,752	25%

Gross profit	$14,313	60%	$52,561	75%

Selling, General and Administrative. Total consolidated operating expenses for the nine months ended September 30, 2005 and 2004 totaled approximately $6,494,000 or 27,343% of net sales, and approximately $2,789,000, or 3,967% of net sales, respectively. Our operating expenses include the following amounts:

	Nine Months Ended September 30,
	2005		2004
Expense	Amount	% Sales	Amount	% Sales
Advertising and marketing	$1,641,066	6,909%	$3,080	4%
Salary expenses	$764,002	3,217%	$445,375	633%
Professional, legal and accounting fees	$2,445,642	10,297%	$1,473,551	2,096%
Depreciation and amortization	$513,394	2,162%	$148,122	211%
Penalties	$723,685	3,047%	$411,013	585%
Other selling, general and administrative expenses	$406,407	1,711%	$307,732	438%
	$6,494,196	27,343%	$2,788,873	3,967%

Advertising and marketing expenses have increased with expenditures to promote the Company’s new products Shugr and Sequestrol as well as the commencement of a national corporate awareness campaign. Salary expense increased approximately $452,000 due to the non-cash expense of shares issued for executive services.

Professional, legal and accounting include fees paid to consultants for services including business development, financial communication programs, and fees paid for accounting and legal services. Approximately $1,979,000 and $802,000 or 81% and 54% of the total expense for the quarters ended September 30, 2005 and 2004 respectively were non-cash expenses paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock.

Penalties are due to the holders of the Company’s Convertible Preferred Stock for damages pursuant to the filing of registration statements for the shares underlying the offering. The total expense for the nine months ended September 30, 2005 and 2004 respectively is a non-cash expense that will be paid with the Company’s common stock or options and warrants to purchase shares of the Company’s common stock.

Other selling, general and administrative expenses include such items as automobile expenses, delivery and freight costs, office supplies and services, rent, travel, and utilities.

Other expenses. Interest expense totaled approximately $867,000 and $611,000 for the nine months ended September 30, 2005 and 2004, respectively and includes interest paid on lines of credit, notes payable and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock. Amortization of discounts on debentures and preferred stock represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants totaled approximately $820,000 and $426,000 for the nine months ended September 30, 2005 and 2004, respectively, and are non-cash expenditures.

The change in fair value of warrant liability totaled approximately $1,735,000 and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our common and preferred stock. At the date of issuance, the Company did not have an effective registration statement and, therefore, per EITF 00-19, recorded the value of the warrants issued at the date of grant as a liability and adjusted the liability to the warrant’s fair market value as of September 30, 2005.

Net Loss. Net loss for the nine months ended September 30, 2005 and 2004 totaled approximately ($5,773,000) or (24,308%) of net sales, and approximately ($3,890,000) or (5,532%) of net sales, respectively. Net loss per share of common stock was ($0.27) and ($0.33) and for the nine months ended September 30, 2005 and 2004, respectively. Net loss for the nine months ended September 30, 2005 and 2004 for the subsidiary company operations totaled approximately ($203,000) and ($113,000) or (854%) and (161%) of net sales, respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenue can be generated and sustained in the future.

Capital Resources and Liquidity

Assets. Our current assets, net assets of discontinued operations held for sale, totaled approximately $347,000 and $43,000 at September 30, 2005 and December 31, 2004, respectively. Total assets were approximately $5,077,000 and $4,482,000 at September 30, 2005 and December 31, 2004, respectively. At September 30, 2005, assets consisted primarily of net intangibles totaling $4,692,000, prepaid expenses of $5,000, assets held for sale of $38,000, inventory of $31,000, accounts receivable of $16,000 and cash on hand of $295,000, all approximate. At December 31, 2004, assets consisted primarily of inventory of $26,000, net intangibles totaling $3,609,000, net accounts receivable totaling $7,000, net furniture and equipment totaling $17,000, assets of discontinued operations held for sale totaling $491,000, and cash on hand of approximately $241,000, all approximate.

Liabilities and Working Capital. Our current liabilities, including liabilities of discontinued operations held for sale, totaled approximately $5,140,000 and $6,195,000 at September 30, 2005 and December 31, 2004, respectively. Total liabilities were approximately $11,217,000 and $10,603,000 at September 30, 2005 and December 31, 2004, respectively. At September 30, 2005 and December 31, 2004, liabilities consisted primarily of accounts payable and accrued expenses totaling $1,233,000 and $1,198,000, respectively; warrant liability totaled approximately $3,280,000 and $2,603,000, respectively; liabilities of discontinued operations held for sale totaled approximately $3,366,000 and $3,961,000, respectively, all approximate. The reduction in current liabilities is attributable to payments made toward current obligations through the raise of capital through a preferred stock offering.

Cash Requirements and Additional Funding

We generated financial growth primarily through cash flows provided by financing activities. Cash flows provided by financing activities totaled approximately $3,710,000 and $545,000 for the nine months ended September 30, 2005 and 2004, respectively. Funds of approximately $4,239,000 were received during the first nine months of 2005 and derived from the sale of Series C Convertible Preferred Stock, the sale of common shares, the exercise of options and loans from shareholders. Funds totaling approximately $1,656,000 were received during the nine months ended September 30, 2004 and derived from the issuance of common and preferred stock, the exercise of options, collections of subscriptions receivable and loans from shareholders. For the nine months ended September 30, 2005, we used cash flows for operations totaling approximately $3,619,000 as compared to the nine months ended September 30, 2004, we used cash flows for operations totaling approximately $370,000. Cash flows used by investing activities were approximately $36,000 for the nine months ended September 30, 2005 versus $343,000 for the nine months ended September 30, 2004.

We believe that cash on hand will be insufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. In order to expand our operations, we will need to raise additional financing. If we are unable to raise additional funds, we may be forced to curtail or cease operations.

Even if we are able to continue our operations, the failure to obtain debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay purchases of additional companies. Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

As of September 30, 2005, our principal commitments consisted of $75,000 due the seller of Swiss Research payable in the first quarter of 2006, acquisition related taxes up to a maximum of $60,000, and agreements with various consultants who will provide with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock.

Subsequent Events

In October 2005, the Company issued 144,051 shares for dividends due holders of Series C Preferred stock.

In October 2005, the Company issued 319,170 shares for penalties due holders of Series C Preferred stock in accordance with the offering document’s stipulated terms for remuneration based upon the timing of the share’s respective registration statement.

In October 2005, the Company issued 40,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $29,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 130,859 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $98,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 54,695 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $41,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 53,000 shares of its common stock to a financial consulting firm for services.  The value of the shares totaled approximately $40,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 32,857 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $21,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 17,821 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 6,087 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $5,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $4,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

        In October 2005, the Company issued 14,000 shares of its common stock to a financial consulting firm for services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 14,000 shares of its common stock to a law corporation in lieu of cash for legal services previously provided. The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 7,143 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $4,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 18,182 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 11,000 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $6,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 20,175 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 25,000 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $14,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 200,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 100,000 shares of its common stock to an employee for services.  The value of the shares totaled approximately $54,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 5,974 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $2,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 190,942 shares of common stock upon conversion request made by holders on the Company’s Series A Convertible Preferred Stock. The transaction reclassified approximately $162,000 of value from Preferred Stock to common stock.

In January 2006, the Company issued 31,081 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $12,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 28,571 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $12,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 77,500 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $30,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

        In January 2006, the Company issued 369,525 shares of its common stock to an employee in lieu of cash for services.  The value of the shares totaled approximately $122,000, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 35,000 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $15,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2006, the Company issued 11,755 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Year ended December 31, 2004 compared to year ended December 31, 2003

The data presented for the years ended December 31, 2004 and 2003 has been adjusted from their original year-end presentation to reflect the subsequently discontinued operations of both Quality Botanical Ingredients and Xcel Medical Pharmacy.

Net Sales. Our consolidated net sales for the years ended December 31, 2004 and 2003 totaled $67,204 and $122,655, respectively. The decrease in net sales is due to changes to BioSelect’s revenue model from wholesale to retail distribution.

In the fourth quarter of 2004, the pharmaceutical group launched initiatives targeting at the growing Hormone Replacement Therapy (“HRT”) market. The HRT market represents high margin opportunities while avoiding the fiscal reliance on reimbursement programs. The Company expects this revenue source to be an area of significant growth in 2005.

The research and development group has completed its development of five patented over-the-counter medicinal formulations to address; pain and inflammation, cold and flu, cough suppression, decongestion, and anti-histamine relief. In addition, the group has developed specialized cosmetic and HRT base creams, including the first natural and gender-specific base cream products, for the Company’s current and future customers. The research and development group accounts for approximately two percent of the Company’s net sales.

Cost of Goods Sold. Cost of goods sold for the years ended December 31, 2004 and 2003 totaled $20,539 and $53,802, or 30.6% and 43.9% of net sales respectively. This resulted in gross profits totaling $46,665 and $68,853, or 69.4% and 56.1% of net sales for the years ended December 31, 2004 and 2003, respectively.

Selling, General and Administrative. Total selling, general and administrative expenses for the years ended December 31, 2004 and 2003 totaled $4,593,856, or 8,315% of net sales, and $3,583,435, or 2,922% of net sales, respectively.

	Years Ended December 31,
	2004		2003
	Amount	% Sales	Amount	% Sales
Salary and payroll expense	$627,286	933%	$1,094,768	893%
Legal and consulting fees	2,560,039	3,809%	1,607,149	1,310%
Accounting and tax fees	188,248	280%	77,123	63%
Depreciation and amortization	195,883	291%	286,224	233%
Research and development	6,521	10%	49,594	40%
Penalties	611,434	910%	175,528	143%
Other selling, general and administrative expenses	404,445	602%	293,049	240%

Total selling, general and Administrative expenses	$4,593,856	6,835%	$3,583,435	2,922%

Salary and payroll expense includes salaries, taxes, vacation earnings and bonuses for the years ended December 31, 2004 and 2003. In 2003, approximately $552,000 of total salary expense was paid by the issuance of our common stock and therefore did not affect cash flows. Messrs. Tannous and Glaser, our officers and major shareholders, received shares of common stock having an approximate combined value of $300,000 in lieu of cash as compensation for accrued salaries.

Legal and consulting fees increased to 3,810% of net sales or $2,560,039 in 2004 and include fees paid to consultants for investor relations services including providing financial communication programs, increasing general market awareness, educating retail brokers and institutional networks, assisting management with the development of strategic approaches to accessing the equity and debt markets, and identifying and reviewing potential acquisition candidates and fees paid for legal services provided. Consulting expenses also include fees paid to consultants relating to the business development of Health Sciences Group and our subsidiary company, BioSelect. These services include developing corporate strategies, planning for our anticipated commercialization of new products, formulating and evaluating potential corporate options. Approximately $1,953,000 and $1,387,000 were non-cash charges incurred for legal and consulting services through the issuance of common stock, common stock options and common stock warrants for the years ended December 31, 2004 and 2003, respectively. We expect to continue to increase market awareness, continue to develop our strategic approaches, perform due diligence on acquisition candidates and acquire them accordingly. However, we plan to reduce the related consulting expenses by using internal resources as much as possible.

In 2004, with the successful approval of our pending patent applications, intellectual property amortization expense increased from approximately $24,000 for the year ended December 31, 2003 to approximately $76,000 for the year ended December 31, 2004. Significantly all capitalized loan fees were fully amortization during 2004.

Accounting and tax fees totaled approximately $188,000 and $77,000 for the years ended December 31, 2004 and 2003, respectively. Accounting fees increased as a result of additional work required to review a series of pending registration statements along with additional audit procedures performed on the issuance of Series B Preferred Stock, the disposal of QBI and the additional accounting requirements required by new legislation and accounting regulations such as Sarbanes-Oxley.

The year over year increase in penalty expenses is directly attributable to an approximate $367,000 increase in penalties related to delinquent registration statement filings. These penalties are to be settled through issuances of the company’s common stock.

Other selling, general and administrative expenses include such items as delivery and freight costs, office supplies and services, rent, travel, and utilities.

Selling, general and administrative expenses for our subsidiary company, BioSelect, totaled approximately $1,233,000 or 1,834% of net sales and $276,000 or 225% of net sales for the years ended December 31, 2004 and 2003, respectively.

Loss from Discontinued Operations. Per Statement of Financial Accounting Standards No. 5 “Accounting for Contingencies,” the Company has recognized an approximate expected loss of $2,077,000 on both the disposal of assets held for sale and certain assets and capitalized costs whose future economic value has been determined to be unrealizable. This loss effectively reduces the carrying value of those assets identified with the discontinued operations to the realized fair market value established in January during the entity’s liquidation auction. The assets contributing to the loss include:

Amount
Accounts receivable, net	$110,146
Inventory, net	1,234,920
Fixed assets, net	680,004
Capitalized loan fees, net	31,577
Security deposits	20,168

Total loss from discontinued operations	$2,076,815

Other expenses. Interest expense totaled approximately $691,000 and $795,000 for the years ended December 31, 2004 and 2003, respectively and includes interest paid on lines of credit, notes payable and amortization of discount on the sale of convertible debentures and the issuance of convertible preferred stock. Amortization of discounts on debentures and preferred stock are non-cash expenditures that represent the interest cost associated with issuing the convertible debentures and preferred stock with warrants and the intrinsic value of the beneficial conversion feature, which totaled approximately $558,000 and $704,000 for the years ended December 31, 2004 and 2003 respectively. Other non-cash expenditures included in interest expense total approximately $130,000 and $85,000 for the years ended December 31, 2004 and 2003, respectively and relate to discounts on notes payable and the value of the issuance of common stock due to a price adjustment provision.

The change in fair value of warrant liability totaled approximately $747,000 and ($678,000) for the years ended December 31, 2004 and 2003 respectively, and represents the change in fair value of warrants issued with registration rights to various professionals and the purchasers of our preferred stock. At the date of issuance, we did not have an effective registration statement and, therefore, recorded the value of the warrants issued at the date of grant as a liability. The change in fair value is included as an expense on our statement of operations. In October 2003, one of our registration statements became effective and, as a result, approximately $652,000 of the warrant liability was recorded in stockholders’ equity. The December 31, 2004 balance of approximately $2,603,000 and any increase or decrease in fair value will be recorded in stockholders’ equity at the date our second registration statement becomes effective. We anticipate the effective date to be in the fourth quarter 2005.

Loss from Continuing Operations. Loss from continuing operations, including impairment, for the years ended December 31, 2004 and 2003 totaled approximately ($5,444,000) or (8,100%) of net sales and approximately ($4,987,000) or (4,066%) of net sales, respectively. Non-cash charges that contributed to the losses included asset impairments, services and financing costs associated with our debt and equity financing transactions and the issuance of registered shares without an effective registration statement as previously discussed.

Approximately $1,517,000 of the loss from continuing operations in 2004 versus $1,027,000 of the loss in 2003 resulted from the issuance of our common stock, common stock purchase warrants and options granted to consultants who provided us with business development, public and financial relations, and raising additional debt or equity financing and penalties. Additionally, approximately $558,000 in 2004 and $704,000 in 2003 is due to the amortization of discounts on our convertible debentures and preferred stock.

Net loss for the years ended December 31, 2004 and 2003 for the subsidiary company operations totaled approximately ($1,187,000) and ($371,000) or (1,766%) and (302%) of net sales, respectively. There can be no assurance that we will ever achieve profitability or that a stream of revenues can be generated and sustained in the future.

Discontinued Operations. Loss from discontinued operations for the years ended December 31, 2004 and 2003 totaled approximately ($4,999,000) or (7,438%) of net sales and ($2,432,000) or (1,983%) of net sales, respectively. The loss from discontinued operations for the year ended December 31, 2004 includes the approximate ($2,077,000) contingent loss from the disposal of assets and capitalized costs noted above.

Capital Resources and Liquidity

Assets. Our current assets from continuing operations totaled approximately $284,000 and $299,000 at December 31, 2004 and 2003, respectively. Total assets were approximately $4,401,000 and approximately $10,985,000 at December 31, 2004 and 2003, respectively and include approximately $491,000 and $7,311,000 of assets held for sale as a result of discontinued operations at December 31, 2004 and 2003, respectively.

At December 31, 2004, our assets from continuing operations consisted primarily of net patents and licenses totaling approximately $3,596,000, and net accounts receivable totaling approximately $7,000, and cash on hand of approximately $241,000. At December 31, 2003, our assets from continuing operations consisted primarily of net patents and formulas totaling approximately $3,276,000, inventory of approximately $4,000, net accounts receivable totaling $14,000 and cash on hand of $265,000.

Assets held for sale from discontinued operations totaled approximately $491,000 and 7,311,000 at December 31, 2004 and 2003, respectively.

	Assets Held for Sale at December 31,
	2004	2003
	Amount	Amount
Accounts receivable, net	$246,000	$1,841,000
Inventory, net	68,000	2,582,000
Prepaid expenses	-	166,000
Fixed assets, net	177,000	1,395,000
Other assets	-	1,327,000

Total assets held for sale	$491,000	$7,311,000

Liabilities and Working Capital. Our current liabilities from continuing operations totaled approximately $2,234,000 and approximately $537,000 at December 31, 2004 and 2003, respectively. This resulted in working capital deficit of approximately ($1,950,000) and approximately ($238,000) at December 31, 2004 and December 31, 2003, respectively. Total liabilities were approximately $10,522,000 and approximately $10,322,000 at December 31, 2004 and 2003, respectively and include approximately $3,880,000 and approximately $5,823,000 of liabilities held for sale as a result of discontinued operations at December 31, 2004 and 2003, respectively.

Increases in current liabilities from continuing operations are significantly attributable to the convertible debenture obligation being reclassified from long term to current, payroll tax obligations, dividends payable and accrued expenses. Increases in long term liabilities from continuing operations were due to fair market value changes in the warrant liability and the sale of Series B Preferred Stock, which is to be settled in our registered common stock.

At December 31, 2004, our liabilities from continuing operations consisted primarily of accounts payable and accrued expenses totaling approximately $1,198,000, warrant liability of approximately $2,603,000, convertible preferred stock totaling $1,805,000, convertible debentures of $607,000, notes payable - including notes payable to shareholders - totaling $55,000, delinquent payroll taxes due of approximately $205,000 and dividends payable of approximately $170,000.

At December 31, 2003, our liabilities from continuing operations consisted primarily of accounts payable and accrued expenses totaling approximately $399,000, warrant liability totaling $2,319,000, convertible preferred stock totaling $1,131,000, net convertible debentures totaling $512,000, payroll taxes due of approximately 95,000 and dividends payable of approximately 19,000.

Liabilities held for sale from discontinued operations totaled approximately $3,880,000 and $5,823,000 at December 31, 2004 and 2003 respectively.

	Liabilities Held for Sale at December 31,
	2004	2003
	Amount	Amount
Account payable and accrued expenses	$1,653,000	$2,170,000
Line of credit	1,877,000	3,102,000
Notes payable	354,000	445,000
Capital leases payable	67,000	106,000

Total liabilities held for sale	$3,880,000	$5,823,000

Cash Requirements and Additional Funding

We generated financial growth primarily through cash flows provided by financing activities. In 2004 and 2003, financing activities generated net cash of approximately $820,000 and $3,295,000, respectively. Gross proceeds totaling approximately $1,960,000 were received during the year ended December 31, 2004 were derived from the sale of our common stock, $250,000, preferred stock, $750,000, approximately 256,00 in loans from officers and approximately $704,000 from the exercise of options and warrants. Cash flows used by financing activities were primarily payments issued on our notes payable ($224,000), expenses related to the equity transaction, approximately ($158,000), and cash used by discontinued operations, approximately ($758,000). Gross proceeds totaling approximately $3,935,000 were received during the year ended December 31, 2003 from the sale of our preferred stock, $2,000,000, debentures, $800,000, common stock, approximately $338,000, loans from shareholders, $35,000, from discontinued operations, approximately $626,000, and the exercise of options and warrants, approximately $136,000. Cash flows used by financing activities were primarily payments issued for loan fees ($100,000) payments on notes payable ($198,000), and approximately ($342,000) in expenses related to the equity offerings.

Convertible Debentures

In February 2003, we sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement to Brivis Investments, Ltd. (“Brivis”) and to Stranco Investments, Ltd. (“Stranco”). Additionally, we issued 571,428 of Common Stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest is due on February 24, 2004. The notes are collateralized by a second position in substantially all assets of the Company and 1,000,000 shares owned by the officers and major shareholders of the Company. The debentures can be converted at $0.525.

Additionally, we granted 85,712 stock purchase warrants to two consultants unrelated to us for consulting services relating to the convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $71,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s Common Stock of 142%; and a term of five years.

We previously registered the shares of Common Stock underlying the convertible debentures and warrants issued to Brivis, Stranco, the consultants, 1,000,000 shares of Common Stock belonging to Messrs. Tannous and Glaser, pledged as collateral to the convertible debenture holders and 150,000 shares of Common Stock issued to a legal services firm for legal services. Brivis and Stranco have assigned their rights to Cedar Crescent Holdings, Inc.

In May 2003 we sold one year, $500,000 12% convertible debentures pursuant to a Securities Purchase Agreement to Castlerigg Master Investments, Ltd. (“Castlerigg”), convertible into 588,235 shares of our Common Stock. In addition we issued to Castlerigg 5 year warrants to purchase 588,235 shares of our Common Stock, exercisable at $1.25 per share. In connection with the transaction, we issued identical warrants for 88,235 shares to Vestcom. We also entered into a Registration Rights Agreement with Castlerigg pursuant to which we registered the Common Stock underlying the 12% debentures and the warrants. The Registration Rights Agreement with Castlerigg prohibits us from registering any other shares for 90 days, as does the Registration Rights Agreement with Brivis and Stranco. These Registration Rights provisions conflict with our obligation to register the shares underlying the Series A Convertible Preferred Stock and the warrants issued in connection with the Series A Convertible Preferred Stock.

In September 2004, the Company revalued the exercise price for the warrants issued to a debenture holder pursuant to a subsequent financing agreement. The revaluation changed the exercise price from the original $1.25 to $1.10.

Private Placement - Series A Convertible Preferred Stock

In Fall 2003, the Company completed a Private Placement offering to accredited investors for the sale 2,352,948 units of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) and one warrant to purchase one share of common stock at a purchase price of $0.85. As a result, the Company issued 2,352,948 shares of its 5,000,000 authorized shares of preferred stock, which has a par value of $0.001. The Series A Preferred stock converts into shares of the Company’s common stock at $0.85 per share on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the Closing Date, the Company’s common stock trades at a closing bid price greater than $4.00 for 20 consecutive days. The Holders of the Series A Preferred stock are entitled to receive dividends at 8% per annum payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock, at the end of each calendar quarter and three years from the date of closing. Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.10 per share. The warrants expire three years from the date of closing. This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,663,000.

Additionally, the Company granted 941,177 stock purchase warrants to Spencer Trask Ventures, Inc. for services relating to the sale of the preferred stock. Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.03. The warrants expire in August 2008. Spencer Trask Ventures, Inc., also received a 3% non-accountable expense allowance and 500,000 shares of Common Stock for consulting services.

Private Placement - Series B Convertible Preferred Stock

In April 2004, the Company commenced a Private Placement to two institutional investors for the sale of 30 units, of its 130 authorized shares, of Series B Convertible Preferred Stock (“Series B Preferred”) which has a par value of $0.001 per share and a face value of $25,000 per share. Each unit includes one share of preferred stock convertible into 29,412 shares of common stock, one warrant to purchase 14,706 shares of common stock at a purchase price of $1.25 per share (“Series B Warrants”) and one warrant to purchase 14,706 shares of common stock at a purchase price of $1.50 per share (“Series C Warrants”). The Series B Preferred has no voting rights. The common stock into which the Series B Preferred is convertible shall, upon issuance, have all of the voting rights as the Company’s other issued and outstanding Common Stock.

The Company granted 44,118 Series B Warrants and 44,117 Series C Warrants to various consultants for services relating to the sale of the preferred stock. Each Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25 per share. Each Series C Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share. Both the Series B and C Warrants expire in April 2009. The estimated value of the warrants totaled approximately $92,000 at the date of issuance.

Securities Purchase Agreements

In February and March 2003, we entered into Securities Purchase Agreements providing for the sale of 224,546 units, comprised of 224,546 shares of the Company’s Common Stock and 224,546 Common Stock purchase warrants at $0.55 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.00. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants totaled $123,500. We have agreed to register the shares of Common Stock included in the units and underlying the warrants.

In April 2003, we entered into Securities Purchase Agreements providing for the sale of 110,000 units, comprised of 110,000 shares of the Company’s Common Stock and 110,000 Common Stock purchase warrants at $0.90 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of Common Stock at an exercise price of $1.25. The warrants expire three years from the date of grant. Net proceeds from the sale of shares and warrants through April 8, 2003 totaled $93,600. We have agreed to register the Common Stock included in the units and the warrants.

The Company entered into a Securities Purchase Agreement in September 2004, providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share. For each share purchased, the buyer also received one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 within five years from the date of grant. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933. This financing also includes a “Green Shoe” provision entitling the investors to purchase up to an additional $250,000 of common stock and attached warrant on the same terms for a period one hundred and twenty days following the effective date of closing.

In May 2003, the Company issued convertible debentures and 588,235 common stock warrants to this same investor group. In connection with the September 2004 Security Purchase Agreement, the Company has restated the per warrant exercise price for all 588,235 warrants previously issued and held by those investors from $1.25 to $1.10. Per SFAS No. 123 “Accounting for Stock-Based Compensation” the Company effectively repurchased the original warrant and concurrently issued a new warrant under the terms of the original agreement. The Company calculated the difference in value of the new warrant versus the value of the original warrant on the transaction date using the Black-Scholes model and recognized the difference of approximately $7,000 as debenture obligation with an equal discount that will be amortized over the remaining life of the instrument.

The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Failure to adhere to each of the filing requirements the Company will incur penalties of two percent, 2%, of the purchase price.

In March 2005, we negotiated the sale of equity securities of up to $2,400,000. We believe that cash on hand will be sufficient to meet our anticipated needs for working capital, capital expenditures and business development for the next twelve months. Even with this financing, the failure to obtain future debt or equity financing could have a substantial adverse effect on our business and financial results, and we may need to delay the purchase of additional companies. Although we have historically relied upon financing provided by our officers and directors to supplement operations, they are not legally obligated to provide the Company with any additional funding in the future.

In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when it approaches a condition of cash insufficiency. The sale of additional equity securities, if accomplished, may result in dilution to our shareholders. We cannot assure shareholders, however, that financing will be available in amounts or on terms acceptable to us, or at all.

The following table summarizes our contractual obligations from continuing operations at December 31, 2004:

Contractual Obligation	Total	Less Than One Year
Notes payable to shareholders	$55,000	$55,000
Operating leases	33,000	33,000
Convertible debentures	660,000	660,000
Employment contract - Glaser	190,000	190,000
Employment contract - Tannous	190,000	190,000

Total contractual cash obligations	$1,128,000	$1,128,000

The operating leases for our offices and employment contracts are expected to be paid either with cash generated from operations or from financing activities. The repayment of principal on the notes payable to shareholders will either be paid by cash generated from operations or from financing activities. The convertible debentures are expected to be converted into shares of our common stock pursuant to the agreements, resulting in additional issuances of our common stock. In 2004, cash used for operating activities totaled ($1,812,000) while cash generated from financing activities totaled $1,578,000. In 2003, cash used for operating activities totaled ($2,561,000) while cash generated from financing activities totaled $2,668,000.

Additionally, our other principal commitments consist of agreements with various consultants who will provide us with business development, public and financial relations, and raising additional debt or equity financing in exchange for stock of the Company or a portion of proceeds from the sale of stock. The amount due is based on the fair market price of our stock on the date the transaction is consummated and the value of the transaction.

Recently Issued Pronouncements

In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) No. 51.” This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements”, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (“FIN 46R”), which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004. The Company does not expect the adoption of this pronouncement to have a material impact to the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The adoption of SFAS No. 149 had no material impact on the Company’s consolidated financial position, results of operations or stockholders’ equity.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise was effective after June 15, 2003. The adoption of SFAS No. 150 had no material impact on the Company’s consolidated financial position, results of operations or stockholders’ equity.

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), “Employer’s Disclosures about Pensions and Other Post Retirement Benefits - an amendment to FASB Statements No. 87, 88, and 106.” This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost. This statement also calls for certain information to be disclosed in financial statements for interim period. The disclosures required by this statement was effective for year ending after December 15, 2003. The adoption of this pronouncement did not have a material impact on its consolidated financial position or results of operations.

In December 2003, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinded the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company's results of operations or financial condition.

In January 2004, the FASB issued FASB Staff Position No. FAS 106-1 (“FSP 106-1”), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003,” (the “Act”). FSP 106-1 addresses the accounting impact of the Act, which was signed into law on December 8, 2003. Among other features, the Act introduces a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retiree health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Companies sponsoring affected postretirement benefit plans may elect to defer recognition of the impact of the Act until (1) final FASB guidance on accounting for the federal subsidy provision of the Act is issued, or (2) a significant event calling for re-measurement of a plan’s assets and obligations occurs. FSP 106-1 was effective for interim or annual financial statements of years ending after December 7, 2003. The adoption of this pronouncement did not have a material impact on its consolidated financial position or results of operations.

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments were effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements were effective for annual periods ending after June 15, 2004.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. . The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152). The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged  The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position, as the Company doe not engage in these sorts of transactions.

In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.” The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement was applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and the impact was not significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.  Neither of these affected the Company as it does not participate in the related activities.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment”(“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

        In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on their financial position, results of operations and cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on the our financial position, results of operations or cash flows.

BUSINESS

General

Health Sciences Group, Inc. (the “Company”), a Delaware corporation, is an integrated provider of innovative products and services to the nutraceutical and cosmeceutical industries offering value-added ingredients, bioactive formulations, and proprietary technologies used in nutritional supplements, functional foods and beverages, and skin care products. Its subsidiaries include BioSelect Innovations, which develops and sells products based on proprietary technologies in the areas of topical and transdermal drug delivery, and Swiss Research, Inc., a company which markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management

We strive to differentiate ourselves through the use of:

•	Proprietary/patented technologies;
•	Pharmaceutical research and/or clinical trials; and
•	Strategic marketing and distribution partnerships

We identify, develop and commercialize nutritional products and functional food ingredients derived from natural sources to provide consumers and health professionals with preventive healthcare alternatives. We plan to leverage the exclusive and proprietary benefits of our internally developed and patented products and recently acquired licenses to increase sales through national and international channels as we endeavor to maximize our earnings potential. We envision building Swiss Research and Swiss Diet into leading brand names while offering new and innovative products and functional ingredients that promote a positive health benefit for a wide variety of consumer needs in the dietary supplement, food and beverage, and personal care segments of the natural care industry.

Corporate Background

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. On June 20, 2005 the Company’s shareholders approved a resolution to reincorporate the Company in Delaware. Health Sciences Group, Inc. is an integrated provider of innovative, science-based products and ingredients to customers in the nutrition, skin care, and food and beverage industries.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation for approximately $4.4 million.

On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for approximately $1.5 million. Quality Botanical Ingredients is a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics.

In October 2004, the Company acquired Polymann Technologies, Inc. (“PTI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange for approximately $810,000. PTI holds a license to a patented technology known as Low Molecular Weight Polymannuronate, a clinically proven and natural cholesterol reducing product.

In November 2004, the Company acquired Apple Peel Technologies, Inc. (“APTI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange for approximately $830,000. APTI holds a license to a patented technology that has been shown to reduce cellular damage caused by free radicals.

On December 24, 2004, the Company executed an asset purchase agreement to acquire Swiss Research, Inc. for approximately $300,000 and a warrant for 150,000 shares exercisable at $1.00 per share, a warrant for 150,000 shares exercisable at $2.00 per share and a warrant for 150,000 shares exercisable at $3.00 per share subject to certain conditions. Swiss Research markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management. Under the Asset Purchase Agreement we are required to pay royalties of up to 2% net sales of Swiss Research products and a one-time payment of 50,000 shares. This transaction was completed in August, 2005.

Discontinued Operations

On October 20, 2004, the Board of Directors of the Company elected to discontinue operations of its wholly-owned subsidiary, QBI. Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation. Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations. At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action. The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes the Company’s continuing operations will not be adversely affected by this action. Management expects to increase its focus on the development and acquisition of proprietary products and technologies in order to boost operating margins and achieve long-term profitability.

In May 2005, management determined that its pharmaceutical operations, Xcel HealthCare, Inc. were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations and lay off its employees in order to conserve cash.  Efforts are currently underway to sell its pharmaceutical operations to several interested parties.

BUSINESS STRATEGY

Our objective is to become a recognized leader in providing innovative and proprietary products and ingredients that promote a positive health benefit for a wide variety of consumer needs in the dietary supplement, food and beverage, and personal care segments of the nutraceutical industry. To achieve our objective, we intend to:

Build Consumer Base and Brand Awareness through Advertising and Promotional Activities. We intend to achieve consumer awareness of and create a demand for our products through advertising and promotional activities in conjunction with the establishment of distribution channels. We believe that one of the most effective marketing tools is product sampling combined with the dissemination of educational information explaining the nutritional qualities of our products. Accordingly, we intend to sponsor sporting events and tours and participate in musical events, festivals, health fairs, and charitable events. In addition, we anticipate increasing our advertising and marketing budget as we increase emphasis on television advertising.

Promote the Proprietary, Science-based Qualities of our Products. The proprietary qualities of our products are important to significant consumer segments including the fitness, weight management and therapeutic markets. We intend to advertise in health and fitness magazines, in health-oriented publications and in various other magazines with wider circulation to promote consumer interest within these markets. We expect to distribute educational materials that promote interest in our brand and our products.

Introduce New Products and Product Line Extensions. Although we are initially focusing on a few products, we intend to introduce further extensions of our products, which may include functional food and beverages. We also intend to introduce related new products.

Acquire Complementary Companies or Product Lines. To grow sales outside of existing product lines and related products, we will consider strategic acquisitions. We intend to focus on acquisitions of product lines or companies with product lines that are marketed to the nutraceutical and cosmeceutical markets. We may also consider possible acquisitions of or investments in manufacturers of foods and beverages

Attract and Retain Quality Employees. We recognize the need to continue to attract and retain quality employees. We intend to target established leadership bases for growth in both existing and new markets, enhance our infrastructure to create an atmosphere of teamwork and cooperation, improve reward and recognition, and develop more interactive training programs.

Enter New Markets. We believe that, in addition to the North American market, significant growth opportunities continue to exist in international markets. New markets will be selected based on an assessment of several factors, including market size, anticipated demand for our products, receptivity to network marketing, and ease of entry, which includes consideration of possible regulatory restrictions on the products or network marketing system. We expect to register certain products with regulatory and government agencies in preparation for international expansion.

PRODUCT OVERVIEW

We focus on delivering a complete wellness program and way of life to our customers through our diverse product portfolio. Our products are designed to appeal to the growing number of consumers who seek to live a healthy lifestyle. We offer products in four categories which address (i) diet and weight management; (ii) cholesterol and heart health; (iii) personal care and wellness; and (iv) diabetes and chronic disease management. We currently focus on marketing approximately 25 products as well as literature and promotional materials designed to support our distributors. Some of our products are often sold in programs, which are comprised of a series of related products designed to achieve a common wellness or health result, simplify weight management and nutrition for our consumers and maximize our distributors' cross-selling opportunities.

Products and Brand Names

Pursuant to the Asset Purchase Agreement, as amended we have commenced to market the Swiss Research products addressing weight loss, cholesterol reduction, diabetes management and arthritis relief, all of which we refer to as “wellness” products. These products are marketed under the following brands:

•   + Swiss Research™
•   + Swiss Research™ Rx; and
•   + Swiss Diet™

The Swiss Diet™ line features Shugr™ - a natural, zero-calorie, diabetes-friendly sugar substitute (made from a proprietary blend of erythritol, tagatose, maltodextrin and a trace of sucralose) that tastes like sugar and cooks like sugar. We also offer our Swiss Diet™ Weight Loss Capsules, Calorie Minus™ peppermint wafers for fat absorption, Slim Support™ capsules for craving control, Slim Source™ nutritional energy drink mix, and Meal Source™ meal replacement powdered drink mix. All products are made with high quality ingredients and manufactured under strict GMP standards.

The Swiss Research™ line features Sequestrol™, a natural nutritional supplement clinically-proven to assist in the reduction of cholesterol. Other unique and innovative products under development include Cell Source - a proprietary joint restoration formulation with Collagen Type II, and Aplevia™ - an ultra-powerful antioxidant derived from apple peels.

Shugr™

Shugr™ is a natural, zero-calorie sugar substitute, made from a proprietary blend of erythritol, tagatose, maltodextrin and a trace of sucralose. Erythritol occurs naturally in many fruits and vegetables, maltodextrin comes from corn starch, and tagatose provides added sweetness and prebiotic fiber which aids in digestion. Shugr's unique formulation results in a sweet taste that is remarkably like cane sugar without any aftertaste typically associated with zero-calorie sweeteners. Shugr tastes like sugar and cooks like sugar. Shugr™ has a patent pending and its ingredients have a GRAS (Generally Recognized as Safe) designation for food safety as determined by the U.S. Food & Drug Administration (FDA). We have commenced distribution of Shugr™ through Vitamin Shoppe and General Nutrition Centers, both national retail vitamin chains.

We recently received a letter from Merisant Company, the holder of the rights to EqualTM, alleging that Shugr™ contains sucralose as its primary sweetening agent and therefore Shugr™ is not “natural” in any sense of the word. Swiss research has rejected these allegations as being without basis because the amount of Sucralose contained in Shugr™ is so small that if sucralose was the primary sweetening agent, Shugr™ would not be a viable commercial product. In response Merisant has requested additional information. As no formal threat of litigation has been made by Merisant, we are unable to evaluate the consequences of such litigation should it arise.

Sequestrol™

Sequestrol™ is a proprietary nutritional supplement and functional ingredient which is clinically proven to assist in the reduction of low-density lipoprotein (LDL) cholesterol and triglyceride levels. Its advanced formulation utilizes low molecular weight polymannuronate naturally derived from brown seaweed and kelp using a patented extraction method. In several clinical studies, Sequestrol™ was found effective in reducing serum and liver cholesterol by more than 20% as well as controlling serum and liver triglyceride levels.

Weight Loss Capsules

The SwissDiet™ weight loss formulation, which is all natural and stimulant free, uses herbal and thermogenic ingredients that provide a safe and effective weight loss solution. The natural fiber from oats boosts body energy while the amino acids from mung bean help preserve body muscle tissue while body fat is being burned. B Vitamins add power while chelated minerals absorb into body organs giving vital support. An herbal blend of green tea (low caffeine), garcinia cambogia, bitter melon, Siberian ginseng root and cayenne pepper stoke thermogenesis. White kidney beans help block starches, while alpha lipoic acid and pyrubate help fat burning. L-carnitine facilitates metabolism increases.

Calorie Minus™

Calorie Minus™ is a proprietary chewable tablet that, when taken after each meal, prevents up to 28% of fat from being absorbed. It is an all-natural formulation made from rare plant fibers that bind and prevent fats from being absorbed into the body. Calorie Minus™ contains no stimulants and has no known side-effects. Should be taken within 30 minutes to one hour after eating a meal consisting of fatty foods.

Slim Support™

SlimSupport™ is a proprietary herb formula that helps the body realize that it is full which helps prevent overeating and reduces cravings for high caloric foods. Bupleurum, the principle herb of this formula, is used with scute to provide balance and assist detoxification to the gall bladder. Rhubarb and aurantium immaturus provide balance and detoxification to the stomach and assist in keeping the user with regular bowel movements. White peony, combined with the rhubarb helps relieve abdominal discomfort due to constipation and provides a feeling of well-being. Pinellia dissolves and helps detoxify the body. Jujube and fresh ginger assist in balancing all the herbs in this formula for easy digestion and absorption. Gleditsia fruit helps break-up fat. Finally, green tea and gotu kola are added to increase the basal body metabolism and to burn excess fat.

Slim Source™

SlimSource™ is an all-natural weight loss drink that is low in calories with zero fat, zero cholesterol and low sodium. The proprietary formulation includes RDA vitamins, chelated minerals and an herbal thermogenic formula that burns fat and cuts the hunger cravings. The RDA vitamins help to keep the immune system healthy and promote cell growth while quick absorbing chelated minerals keep digestion, circulation and the skeletal system functioning optimally during caloric reduction. Soy protein keeps the body's energy level up to prevent occasional fatigue while burning fat. Choline inositol is a proven brain nutrient that keeps you mentally sharp and focused during weight loss. SlimSource™ contains an exclusive and proprietary blend of ancient, proven, natural, traditional use herbs that signals brain chemistry and reduces hunger cravings.

Meal Source™

MealSource is the super green food drink containing twenty two essential green vegetables and rich fruits which helps regulate metabolism for healthy weight management, powerful anti-oxidants help build healthy cells and naturally detoxify and cleanse organs. MealSource™ contains sprouted wheat and quinoa, oatgrass, spirulina, soy and rice protein, ginger, apple fiber, carrot and beet juice, royal jelly, ginseng, stevia, bee pollen, pumpkin, chia and flax seed, probiotic and lecithin.

Cell Source™

Cell Source™ is a proprietary joint restoration formulation with Collagen Type II which provides clinically-proven maximum pain relief for joint health and flexibility. It assists in regained mobility as it refurbishes cartilage in the bone end of joints, consisting of the same cellular structure, Collagen Type II. Working in concert with Collagen Type II is a proprietary formula containing Hyaluronic Acid (HA), which lubricates connective tissue cells and increases synovial joint fluid for maximum flexibility and fights pain-causing inflammation.

Transdermal HRT Creams

Our transdermal base creams are designed for use in hormone replacement therapy (HRT). The gender-specific formulations include top-grade herbal extracts and antioxidants. All of our products are cosmetically elegant with consistent viscosity and texture and produced without the use of dyes or fragrances.

PRODUCT MANUFACTURING

We use third-party vendors to produce our finished nutraceutical (such as capsules, tablets, liquid products, bars, powders and soft-gels) and our personal care products. These third-party vendors and manufacturers produce and, in most cases, package these products according to formulations developed by or in conjunction with our in-house product development team. Our contract manufacturers’ facility is registered with the FDA as a pharmaceutical facility, consistent with a facility that manufactures nutraceutical products and over-the-counter personal care products.

We place a strong emphasis on quality control because we believe that quality standards play a critical factor in consumer purchasing decisions and in differentiating the Swiss Research and Swiss Diet brands. All of our products will be manufactured in accordance with current Good Manufacturing Practices ("GMPs"). Outsourcing key products is designed to allow us to enhance production flexibility and capacity while substantially reducing capital expenditures and avoiding the costs of managing a production work force, and to leverage working capital, transfer risk, and focus its energy and resources on marketing and sales. This facility employs qualified staff to develop, implement and maintain a quality system that we believe is consistent with requirements under drug-level GMP’s.

The selected contract manufacturer will manufacture our products under formulations that we own. They will be prohibited from producing products for any other customers using our formulas. In addition, the selected contract manufacturer is contractually prohibited from producing products based on our organic functional nutrition concept for any other customer, with limited exceptions. Product will be shipped to locations throughout the nation from their centrally located warehouse facility.

We believe that the selected contract manufacturer will have the capacity to fulfill our planned production needs for at least the next twelve months. In addition, we believe that the manufacturer is willing to increase capacity to meet our additional production needs, if necessary. If our growth exceeds the production capacity of the selected contract manufacturer, or if they were unable or unwilling to continue production, we believe we could locate and qualify other contract manufacturers to meet our production needs.

QUALITY ASSURANCE

We require all raw materials or finished products produced by third party vendors to be placed in quarantine upon receipt before release by our quality control laboratory. We conduct sample testing, weight testing, purity testing, dissolution testing and, where required, microbiological testing. When materials are released from quarantine, each lot is assigned a unique lot number which is tracked throughout the manufacturing process. Materials are blended, tested and then encapsulated or formed into pills which may or may not be coated. We routinely perform qualitative and quantitative quality control procedures on its finished products.

Our contract manufacturer is expected to produce and package our products in accordance with the Standard Operating Procedures for Good Manufacturing Practice by the FDA. All raw materials are purchased from approved suppliers and inspected by the contract manufacturer as they are received into the production facilities. Raw materials are then labeled to indicate their source of supply, lot number, and date of receipt, and samples of the raw materials are kept for two years from the date received. The ingredients are mixed into batches under the supervision of two quality assurance contract manufacturer employees to verify adherence to our formulations and ensure taste consistency. The finished products are weighed, wrapped, and date coded. After each production run, samples are analyzed to test the product for micro-impurities and to ensure accurate labeling.

SALES & MARKETING

Nutritional products are distributed through six major sales channels. Each channel has changed in recent years, primarily due to advances in technology and communications that have resulted in improved product distribution and faster dissemination of information. The major sales channels are as follows:

•   Mass market retailers - mass merchandisers, drug stores, supermarkets, and discount stores;
•   Natural health food retailers;
•   Network marketing;
•   Healthcare professionals and practitioners;
•   Mail order; and
•   The Internet.

We expect to distribute its products through several specialty retail and direct-to-consumer sales channels including (i) direct response radio and television, (ii) healthcare professionals and practitioners, (iii) mail order; and (iv) the Internet.

We plan to build the Swiss ResearchTM and Swiss DietTM brand names within multiple channels of distribution in order to develop increased brand awareness and strong brand recognition among consumers seeking products with a reputation for high quality and efficacious results. We plan to position our products within the specialty retail and direct-to-consumer distribution channel as high quality products using proprietary, pharmaceutical grade ingredients supported by clinical data which presents a positive health benefit. Our marketing strategy has the following three main components:

Product Branding and Wellness. Our underlying initiative is to build a reputation as a company that is focused on a complete wellness program and way of life. We believe we are ideally positioned to take advantage of current consumer trends indicating that individuals are turning more and more to nutritional supplements for weight loss, fitness and age-related health concerns. We plan to undertake an advertising, public relations and branding campaign. Our goal is to make our customers and distributors aware that we have over twenty years of experience in assembling herbs, botanicals and supplements in the right combinations to enhance one’s lifestyle. To further product awareness, we will concentrate our marketing efforts on those products that are proprietary and have scientific, clinical data that supports their efficacy.

Advertising. We intend to use advertising campaigns to create greater awareness of the convenience, taste, and nutritional attributes of our products. We plan to use a combination of print, Internet, radio, and television advertising, with primary emphasis on print and Internet advertising to reach our target audiences in a cost-effective manner. However, we expect to spend a significant portion of future our advertising budget on television advertising to reach a larger number of targeted consumers. In addition to advertising in magazines with wide circulation, we also expect to place advertisements in special interest publications targeted to groups such as health food consumers, athletes and yoga enthusiasts.

Promotions and Sponsorships. We believe that one of our most effective marketing tools is product sampling combined with the on-site dissemination of information explaining the nutritional attributes of our products. We expect to participate in various trade shows targeted at buyers in the health and fitness, food, and sports markets, in addition to consumer health fairs. We plan to sponsor and provide product samples at sporting events and tours, musical events, health conferences, festivals, and charitable events. In addition, we expect to utilize endorsements of our products from highly visible sports and entertainment personalities and actively market our products to their personal fitness trainers and professional sports teams.

Customer and Consumer Service. We are committed to providing superior service to our customers and consumers. Our sales and marketing team will continually gather information and feedback from consumers and retailers to enable us to better tailor our consumer support to meet changing consumer needs. We expect to provide access to nutritionists and consumer service representatives through a toll free number to answer questions and educate consumers on nutrition, new products and developments. In addition, we expect to maintain updated consumer information on our web site.

COMPETITION

The business of developing and distributing nutritional and personal care products, such as those we sell and distribute is highly competitive. Numerous manufacturers, distributors, and retailers compete for consumers and distributors. We expect to compete directly with other entities that develop, manufacture, market, and distribute products in each of our product lines. We compete with these entities by emphasizing the underlying science, value, and high quality of our products. However, many of our competitors are substantially larger and have greater financial resources and broader name recognition. Our markets are highly sensitive to the introduction of new products that may rapidly capture a significant share of those markets. The nutritional supplement market is characterized by:

•	Large selections of essentially similar products that are difficult to differentiate;
•	Retail consumer emphasis on value pricing;
•	Constantly changing formulations based on evolving scientific research;
•	Low entry barriers resulting from low brand loyalty, rapid change, widely available manufacturing, low regulatory requirements, and ready access to large distribution channels; and
•	A lack of uniform standards regarding product ingredient sources, potency, purity, absorption rate, and form.

Similar factors are also characteristic of products comprising our other product lines. There can be no assurance that we will be able to effectively compete in this intensely competitive environment. In addition, nutritional and personal care products can be purchased in a wide variety of channels of distribution, including retail stores. Our product offerings in each product category are relatively few compared to the wide variety of products offered by many of our competitors and are often premium priced. As a result, our ability to remain competitive depends in part upon the successful introduction of new products and enhancements of existing products.

GOVERNMENT REGULATION

The manufacturing, packaging, labeling, advertising, distribution, and sale of our products are subject to the regulation of various government agencies, principally the FDA. The FDA regulates our products pursuant to the Federal Food, Drug, and Cosmetic Act ("FDCA") and the Fair Packaging and Labeling Act ("FPLA") and regulations thereunder. The FDCA is intended, among other things, to assure consumers that foods are wholesome, safe to eat, and produced under sanitary conditions, and that food labeling is truthful and not deceptive. The FPLA provides requirements for the contents and placement of information required on consumer packages to ensure that labeling is useful and informative. Our products are generally classified and regulated as food under the FDCA, and are, therefore, not subject to pre-market approval by the FDA. However, our products are subject to the comprehensive labeling and safety regulations of the FDA, the violation of which could result in product seizure and condemnation, injunction of business activities, or criminal or civil penalties. Furthermore, if the FDA determines, on the basis of labeling, promotional claims, or marketing by the Company, that the intended use of any of our products is for the diagnosis, cure, mitigation, treatment, or prevention of disease, it could regulate those products as drugs and require, among other things, pre-market approval for safety and efficacy. We believe that we presently comply in all material respects with the foregoing laws and regulations. However, there can be no assurance that future compliance with such laws or regulations will not have a material adverse effect on our business, results of operations or financial condition.

Our advertising is subject to regulation by the FTC, pursuant to the Federal Trade Commission Act ("FTCA") which prohibits unfair or deceptive acts or practices including the dissemination of false or misleading advertising. Violations of the FTCA may result in a ‘cease and desist’ order, injunction, or civil or criminal penalties. The FTC monitors advertising and entertains inquiries and complaints from competing companies and consumers. It also reviews referrals from industry self-regulatory organizations, including the NAD. The NAD of the Council of Better Business Bureaus, Inc. administers a voluntary self-regulatory, alternative dispute resolution process that is supported by the advertising industry and serves the business community and the public by fostering truthful and accurate advertising.

Our activities are also regulated by various agencies of the states, localities, and foreign countries in which our products are sold. In addition, we may be required to re-formulate our products to comply with foreign regulatory standards. We believe that we presently comply in all material respects with the foregoing laws and regulations. There can be no assurance, however, that future compliance with such laws or regulations will not have a material adverse effect on our business, results of operations and financial condition.

We may be subject to additional laws or regulations administered by the FDA or other federal, state, or foreign regulatory authorities, the repeal of laws or regulations, or more stringent interpretations of current laws or regulations, from time to time in the future. We cannot predict the nature of such future laws, regulations, interpretations, or applications, nor can we predict what affect additional government regulations or administrative orders, when and if promulgated, would have on our business in the future. Such laws could, however, require the reformulation of products, the recall, withholding or discontinuance of products, the imposition of additional recordkeeping requirements, the revision of labeling, advertising, or other promotional materials, and changes in the level of scientific substantiation needed to support claims. Any or all such government actions could have a material adverse effect on our business, results of operation and financial condition.

BIOSELECT INNOVATIONS, INC.

BioSelect Innovations produces a line of topical and transdermal bases for drug delivery and functional skin care products that are marketed by other pharmacies. As an outgrowth of its expertise and experience in compounding prescriptions, BioSelect has developed a number of proprietary formulations that have patents pending. These patents address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements. BioSelect expects to become a pioneer in this nascent field of integrative medicine. Slated to be marketed and distributed through alliances with major pharmaceutical companies, this breakthrough in integrative medicine addresses heart disease, cold & flu, arthritis, migraine, allergy and other conditions.

Integrative Medicine Market Opportunity

BioSelect plans to launch a new proprietary family of innovative combination of OTC drugs with natural remedies such as herbs, botanicals, vitamins, and other supplements. BioSelect is targeting the nexus of traditional medications and homeopathic remedies. Consumers in the mass market have demonstrated increasing interest in natural health products, including dietary supplements, vitamins and botanical nutraceuticals, over the past decade. This interest level is being met with the increased availability of highly efficacious pharmacological agents that were previously prescription-restricted. This growing OTC market provides a strong sales, marketing and distribution channel mechanism through which BioSelect’s combined OTC-nutraceutical products can provide customers with unique ailment solutions while simultaneously providing significant financial opportunities for the many makers of OTC drugs that are continually seeking new sources of growth. Management believes that its proposed OTC-nutraceutical combination products have the potential to:

•	Enhance the health of consumers by combining the advances of science with natural remedies;
•	Provide consumers with a source of nutraceutical supplements promoted by an established, trusted OTC companies;
•	Enable BioSelect and its partners to expand the reach of nutraceuticals into the mass market by combining them with ubiquitous OTC drugs;
•	Establish intellectual property protection through the combination of nutraceuticals with OTC drugs; and
•	Provide a pharmaceutical company with a high-growth, high-margin product line.

We believe that products that combine OTC medications and nutraceutical supplements provide a unique growth opportunity. For the pharmaceutical industry, which has traditionally been reliant on medications switching from prescription status to OTC status to spur growth, new products, which combine “traditional” medications and homeopathic remedies, are expected to offer substantial new industry growth opportunities. For the nutraceutical industry, it is anticipated that the successful introduction of OTC-nutraceutical combination products supported by one or more established, respected pharmaceutical companies would lend the industry much needed credibility.

Research and Development

Research and development efforts are generally devoted to four principal areas: (1) development of new technologies; (2) application of our existing technologies to new products; (3) improvement of existing processes; and (4) formulation of existing and new biologically active compounds.

As part of our focus on delivering a complete wellness program and way of life to our customers, we plan to explore and develop new products. New product ideas are derived from a number of sources, including trade publications, scientific and health journals, our executives, staff and consultants and outside parties. In general, we maintain a strategy of introducing our own proprietary formulations of products successfully offered by others in the market. Although our products use ingredients that we regard as safe when taken as suggested by us, we expect to conduct limited clinical studies of certain proprietary products. In advance of introducing products into our markets, local counsel and other representatives, retained by us, investigate product formulation matters as they relate to regulatory compliance and other issues. Our products are then reformulated to suit both the regulatory and marketing requirements of the particular market.

We have spent approximately $7,000 and $50,000 on Company-sponsored research and development in the years ended December 31, 2004 and 2003, respectively.

Patents and Trademarks

BioSelect has developed a number of proprietary and patented formulations. These patents address the unique integration of selective traditional over-the-counter generic drugs with complementary alternative medications such as vitamins, herbs and other natural nutraceutical supplements. The product development effort focuses on developing proprietary formulations for existing products and on the creation of formulations for product line extensions. The preservation and improvement of the quality of BioSelect's products are also integral parts of its overall strategy. To date, BioSelect has been issued five patents.

BioSelect maintains and has applied for trademark and copyright protection in the United States relating to certain of its existing and proposed products and processes, including CoCareTM, NutragenicaTM, ConaseTM, CoprofenTM, Epigest EessentialsTM, Femderm EssentialsTM, Femgest EssentialsTM, and TranslipobaseTM. There can be no assurance that BioSelect will be able to successfully protect its intellectual property.

Swiss Research maintains and has applied for trademark and copyright protection in the United States relating to certain of its existing and proposed products and processes, including Swiss DietTM, Swiss ResearchTM, ShugrTM, SequestrolTM, Aplevia™, Calorie MinusTM, Cell SourceTM, Meal SourceTM, Slim SourceTM and Slim SupportTM. Upon completion of the acquisition, there can be no assurance that Swiss Research will be able to successfully protect its intellectual property.

Employees

At September 30, 2005, we employed 2 persons at the corporate offices, all of which were full-time. Employees include accounting and administrative, sales and marketing and executive personnel. A standard package of employee benefits is provided to all full-time employees in addition to on-the-job training and advancement opportunities. None of the Company’s employees are covered by a collective bargaining agreement and none are represented by labor unions. We do not have key man insurance on any employee.

At December 31, 2004, we had employment agreements with the following personnel:

		Expiration	Annual Base
Employee	Position	Date	Salary
Fred E. Tannous	CEO, Treasurer, Health Sciences Group	December 2005	$190,000
Bill Glaser	President, Secretary, Health Sciences Group	December 2005	$190,000

Properties

Our executive offices are located at Howard Hughes Center, 6080 Center Drive, 6th Floor, Los Angeles, California. The annual lease payments for the executive offices totals approximately $33,000. The lease agreement expires in December 2005, and management plans to continue on either a month to month or annual lease basis pending the availability of alternative facilities to accommodate the Company’s future employee growth projections. We also lease a 2,400 square foot facility in Woodland Hills, California for the operations of BioSelect. The annual lease payments for the Woodland Hills facility total approximately $39,000 and are paid on a month-to-month basis.

With the acquisition of QBI on February 25, 2003, effective January 1, 2003, the Company assumed the lease on QBI’s 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey. The annual lease payments for the New Jersey facility totals approximately $233,000 for the year ended December 31, 2003. The term of the lease is twenty five years starting on May 1, 1997. The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz, the President and Chief Executive Officer of QBI. The Company holds an option to purchase the property from MRA Associates for $2,250,000. The option, which is unrecorded, expires in 2007. Each of the respective companies is responsible for the rental payments from its own operations. MRA Associates, LLC (“MRA”) has been notified by the mortgage holder of the New Jersey property that MRA is in default of the mortgage. There is a possibility that if MRA does not cure its default under the mortgage, QBI’s lease rights in the premises may be impaired. As part of the ongoing discussions between the Company and the sellers of the QBI assets, we obtained an agreement from the sellers of the QBI assets that accrued rent under the lease be paid by December 31, 2004. The owner of the mortgage on the property leased to us by MRA has notified us that if we do not pay-off an obligation of approximately $131,000 of MRA’s, it will foreclose its mortgage on the property.

On October 20, 2004, our Board of Directors elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc. ("QBI"). Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation. Proceeds from the sale of such assets were used to repay QBI’s creditors for outstanding obligations.

Upon acquisition of Quality Botanical Ingredients (“QBI”) we and three other parties, two individuals and a Limited Liability Company, (together “Guarantors”) issued a joint and severable Continuing Unconditional Corporate Guaranty dated as of February 21, 2003, on the Amended Loan and Security Agreement (“Loan Agreement”) between QBI and LaSalle Business Credit, LLC (“LaSalle”), whereupon in the event of default by QBI the Guarantors are liable for any unpaid balances due LaSalle. The Loan Agreement is collateralized with QBI’s accounts receivable, fixed assets, and inventory. The Loan is also collateralized by the personal assets of the two guaranteeing individuals. In addition, LaSalle is a lien holder on the five acre parcel of land and the building that housed QBI’s operations, owned and also pledged as collateral by the Limited Liability Company (“LLC”).

In October 2004, the Guarantors received a default declaration letter pursuant to terms outlined in the Loan Agreement citing failure to adhere to certain covenants with a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees. Upon receipt of the demand, our Board of Directors elected to discontinue QBI’s operations and liquidate QBI’s accounts receivable, inventory and fixed assets. In addition, the LLC is currently in the process of marketing the land and building for sale during the third quarter of 2005.

Legal Proceedings

In August 2003, our QBI subsidiary was served as a defendant in an action entitled Fortress Systems LLC v. AAA Health Products, Inc. (aka Quality Botanical Ingredients, Inc.), filed by the plaintiff in U.S. Bankruptcy Court for the District of Nebraska.  In this case, the plaintiff, Fortress Systems LLC, is seeking damages of approximately $402,200 resulting from products shipped by our QBI subsidiary to Fortress Systems LLC which allegedly did not meet specifications.  HESG has retrieved from the sellers from whom we purchased the QBI assets 400,000 shares of Health Sciences Group, Inc. common stock as an offset against the possibility that we might be required to pay the claim which is the basis for this suit.  As we have decided to shut down operations at QBI and, as Health Sciences Group, Inc. was not named a defendant in the action, we have ceased defending this case.  However we recently received a letter from a paralegal at the office of the law firm representing the judgment creditor, copying us with the consent judgment of AAA Health Products, Inc. and an assignment between Fortress Systems, LLC, dba FSI Nutrition and Oakland/Red Holdings, LLC. In this letter the judgment creditor says that we may not have parted with reasonably equivalent value by entering into an amendment agreement with the sellers of QBI, whereunder it was agreed that the maximum number of shares we were required to issue to the sellers would be no more than 750,000 shares of HESG. The letter also inquires as to whom we paid a $50,000 loan fee in connection with the finance of the QBI acquisition and asks for a copy of the amendment of the acquisition agreement and states that failure to provide the requested information within seven days will increase the judgment creditor’s concerns. As the amendment requested is a matter of public record, we do not see any reason to refrain from responding to the request unless we come to the conclusion that this letter is a fishing expedition.

We recently settled the case of Health Sciences Group, Inc. v. Ron Gustilo, Multnomah County Circuit Court for the State of Oregon, Case No. 0406-05981 - in which we were suing for $900,000 for breach of an agreement regarding restrictions on the transfer of our stock and in which the defendant was counterclaiming for attorney fees. We agreed to a settlement where the defendant returns 50,000 shares of our Common Stock and agrees to time restrictions for the resale of his remaining 110,000 shares.

In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004. The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement. The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan. The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him. There have been no further developments related to this matter through November 10, 2005. The Company does not agree with the allegations made and is prepared to vigorously assert its position.

Settlement with Legal Counsel
In March 2005, the Company reached a settlement with a vendor that reduces the Company’s year-end accounts payable obligation from approximately $207,000 to $50,000 for services performed in 2004. The relief of this obligation has been recognized in accounts payable and accrued expenses and reflected in these consolidated financial statements.

Settlement of Claim of Violation of Stock Purchase Agreement
In June 2005, the Company successfully reached a favorable settlement in its claim against an individual for violation of a stock purchase agreement. As a result, the individual will return approximately 50,000 shares to the Company for retirement.

Letter of Inquiry
In July 2005, Swiss Research received a letter from Merisant Company, the holder of the rights to EqualTM, alleging that Shugr™ contains sucralose as its primary sweetening agent and therefore Shugr™ is not “natural” in any sense of the word. Swiss Research has rejected these allegations as being without basis because the amount of Sucralose contained in Shugr™ is so small that if sucralose was the primary sweetening agent, Shugr™ would not be a viable commercial product. In response Merisant has requested additional information. As no formal threat of litigation has been made by Merisant, we are unable to evaluate the consequences of such litigation should it arise, or its affect on operations.

In September 2005, Swiss Research received a letter from The National Advertising Division (“NAD”) of the Council of Better Business Bureaus (“CBBB”), at the behest of Merisant, alleging that Shugr’s™ advertisements contain misrepresentations regarding its “natural” designation. Swiss Research has rejected these allegations as being without basis. The NAD is a self regulating program designed by the advertising community and administered by the CBBB. The goals of the NAD are to ensure the integrity and credibility of national advertising and to avoid undue government interference with advertising practices. No formal threat of litigation has been made.

MANAGEMENT

The following table sets forth the name, age, position, and the start date of each director and executive officer of Health Sciences Group, Inc. and its subsidiaries at May 15, 2005. There are no other persons who can be classified as a promoter or controlling person of the Company.

Name	Age	Title	Position Held Since
Fred E. Tannous	39	Chief Executive Officer, Treasurer, and Co-chairman of the Board	2000
Bill Glaser	39	Co-chairman of the Board	2000
Duke Best, CPA	33	Controller	2004
William T. Walker, Jr.	73	Director	2003
Sid L. Anderson	58	Director	2005
Merrill A. McPeak	69	Director	2005

Health Sciences Group, Inc.

Fred E. Tannous has been Co-chairman, Chief Executive Officer, and Treasurer, of Health Sciences Group since October 2000. From 2000 to 2001, Mr. Tannous was employed at DIRECTV, Inc. where he was involved in various capacities including valuing, structuring, and executing strategic investments. From 1999 to 2000, Mr. Tannous was with the corporate treasury organization of Hughes Electronics Corporation where he assisted in conducting valuations and effectuating financing transactions for the company’s satellite and network communication units. From February 1996 to May 1999, Mr. Tannous served as Treasurer and Chief Financial Officer of Colorado Casino Resorts, Inc., a gaming and lodging concern with operations in Colorado. In addition to overseeing the company’s finance and accounting operations, he was accountable for all corporate finance and treasury activities. Previously, as principal of his own consulting firm, Mr. Tannous consulted to several start-up ventures in various industries where he was instrumental in developing business plans, advising on business strategy and capital structure, and arranging venture financings. Mr. Tannous received an MBA in finance and accounting from the University of Chicago Graduate School of Business. He also holds a Masters and Bachelors degree in Electrical Engineering from the University of Southern California.

Bill Glaser joined the Company as Co-chairman, President, and Secretary of Health Sciences Group in October 2000. From 1994 to 2000, Mr. Glaser was founder and Chief Executive Officer of Zenterprise, Inc., a comprehensive investment banking and corporate consulting firm which focused primarily on capital formation, M&A advisory, business strategy, marketing, and management consulting services for public and private companies. From September 1991 to July 1994, Mr. Glaser was a registered principal of a regional stock brokerage firm where he gained diverse experience in finance, management, marketing, sales, and public company relations. Previously, he was a registered representative at Drexel, Burnham, Lambert and Smith Barney. Mr. Glaser holds a Bachelors degree in finance and economics from the Ithaca College - School of Business. Effective July 31, 2005, Mr. Glaser resigned his positions as President and Secretary. Mr. Glaser has been retained as a consultant and will remain as co-chairman of the board of directors.

Duke Best, CPA, has been Corporate Controller of Health Sciences Group since July 2004. From 2002 to 2004, Mr. Best was a management consultant with Acumen & Merit, LLC where he provided business management consulting and accounting outsourcing solutions - including operational processes restructuring, marketing initiative analysis and financial modeling - to a variety of industries. From 1997 to 2002, Mr. Best was both an experienced senior consultant and auditor with Arthur Andersen LLP. There he assisted clients build and increase profitability via diagnostics analysis to identify process improvement opportunities, overhead reduction options, and areas for technology improvements. In addition, he earned his CPA as an auditor responsible for financial statement preparation and analysis, recommending improvements for business and management processes, and documenting internal control environments. Prior to 1997, Mr. Best worked as a tax preparation associate for Murphy, Murphy & Murphy, CPA and was an accountant within a real estate and restaurant management company. Mr. Best holds a Bachelors degree in business communications from Chapman University.

William T. Walker, Jr. is a Director. Mr. Walker was appointed to the company’s Board of Directors in May, 2003, and is the founder of Walker Associates, a corporate finance consulting firm that acts as advisor to corporations and investment banks, and has served in that capacity since 1985. Prior to starting Walker Associates, he was Executive Vice President and Managing Director of Investment Banking for Bateman Eichler, Hill Richards, a regional West Coast NYSE investment banking firm, where he directed its merger into the Kemper Insurance Group. Mr. Walker currently chairs the board of SupraLife International and its subsidiaries, and serves as a director of King Thomason Group, Stone Mountain Financial Systems, Digid Technologies and Desert Health Products, Inc. He has served as a board member of the Securities Industry Association, a Governor of the Pacific Coast Stock Exchange, a member of the American Stock Exchange Advisory Committee, President of the Bond Club of Los Angeles, and Chairman of the California District Securities Industry Association. Mr. Walker graduated from Stanford University and served in the United States Air Force.

Sid L. Anderson . On February 18, 2005, the Company appointed Mr. Sid L. Anderson to its Board of Directors. Since October 2000, Mr. Anderson has been a consultant to corporations on financial and strategic business matters. Mr. Anderson previously practiced law as a Partner with the law firm of Pray, Walker, Jackman, Williamson & Marlar where he specialized in securities law, taxation and mergers and acquisitions. Formerly, he was manager in the tax department of Peat Marwick, Mitchell & Co., currently KPMG, in Tulsa, Oklahoma and is expected to serve on the Board’s audit committee.

Merrill A. McPeak (General U.S. Air Force Ret.). In May 2005, Merrill A. McPeak was appointed to the Board of Directors. From 1995 to the present, General McPeak has been the president of McPeak and Associates, a consulting firm. From October 1990 to October 1994, he was Chief of Staff of the U.S. Air Force. He is a director of TEKTRONIX (NYSE), Chairman of the Audit Committee, organization and Compensation Committee; SPAN Communications (OTC) Chaairman of the Audit Committee, Chairman of the Board; Del Global Technologies (OTC) Member of Compensation Committee; Gigabeam (OTC:BB) Member of Audit Committee. General McPeak is also a director of private companies and the author of numerous publications in scholarly journals and of several books. General McPeak has a B.A. in Economics from San Diego State University and an M.S. in International Relations from George Washington University and attended the Executive Development Program, University of Michigan Graduate School. of Business.

Other Key Personnel and Consultants

Spencer Trask Ventures, Inc. In August 2003 we entered into a Consulting Agreement with Spencer Trask whereby Spencer Trask will, apart from acting as the Introducing Agent in connection with our Series A Convertible Preferred Private Placement, for a two-year period, consult with and advise the Company with respect to financial planning, corporate organization and structure, financial matters in connection with the operation of the business of the Company, private and public equity and debt financing, acquisitions, mergers and other similar business combinations, management and directors, and our overall progress, needs and financial condition. In connection with these advisory services, we agreed to issue to Spencer Trask or its designees 500,000 shares of common stock, which shares will not vest and be saleable until after the earlier of a) one year, b) the date the average closing bid price for the common stock has been $3.00 or more (subject to adjustment to reflect stock splits, stock dividends and the like) for ten (10) consecutive trading days, or c) two months after the date the Company’s shares of common stock are first traded on the American Stock Exchange or the NASDAQ SmallCap Market; vesting of the shares will then be at the rate of 25% per calendar quarter.

Directors

Directors are elected annually and hold office until the annual meeting of the shareholders of Health Sciences and until the successors are elected and qualified. There are no family relationships among Health Sciences’ officers and directors.

Non-management directors receive cash fees of $24,000 for attending board meetings and 50,000 options per year.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Awards
					Restricted	Securities
Name and				Other Annual	Stock	Underlying	All Other
Principal Position	Year	Salary($)	Bonus($)	Compensation	Awards($)	Options/SARs	Compensation
Fred E. Tannous	12/31/05	$220,000	--	--	--	500,000	--
CEO, Treasurer	12/31/04	$190,000	--	--	--	1,000,000	--
Co-Chairman	12/31/03	$190,000	--	--	$150,000	--	--
Health Sciences Group, Inc.

Bill Glaser(1)	12/31/05	$110,833	--	--	--	500,000	--
President, Secretary	12/31/04	$190,000	--	--	--	1,000,000	--
Co-Chairman	12/31/03	$190,000	--	--	$150,000	--	--
Health Sciences Group, Inc.

John Park(2)	12/31/05	$31,806	--	--	--	--	--
President & CEO	12/31/04	$125,000	--	--	--	100,000	--
XCEL Healthcare, Inc.	12/31/03	$22,115	--	--	--	--	--

Daniel I. Gelber(3)	12/31/05	$ --	--	--	--	--	--
Director of R&D	12/31/04	$ --	--	--	--	--	--
BioSelect Innovations, Inc.	12/31/03	$137,500	--	--	--	--	--

Joseph R. Schortz(4)	12/31/05	$ --	--	--	--	--	--
	12/31/04	$31,250	--	--	--	--	--
President & CEO	12/31/03	$160,880	--	--	--	--	--
Quality Botanical Ingredients, Inc.
________________

(1)
As of August 1, 2005, Mr. Glaser resigned from his position as President and Secretary but has been retained as a consultant and continues to serve as co-chairman of the Company’s Board of Directors. In the table above, all options awarded Mr. Glaser in 2005, were granted post his resignation and pursuant to his consulting agreement.

(2)	As of March 18, 2005, Mr. Park was no longer employed with the Company.
(3)	Since January 1, 2004, Dr. Gelber was retained as a consultant on a part-time basis with the Company. As of March 18, 2005, Dr. Gelber was no longer retained by the Company.
(4)	As of March 17, 2004, Mr. Schortz was no longer employed with the Company.

The table below sets forth information concerning the exercise of options during 2005 along with the aggregate 2005 year-end option holdings of the below named officers of the Company:

AGGREGATED OPTION EXERCISES IN 2005 AND YEAR END OPTION VALUES
COMMON STOCK

			Number of securities	Value of unexercised
			underlying options at	in-the-money
	Shares Acquired	Value	December 31, 2005	options at
Name	on Exercise	Realized	Exercisable/Unexercisable	December 31, 2005
Fred E. Tannous	--	--	1,433,333/416,667	$0
Bill Glaser(1)	--	--	1,558,333/291,667	$0

(1)
As of August 1, 2005, Mr. Glaser resigned from his position as President and Secretary but has been retained as a consultant and continues to serve as co-chairman of the Company’s Board of Directors. Of the exercisable options noted above, 500,000 were granted pursuant to his consulting agreement of which 208,333 were vested as of December 31, 2005 and the remaining 291,667 were unvested.

Executive Compensation

The table above, for the fiscal years ended December 31, 2005, 2004 and 2003, sets forth the compensation paid or accrued by the Company to its named persons. The Company has employment agreements, nondisclosure/non-competition agreements and severance agreements with the following executive officers:

Health Sciences Group, Inc.

Fred E. Tannous. We have an employment agreement with Mr. Fred E. Tannous that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5 % of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exerciseable at a price equal to $0.65 per share. The option shall be exercisiable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then we shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information concerning common stock ownership by beneficial owners of five percent or more of our common stock and each of our officers and directors and our officers and directors as a group:

	Name and Address	Amount of	Percent of
Title of Class	of Beneficial Owner	Beneficial Ownership (1)	Class
Common	UTEK Corporation
$0.001 par value	202 South Wheeler Street	3,123,703 (2)	12.19%
	Plant City, FL 33563
Common	Fred E. Tannous
$0.001 par value	6080 Center Drive, 6th Floor	3,303,012 (3)	12.14%
	Los Angeles, CA 90045
Common	Bill Glaser
$0.001 par value	6080 Center Drive, 6th Floor	3,298,731 (3)	12.12%
	Los Angeles, CA 90045
Common	Vestcap International Management, Ltd.
$0.001 par value	30 Rockefeller Plaza, Suite 900	1,655,764 (5)	6.25%
	New York, NY 10020
Common	Castlerigg Master Investments, Ltd.
$0.001 par value	c/o Sandell Asset Management	1,663,976 (4)	6.19%
	40 W. 57th Street
	New York, NY 10019
Common	William T. Walker, Jr.
$0.001 par value	6080 Center Drive, 6th Floor	200,000 (6)	0.78%
	Los Angeles, CA 90045
Common	Sid L. Anderson
$0.001 par value	6080 Center Drive, 6th Floor	150,000 (7)	0.58%
	Los Angeles, CA 90045
Common	Merrill A. McPeak
$0.001 par value	6080 Center Drive, 6th Floor	150,000 (8)	0.58%
	Los Angeles, CA 90045
Common	All officers and directors	7,101,743	24.49%
$0.001 par value	as a group (five persons)
Common	Total shares issued and outstanding	25,633,799

(1)
Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Each beneficial owner’s percentage ownership is determined by assuming that options or warrants that are held by such person and which are exercisable within 60 days of the date of this report have been exercised. However, the options or warrants are not treated as outstanding for the purposes of computing the percentage of any other person. The calculation is based on 25,633,799 shares of common stock outstanding as of September 30, 2005, not counting options or warrants, except with respect to a holder of such options or warrants. As to such holder, his percentage assumes that the shares underlying his options and warrants have been exercised and are added to the base of 25,633,799 shares of common stock outstanding for the purpose of calculations his percentage, and not of any other persons in the table.

(2)
UTEK Corporation’s beneficial ownership presented consists of 100,000 shares of common stock issued as compensation for a one year consulting agreement plus 1,160,000 shares of common stock as a fee for facilitating the acquisition of Polymann Technologies, Inc., 1,200,000 shares of common stock as a fee for facilitating the acquisition of Apple Peel Technologies, Inc. from Cornell University, and 822,845 shares of common stock as a fee for facilitating the acquisition of Open Cell Biotechnologies, Inc. from the Hebrew University of Jerusalem, less 159,142 shares sold.

(3)
Includes options to purchase 850,000 shares at the exercise price of $0.55 per share, 500,000 shares at the exercise price of $0.65 per share, and 500,000 shares at the exercise price of $0.85 per share, exercisable within 60 days.

(4)
Castlerigg’s beneficial ownership presented includes 411,765 shares of common stock, plus 370,588 shares of common stock upon the conversion of the 8% Convertible Debentures, a financing warrant to purchase 588,235 shares of common stock at the exercise price of $1.25 per share and another financing warrant to purchase 293,388 shares of common stock at the exercise price of $1.10 per share, both exercisable within 60 days.

(5)
Vestcap’s beneficial ownership presented includes 777,882 shares of common stock issued as compensation for the establishment of a $7.5 million equity line and a financing warrant to purchase 877,882 shares of common stock at the exercise price of $1.10 per share, exercisable within 60 days.

(6)	Mr. Walker’s beneficial ownership includes options to purchase 50,000 shares at the exercise price of $1.25 per share and 50,000 shares at the exercise price of $1.37 exercisable within 60 days.
(7)	Mr. Anderson’s beneficial ownership includes option to purchase 50,000 shares at the exercise price of $1.37 per share exercisable within 60 days.
(8)	Mr. McPeak’s beneficial ownership includes options to purchase 50,000 shares at the exercise price of $1.06 per share exercisable within 60 days.

While we have not established an Audit Committee at the present time, the entire Board of Directors acts as the Audit Committee until such time that an Audit Committee is formed and financial expert is elected. The Board of Directors adopted a Code of Ethics on July 10, 2003

CERTAIN TRANSACTIONS

Quality Botanical Ingredients, Inc.

In February 2003, effective January 1, 2003, pursuant to an Asset Purchase Agreement, we formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation (“QBI”) and we acquired substantially all of the assets and certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.) (“AAA”), from Joseph R. Schortz in consideration of 1,200,000 shares of our common stock including the payment of a finders’ fee to two unrelated parties in the amount of 200,000 shares of our common stock. The value of the shares totaled $1,485,075. Additional shares not to exceed 1,250,000 of the company’s common stock will be issued to Mr. Schortz should the closing price of the company’s common stock not achieve certain levels following the closing of the acquisition. Subsequently, this provision was agreed by amendment in 2004 to be eliminated. We also agreed in the Asset Purchase Agreement to issue an additional 200,000 shares to Mr. Schortz upon reaching certain levels of gross revenues and gross operating margins as compared to the 2001 financial results of AAA. Subsequently, this provision was agreed by amendment in 2004 to be eliminated. Pursuant to the Asset Purchase Agreement, we assumed certain liabilities of AAA and paid off certain debts of AAA in the amount of $400,000 and paid other sums to creditors of AAA. Of the 1,200,000 shares, which we issued in the acquisition of QBI, 433,333 shares were put into an escrow account and subsequently, it was agreed by amendment in 2004 that these shares should be cancelled. Subsequently, in 2004, Mr. Schortz also agreed to reduce from $450,000 to $128,790 the amount payable to Mr. Schortz in connection with a non-competition agreement and that 400,000 of the 1,200,000 shares paid in consideration of the acquisition would be placed by him in escrow as against potential liability up to $400,000 in the Fortress Systems litigation. See “Legal Proceedings” above.

With the acquisition of QBI, the Company assumed the lease on QBI’s 53,000 square foot warehouse and processing facility located in South Plainfield, New Jersey. The term of the lease is twenty five years starting on May 1, 1997. The lessor is MRA Associates, LLC, a New Jersey limited liability company, a third of which is beneficially owned by Joseph R. Schortz. The Company holds an option to purchase the property from MRA Associates for $2, 250,000. The option expires in five years. The annual unrecorded lease payments are $233,000 per year to MRA Associates LLC. See “Properties” above for a more detailed description. The mortgage holder has threatened to declare a default on the mortgage of this property. See “Business, Properties” above.

On October 20, 2004, the Board of Directors of the Registrant elected to discontinue operations of its wholly-owned subsidiary, Quality Botanical Ingredients, Inc. ("QBI"). Possession of and control over QBI’s assets were turned over to La Salle Business Credit, LLC, QBI’s primary secured lender, for liquidation. Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations. At this time, management is unable to make a determination of the expected completion date and costs expected to be incurred in connection with such action. The Registrant is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes the Registrant’s continuing operations will not be adversely affected by this action. Management expects to increase its focus on the development and acquisition of proprietary products and technologies in order to boost operating margins and achieve long-term profitability.

Line of Credit

In February 2003, our subsidiary QBI entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with a finance institution for a maximum line of credit totaling $4,000,000. Interest is due monthly on the outstanding balance at a rate of 1.50% above the prime rate as published in the Wall Street Journal. At December 31, 2003, the interest rate was 5.5%. The Loan Agreement expires in October 2004 and is secured by substantially all assets of QBI. The financial institution will make advances on the loan agreement up to 80% of QBI’s accounts receivable to a maximum of $4 million and 55% of QBI’s inventory to a maximum $1.8 million. The borrowings are guaranteed by the Company and personally guaranteed by the majority shareholders. The credit line is limited as to use by QBI. At December 31, 2003, the balance of the credit line totaled approximately $2,791,000.

QBI must maintain the following financial ratios:

•	Net income	> $500,000
•	Net worth	> $1,700,000

QBI defaulted on these covenants and has entered into a forbearance agreement with regard to this line of credit. See “Forbearance Agreement” under heading, “Subsequent Events.”

On October 7, 2004, the Company received a letter dated October 6, 2004 that declared QBI in default on the Loan Agreement for failure to adhere to certain covenants and LaSalle made a demand for repayment by October 8, 2004 of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees. The outstanding balance bears interest at a rate which is two percent per annum in excess of the rate which would otherwise be applicable until payment in full. The demand was made pursuant to terms outlined in an Amended Loan and Security Agreement dated as of February 21, 2003 between QBI and LaSalle Business Credit, LLC (the “Loan Agreement”). Health Sciences Group, Inc., the parent corporation of QBI, is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003.

XCEL must maintain the following financial ratio and covenant:

•	Minimum working capital ratio = .75 to 1
•	XCEL must be profitable

XCEL was in default on these covenants and has received a waiver with regard to this line of credit. Additionally, we agreed to pay $37,500 and issue 30,000 stock purchase warrants to a consultant for services relating to the line of credit. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.95. The warrants expire February 2008.

In November 2004, XCEL terminated this Loan and Security Agreement through a lump sum payoff. The net capitalized loan fees incurred related to this line of credit totaled approximately $62,000 at the termination date and was expensed to operations.

Mr. William Ritger

From June 2002 through July 2003, we sold an aggregate of 584,596 shares of common stock to William Ritger for an aggregate consideration of $372,640and issued Mr. Ritger warrants to purchase an aggregate 510,902 shares at $0.90 per share. From November 2001 to February 2003, we issued an aggregate of 122,760 shares to The Research Works, an affiliate of Mr. Ritger, for research reports and finders fees. In July 2003, we sold 6,944 shares to Michael Ritger, William Ritger’s son, for $5,902.

In March 2003, we sold 127,273 shares of common stock to Seaside Partners LP, an affiliate of William Ritger’s, for $70,000 and we also issued them warrants to purchase 127,273 shares of common stock at $.90 per share.

Other Stock Issuances

In October 2003, we issued an aggregate of 400,000 shares of common stock to Messrs. Tannous, Glaser in lieu of cash for bonuses and other expenses.

In September 2004, the Company issued 10,000 shares of common stock to an officer as consideration for a short-term loan.

In November 2004, the Company issued 25,000 shares of common stock to an officer as consideration for a short-term loan.

In May 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.85 per share.

In September 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share.

In October 2004, the Company granted stock options to two officers for 150,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.00 per share.

In April 2005, the Company issued 120,000 and 110,000 shares to Messrs. Tannous and Glaser respectively for salary and vacation compensation accrued during 2004.

In August 2005, the Company issued 342,446 and 260,274 shares to Messrs. Tannous and Glaser respectively in lieu of salary, vacation and consulting services compensation to be earned through June 2006.

Repayments of Loans Payable to Officers

In March 2005, the Company’s subsidiary, XCEL Medical Pharmacy, paid approximately $106,000 to a shareholder to satisfy an outstanding note payable.

In March 2005, the Company repaid approximately $115,000 to shareholders for loans made to the Company throughout 2004 and the first quarter of 2005.

DESCRIPTION OF CAPITAL STOCK

We are authorized to issue 80,000,000 shares of common stock, $0.001 par value per share, and 20,000,000 shares of preferred stock, $0.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Common Stock

As of January 6, 2006, assuming no exercise of outstanding warrants issued or stock options granted, we had 27,047,718 shares of common stock outstanding, which were held of record and beneficially by approximately 5,100 stockholders. Upon completion of this offering, there will be 35,742,357 shares of common stock outstanding, assuming no exercise of the warrants and conversion of the convertible preferred stock by the selling shareholders. See “Prospectus Summary, The Offering,” for exclusions from shares outstanding.

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of common stock are entitled to receive ratably dividends, if any, as may be declared from time to time by the board of directors out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

We do not intend to pay cash dividends on our common stock in the foreseeable future. To the extent we have earnings in the future, we intend to reinvest such earnings in our business operations.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that is not traded on a national securities exchange or the NASDAQ Stock Market and that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share. A security of an issuer, generally, that has net tangible assets in excess of $2 million or $5 million, respectively, depending upon whether the issuer has been continuously operating for less or more than three years, or “average revenue” of at least $6 million for the last three years, would also be excluded from the definition of “penny stock.” As long as we do not meet these financial requirements and our common stock is trading at less than $5.00 per share on the OTC Bulletin Board, our common stock is governed by rules that impose additional sales practice requirements on broker-dealers who sell our securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser’s written consent to the transaction prior to the purchase, resulting in restrictions on the marketability of our common stock. Additionally, the Securities and Exchange Commission’s penny stock rules include various disclosure requirements that may restrict the ability of broker-dealers to sell our common stock and may affect the ability of our common stockholders to sell their shares in the secondary market.

Preferred Stock

Under our certificate of incorporation, our Board of Directors has the authority to issue up to 20,000,000 shares of preferred stock in one or more series and to fix the rights, privileges, preferences, powers and designations of the preferred stock, including dividend rights, conversion rights, voting rights, redemption terms, liquidation preferences and the number of shares constituting any series, without any vote or action of our stockholders. Our Board of Directors has designated a class of preferred stock called “Series A Preferred Stock” which is convertible into or common stock at $0.85 per share provided that if we effect a reverse stock split prior to conversion and within six months of the closing of the Series A Preferred Stock offering, the conversion price will be lowered to the 5 day average closing bid price, beginning on the 11th day after the split, provided such price is lower than the then conversion price.

The holders of the Series A Preferred Stock are entitled to receive dividends at an annual rate of 8% payable in cash or, at the Company’s sole discretion, in registered shares of common stock of the Company at the end of each calendar quarter and on the third anniversary date, and otherwise when, as and if declared by the Board of Directors at the same rate as to which any dividend is declared and paid on shares of common stock. No dividends shall be declared or paid on any shares of common stock unless an equal or greater dividend is paid on the Series A Preferred Stock in the same year.

In the event of any liquidation, dissolution or winding up of the Company, or merger or sale of substantially all the assets of the Company, the Holders of the Series A Preferred Stock are entitled to receive in preference to the holders of common stock an amount per-share equal to the Purchase Price (estimated to be $0.85 per share) plus any accrued but unpaid dividends. After the Series A Preferred Stock liquidation preference has been paid, the Series A Preferred Stock will participate with the common stock on an as-converted basis with respect to assets remaining and legally available for distribution.

Holders of the Series A Preferred Stock have the right to convert their shares into fully paid and non-assessable shares of common stock at the Purchase Price (estimated to be $0.85 per share), subject to adjustment in certain events (the “Conversion Price”), at any time prior to the third anniversary of their respective date of issuance.

The Series A Preferred Stock is automatically converted into common stock at the Conversion Price upon (i) the third anniversary; or (ii) if, after two years from the Closing Date of the Series A Preferred Stock offering, the common stock trades at a closing bid price of $4.00 or more for twenty (20) consecutive days.

Holders of the Series A Preferred Stock will have the right to vote on an as-converted basis with the holders of the common stock, together as a single class. Holders of the Series A Preferred Stock are entitled to vote separately on (i) any alteration of the rights of the Series A Preferred Stock; (ii) any change in the authorized number of shares of the Series A Preferred Stock; (iii) the redemption or repurchase of shares of the Series A Preferred Stock; or (iv) the proposed issuance of any shares with a liquidation preference senior to the Series A Preferred Stock.

We retain the right to issue future classes of preferred stock with a liquidation preference pari-passu with the Series A Preferred Stock.

The holders of Series A Preferred Stock have the right to participate on a pro rata basis in future private offerings of our securities, subject to customary exceptions.

The Conversion Price of the Series A Preferred Stock and the exercise price of the warrants issued in connection with the Units will be reduced to the price at which new equity securities are issued in the future, if such price is below the Purchase Price per Unit, subject to certain exceptions with adjustments.

We are obligated to file a Registration Statement for resale of a the shares of common stock underlying the Series A Preferred Stock, the warrants, and the Introducing Agent warrants issued to Spencer Trask designees; and b) shares issuable for dividend payments should issuance of dividends in common stock be elected by us. We are subject to financial penalties if we do not adhere to our registration obligations. This prospectus includes such shares.

The holders of Series A Preferred Stock are entitled to elect one director to our Board of Directors.

Our Board of Directors has also authorized and designated a class of preferred stock called Series B Preferred Stock. Each share of Series B Preferred Stock has a liquidation preference of $25,000, is convertible into 29,412 shares of common stock, subject to certain adjustments. The total number of Series B Preferred Stock authorized is 130. The holders of Series B Preferred Stock are entitled to receive dividends at the rate of six percent (6%) per annum, payable at the option of the Company in cash or in shares of common stock. So long as any shares of Series B Preferred Stock are outstanding, the Company may not declare or pay any dividends on the common stock, unless at the time of such dividend the Company shall have paid all accrued and unpaid dividends on the outstanding shares of Series B Preferred Stock (or on any stock ranking junior to the Series B Preferred Stock.) In the event of a dissolution or liquidation of the Company, all accrued and unpaid dividends are payable.

The Series B Preferred Stock has certain protective provisions so that so long as any shares of Series B Preferred Stock remain outstanding, the Company may not, without the vote of 3/4ths of the shares of Series B Preferred Stock outstanding at that time, amend its charter provisions pertaining to the Series B Preferred Stock so as to adversely affect any rights of the Series B Preferred Stock, redeem or pay dividends on shares of common stock, amend the Articles of Incorporation or Bylaws so as to affect adversely the Series B Preferred Stock, effect any distribution with respect to shares junior to the Series B Preferred Stock, reclassify the Company’s outstanding securities other than a stock split, voluntarily file for bankruptcy or liquidate or change the nature of the Company’s business.

Except with respect to transactions upon which the Series B Preferred Stock is entitled to vote separately as a class pursuant to the foregoing and, except as otherwise required by Delaware law, the Series B Preferred Stock has no voting rights. The common stock into which the Series B Preferred Stock is convertible has the same voting rights as the other issued and outstanding common stock of the Company.

In the event of the liquidation, dissolution or winding up of the Company, Series B Preferred Stock is entitled to receive in preference to the common stock and to any other shares that are junior to the Series B Preferred Stock, an amount equal to $25,000 per share of the Series B Preferred Stock plus any accrued and unpaid dividends. A consolidation or merger of the Company or the sale of substantially all of its assets under circumstances where more than fifty percent (50%) of the voting shares of the Company is disposed or conveyed is not deemed to be a liquidation. In the event of a merger of the Company with or into another corporation, the Series B Preferred Stock will maintain its relative powers and preferences.

The Series B Preferred Stock is automatically convertible into common stock on the earlier of (A) the date which is three (3) years following the issuance date of the Series B Preferred Stock and (B) the first date that is at least one hundred eighty (180) days following the effective date of the Registration Statement providing for the resale of the shares of common stock issuable upon conversion of the Series B Preferred Stock, that the closing bid price of the common stock exceeds $2.125 for a period of fifteen (15) consecutive trading days and, provided further, that the Registration Statement, which the Company is required to file with the Securities and Exchange Commission, is effective and has been effective for a period of sixty (60) consecutive calendar days and the average daily trading volume of the common stock for the ten (10) trading days is equal to or greater than 150,000 shares per day. Until the mandatory conversion date, the conversion price is subject to adjustment in the event that the Company should issue shares of common stock at a price lower than $.85 per share and subject to adjustments for stock splits and similar transactions.

In addition to the other rights of the Series B Preferred Stock outlined above, upon the occurrence of certain major transactions, each holder of Series B Preferred Stock has the right, at such holder’s option, to require the Company to redeem all or a portion of such holder’s shares at a price per share equal to one hundred percent (100%) of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages. The Company may pay the redemption price in cash or shares of common stock.

In addition, upon the occurrence of a triggering event, each holder of Series B Preferred Stock has the right to require the Company to redeem all or a portion of such holder’s shares of Series B Preferred Stock at a price equal to one hundred twenty percent (120%) of the liquidation preference amount plus any accrued but unpaid dividends and liquidated damages. The Company has the right in certain circumstances to pay the redemption price in cash or shares of common stock.

A major transaction is defined as the merger of the Company, a sale of more than fifty percent (50%) of the Company’s assets or a tender or exchange offer made to the holders of more than fifty percent (50%) of the outstanding shares of common stock.

A triggering event is defined as lapses for any reason of the effectiveness of the Registration Statement which the Company is required to file with respect to the common stock underlying the Series B Preferred Stock or, if the Registration Statement is unavailable to the holders of the Series B Preferred Stock, for sale of the shares of common stock underlying the Preferred Stock, if such lapse or unavailability continues for a period of twenty (20) consecutive trading days, the suspension from listing of the Company’s stock, the Company’s notice of its inability to comply with a conversion request, or the Company breaches any representation or warranty, covenant or other term or condition pertaining to the Series B Preferred Stock.

The shares of common stock underlying the Series B Preferred Stock are subject to a demand registration rights and certain piggy-back rights which if not met subject the Company to certain penalty payments comparable to those pertaining to the registration rights applicable to the Series A Preferred shares.

We have also issued 3,166 shares of Series C Convertible Preferred Stock, convertible into 2,878,188 shares of common stock at a conversion price of $1.10 per share. The Series C Convertible Preferred Stock bears a dividend of 8% per annum and has substantially the same rights, characteristics, penalties, demand registration rights and other features as the Series B Convertible Preferred Stock.

Stock Options

As of January 6, 2006, there were outstanding stock options to purchase 6,868,000 shares of our common stock that had been issued with exercise prices ranging from $0.00 to $1.37 per share to purchase shares of our common stock. See “Prospectus Summary, The Offering” for other options and warrants.

Warrants

As of January 6, 2006, there were outstanding warrants to purchase 11,233,100 shares of our common stock that had been issued with exercise prices ranging from $0.60 to $3.00 per share. See “Prospectus Summary, The Offering” for other options and warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Transfer Online, Inc., 317 SW Alder Street, 2nd Floor, Portland, Oregon, 97204.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have outstanding 35,742,357 shares of common stock, which excludes certain options and warrants. See “Prospectus Summary, the Offering” above.

Rule 144

All of the 8,694,639 shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933. Upon completion of this offering, we will have outstanding 6,868,000 shares of common stock subject to stock options and stock grants that we registered under Form S-8 of the Securities Act of 1933. The balance of our shares of common stock were either registered or issued and sold in reliance on exemptions from the registration requirements of the Securities Act of 1933 and may be resold under Rule 144. If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act of 1933, their sales of shares would be governed by the limitations and restrictions that are described below.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act of 1933), would be entitled to sell, within any three-month period, a number of shares that does not exceed:

•  1% of the number of shares of common stock then outstanding, which as of January 6, 2006 would equal approximately 270,477.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. Under Rule 144, however, a person who is not, and for the three months prior to the sale of such shares has not been, an affiliate of the issuer is free to sell shares which are “restricted securities” which have been held for at least two years without regard to the limitations contained in Rule 144. The selling stockholder will not be governed by the foregoing restrictions when selling his shares pursuant to this prospectus.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, “144(k) shares” may be sold immediately upon the completion of this offering.

THE SELLING SHAREHOLDERS

The following table sets forth certain information regarding the selling shareholders and the shares offered by them in this prospectus. The term “selling shareholders” also includes any transferees, pledges, donees, or other successors in interest to the selling shareholders named in the table below. Because the selling shareholders may offer all or some of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling shareholders after completion of this offering, we can give no estimate as to the amount of shares that will be held by the selling shareholders after completion of this offering. The 8,694,639 shares offered in this prospectus include the following:

Common Stock, $.001 par value	3,298,221 (1)
Common Stock, $.001 par value	1,002,293 (2)
Common Stock, $.001 par value	500,000 (3)
Common Stock, $.001 par value	2,352,948 (4)
Common Stock, $.001 par value	941,177 (5)
Common Stock, $.001 par value	500,000 (6)
Common Stock, $.001 par value	100,000 (7)
TOTAL	8,694,639

(1)
Represents 2,352,948 shares issuable upon conversion of 2,352,948 shares of Series A Convertible Preferred Stock at a conversion price of $0.85 per share and 29,732 shares issued at the estimated value of $1.35 per share, in lieu of cash dividends for the Quarter ended September 30, 2003, 95,938 shares issued pursuant to the Registration Rights Agreement as charges for filing this Registration Statement after October 18, 2003, 66,663 shares issued at an estimated value of $1.20 per share, in lieu of cash dividends for the Quarters ended December 31, 2003 and March 31, 2004 and 141,178 shares issued as charges for not procuring the effectiveness of this registration statement under the Registration Rights Agreement by January 3, 2004, 188,235 shares issued at an estimated value of $0.85 per share, in lieu of cash dividends for the Quarters ended June 30, 2004, September 30, 2004, December 31, 2004 and March 31, 2005, and 423,527 shares issued as charges for not procuring the effectiveness of this registration statement under the Registration Rights Agreement by February 28, 2005.

(2)	Represents shares as to which we previously granted piggyback registration rights to certain investors.
(3)	Represents shares which were granted to Spencer Trask Ventures, Inc. designees pursuant to a Consulting Agreement.
(4)	Represents shares which are issuable upon exercise of warrants at $1.10 per share issued to the holders of the Series A Convertible Preferred Stock.
(5)
Represents 470,588 shares which are issuable upon exercise of warrants at $85 per share, and 470,589 shares upon exercise of warrants at $1.10 per share issued to Spencer Trask Ventures, Inc. designees in connection with the placement of the Series A Convertible Preferred Stock.

(6)	Represents shares which are issuable to Blue & Gold Enterprises, LLC upon exercise of warrants at $1.25 per share.
(7)	Represents shares which are issuable to Shai Stern upon exercise of a warrant at $1.10 per share.

Relationships With Our Company

With respect to the Series A Convertible Preferred Shareholders, we have no relationship with such persons. Such persons do not have any position, office or other relationship with HESG except in the status of shareholders, with the exception of Blue & Gold Enterprises, LLC, whose principal, Steven Antebi, has a consulting contract with us, and Jacob M. Engel, who was our General Manager of Operations. With respect to the persons enumerated under the heading “Other Beneficial Owners,” we have no relationship with such persons other than as shareholders. Such persons do not hold any office or position with us. Spencer Trask Ventures, Inc. acted as introducing agent and consultant described above under “Management, Other Key Personnel and Consultants,” and the persons listed as Spencer Trask designees are individuals who we believe assisted Spencer Trask in our Series A Private Placement. See “Certain Transactions - Private Placement - Series A Convertible Preferred Stock” above. None of such persons have any office or position with HESG, and have no relationship with us other than as described. Mr. Shai Stern has acted as a finder for us in connection with various financings and also through his firm, Vintage Filings, has done EDGARizing services for us.

SELLING SHAREHOLDERS

Series A Convertible Preferred Shareholders	Number of Shares Beneficially Owned Prior to this Offering and Number of Shares Being Offered by the Stockholder(1)	% Owned After Offering
Blue & Gold Enterprises, LLC	1,129,910	0
Jacob M. Engel	1,229,917	0
OTAPE Investments, LLC	377,951	0
Pogue Capital International, Ltd.	314,959	0
Jonathan D. Fleisig	251,967	0
David Sydorick	251,967	0
William J. & Joan M. Callahan	125,985	0
Maurice & Stacey Gozlan	125,985	0
James Kendall	125,985	0
Mai N. Pogue & Gerald A. Pogue, JT TEN	125,985	0
Elisha Rothman	125,985	0
Wayne Saker	125,985	0
Joe M. & Jamie W. Behrendt Rev Trust	62,992	0
Steven H. or Wilma K. Deutsch	62,992	0
Ezra P. Mager	62,992	0
Edward J. O’Connell	62,992	0
Hanam Capital Corporation	62,992	0
Ralph C. Wintrobe Trust	62,992	0
Silverman Family Ltd. P/S	50,392	0
Jack Swartz	50,392	0
Clarence A. Abramson	37,795	0
Reed S. Oslan	37,795	0
John P. Funkey Revocable Trust	31,496	0
Richard Sakakeeny	31,496	0
Howard Asher	25,197	0
Ronald D. Eller	25,197	0
Byron & Julie Hughey	25,197	0
Arthur & Marion Kamenoff	25,197	0
Robert L. Montgomery	25,197	0
Mouton Family Living Trust	25,197	0
Ronald L. Nielsen	25,197	0
Jeffrey R. Pendergraft dba Wind Rose Group	25,197	0
Michael Zimmerman	25,197	0

Series A Convertible Preferred Shareholders	Number of Shares Beneficially Owned Prior to this Offering and Number of Shares Being Offered by the Stockholder(1)	% Owned After Offering
K.V. Rajagopalan	25,197	0
Gus & Karen Nicolopoulos	21,417	0
Ronni Bianco	12,598	0
Laurie Silverman	12,598	0
Lon E. Bell	125,985	0
Jericho Investments, LLC	125,985	0
Donald F. Farley Intervivus Trust	125,985	0
Vitel Ventures Corp.	125,985	0
Sheldon Perl & Ruth Perl JTIC	100,788	0
Adam Stern	62,992	0
Woodlands Construction, LLC	62,992	0
Susan Rho	62,992	0
Sam V. Vail	29,035	0
Thomas Colacino & Elizabeth Colacino	12,598	0
Field & Field, LP a Partnership	12,598	0
Richard H. Gearns & Linda R. Gearns	12,598	0
Steve Goodman	12,598	0
Richard Mayeri	12,598	0
Ronald M. Shippel	12,598	0
Amy Taus	12,598	0

Other Beneficial Owners
William J. Ritger	516,785	0
Michael Weiss	158,824	0
Seaside Partners, LP	127,273	0
Michael Pisani	100,000	0
Joseph Hines	40,000	0
Elaine Roberts Investment Trust	29,412	0
Champion Brokerage	20,000	0
Robert Bisgeier	10,000	0
Shai Stern	100,000 (2)	0
Spencer Trask Inc., Designees:	1,441,177 (3)

Spencer Trask Designees common stock underlying warrants	Warrants @ .85	Warrants @ 1.10

Adam Stern	159,805	164,709
Richard Berland	7,000	0
Aaron Segal	17,122	17,647
Susan Hoffmann	11,415	11,764
Michael Silverman	11,415	11,764
John Clarke	17,122	17,647
Roger Baumberger	11,415	11,764
Samuel Victor Vail	735	568
Spencer Trask & C0.	234,559	234,726
Totals	470,588	470,589

Spencer Trask Designees Common Stock	Common Stock

Adam Stern	131,250
Aaron Segal	13,125
Susan Hoffmann	8,750
Michael Silverman	8,750
John Clarke	75,000
Roger Baumberger	13,125
Spencer Trask & C0.	250,000
500,000

__________________________________
(1)
The shares shown as beneficially owned and to be sold by the Series A Preferred selling shareholders are composed of (i) the common stock underlying the Series A Convertible Preferred Stock of such person; (ii) the common stock underlying the warrants issued in connection with the Preferred Stock held by such person; (iii) in the case of Blue & Gold Enterprises and Jacob Engel, also includes the foregoing and 500,000 options or warrants each which are vested and were exercisable by such persons or their affiliates within 60 days, issued in connection with employment or consulting services by such persons or their affiliates ; the amount shown as beneficially owned by Mr. Engle also includes 100,000 shares of common stock owned by him which are not being sold in this offering; and (iv) shares which were issued to holders of the Series A Convertible Preferred for charges related to the Registration Rights Agreement and as dividends paid in common stock. Upon completion of this Offering the selling shareholders will not own, beneficially, any shares of common stock in the Company, with the exception of the 100,000 shares of common stock not being sold by Jacob Engel and options or warrants which have not vested or are not exercisable in sixty days. The Registrant is seeking to cancel 100,000 shares of common stock issued to Mr. Engel for future services deemed unearned.

(2)	Represents 100,000 shares of common stock underlying a warrant.

(3)	Consists of 500,000 shares of common stock, subject to a lock-up agreement and 941,177 shares underlying warrants.

We will not receive any of the proceeds from the sale of the shares by the selling shareholders. We will, however, receive $4,240,891 if the warrants are exercised. We have agreed to bear expenses incurred, which are estimated to be $90,000, that relate to the registration of the shares being offered and sold by the selling stockholders, including the Securities and Exchange Commission registration fee and legal, accounting, printing and other expenses of this offering.

PLAN OF DISTRIBUTION

The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Subject to any agreements by the selling shareholders described above, the selling shareholders may sell the shares from time to time at market prices prevailing on the OTC Bulletin Board at the time of offer and sale, or at prices related to such prevailing market prices; or in negotiated transactions; or a combination of such methods of sale directly or through brokers.

The selling shareholders may effect such transactions by offering and selling the shares directly to or through securities broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom the selling shareholders may sell as principal, or both, which compensation as to a particular broker-dealer might be in excess of customary commissions.

The selling shareholders and any broker-dealers who act in connection with the sale of his shares shall be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal shall be deemed to be underwriting discounts, concessions and commissions under the Securities Act of 1933. We have agreed to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as underwriters or otherwise.

We have advised the selling shareholders that they and any securities broker-dealers or others who may be deemed to be statutory underwriters will be governed by the prospectus delivery requirements under the Securities Act of 1933. Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the common stock for the applicable period under Regulation M prior to the commencement of such distribution. In addition and without limiting the foregoing, the selling shareholders will be governed by the applicable provisions of the Securities and Exchange Act of 1934, and the rules and regulations thereunder, including without limitation Rules 10b-5 and Regulation M, which provisions may limit the timing of purchases and sales of any of the shares by the selling shareholders. All of the foregoing may affect the marketability of the common stock.

We have advised the selling shareholders that the anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the selling shareholders and any of their affiliates. The selling shareholders have advised us that during the time the selling shareholders may be engaged in the attempt to sell shares registered under this prospectus, they will:

•	not engage in any stabilization activity in connection with any of the shares;
•
not bid for or purchase any of the shares or any rights to acquire the shares, or attempt to induce any person to purchase any of the shares or rights to acquire the shares other than as permitted under the Securities Exchange Act of 1934;

•	not effect any sale or distribution of the shares until after the prospectus shall have been appropriately amended or supplemented, if required, to describe the terms of the sale or distribution; and
•
effect all sales of shares in broker’s transactions through broker-dealers acting as agents, in transactions directly with market makers, or in privately negotiated transactions where no broker or other third party, other than the purchaser, is involved.

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act of 1933. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of shares, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933 if the broker-dealers purchase shares as principal.

In the absence of this registration statement, the selling shareholders would be able to sell their shares only pursuant to the limitations of Rule 144 promulgated under the Securities Act of 1933 as described above.

The 500,000 shares of common stock issued to Spencer Trask Ventures, Inc. designees are subject to a lock-up agreement whereby the shares are not saleable until after the earlier of one year from September 3, 2003, the date the average closing bid price for the common stock has been $3.00 or more (subject to adjustment for stock splits of stock dividends) for ten consecutive days, or two months after our common stock is traded on the American Stock Exchange or the NASDAQ Small Cap Market; vesting thereafter at the rate of 25% per calendar quarter.

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Kirkpatrick, Lockhart, Nicholson, Graham, LLP.

EXPERTS

Stonefield Josephson, Inc., independent auditors, audited our consolidated financial statements at December 31, 2004 and 2003, as set forth in their report. We have included these financial statements in the prospectus and elsewhere in the registration statement in reliance on their respective reports given upon their authority as experts in accounting and auditing.

On December 23, 2005, Stonefield Josephson, Inc., the independent registered public accounting firm previously engaged as the principal accountant to audit the Registrant's financial statements (the "Former Auditor"), resigned. The report of the Former Auditor on the financial statements for the fiscal year ended December 31, 2004 and 2003 contain an explanatory paragraph regarding uncertainty as to the company's ability to continue as a going concern. In connection with the prior audits for the years ended December 31, 2004 and 2003, and during the interim period from January 1, 2005 to December 23, 2005, there have been no disagreements with Stonefield Josephson, Inc. on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

The Audit Committee has commenced the process of identifying and engaging a new independent registered public accounting firm. The Audit Committee has authorized the Former Auditor to respond fully to the inquiries of its successor accountant (when appointed).

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933 for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, and in accordance with the Securities Exchange Act of 1934, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

Health Sciences Group, Inc.
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	F-1

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2004 and 2003

Consolidated Balance Sheets	F-2 - F-3

Consolidated Statements of Operations	F-4

Consolidated Statements of Stockholders' Equity (Deficit)	F-5 - F-9

Consolidated Statements of Cash Flows	F-10 - F-13

Notes to Consolidated Financial Statements	F-14 - F-63

CONSOLIDATED FINANCIAL STATEMENTS September 30, 2005 and September 30, 2004	F-65 - F-95

Financial Index

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Health Sciences Group, Inc. and Subsidiaries
Los Angeles, California

We have audited the accompanying consolidated balance sheets of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations and other comprehensive loss, stockholders’ equity and cash flows for the two year period ended December 31, 2004. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health Sciences Group, Inc. and Subsidiaries as of December 31, 2004 and 2003, and the results of their consolidated operations and their consolidated cash flows for the two year period ended December 31, 2004, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company’s net loss and negative working capital raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also discussed in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ STONEFIELD JOSEPHSON, INC.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
April 15, 2005, Except for (Note 6, 7, 8, 9, 11, 12, 21 which is as of January 9, 2006)

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31, 2004*	December 31, 2003*
ASSETS
Current assets:
Cash and cash equivalents	$240,532	$265,060
Accounts receivable	6,993	14,155
Inventory	25,780	4,449
Prepaid expenses	10,280	15,124
	283,585	298,788

Assets of discontinued operations held for sale	490,736	7,311,048

Total current assets	774,321	7,609,835

Machinery, furniture and equipment, net of accumulated depreciation and amortization	17,471	21,317

Loan fees, net of accumulated amortization	13,843	78,630
Intangible assets, net of accumulated amortization	3,595,539	3,275,712

Total non-current assets	3,626,853	3,375,659

	$4,401,174	$10,985,494

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
Accounts payable	$429,806	$21,222
Accrued expenses	200,516	276,589
Accrued payroll liabilities	207,466	101,153
Accrued penalties due preferred stockholders	360,000	-
Convertible debentures payable, net of unamortized discount of $53,332	606,668
Delinquent payroll tax liability, including penalties and interest	205,133	95,218
Loans payable	-	23,178
Loans payable, stockholders	55,000	-
Dividends payable	169,876	19,362
	2,234,465	536,722

Liabilities of discontinued operations held for sale	3,879,891	5,823,276

Total current liabilities	6,114,356	6,360,000

Convertible debentures payable, net of unamortized discount of $217,794	-	512,206
Warrant liability	2,602,539	2,319,169
Series A convertible preferred stock, net of unamortized discount of $539,277 and $869,203, respectively	1,410,723	1,130,791
Series B convertible preferred stock, net of unamortized discount of $355,892	394,108	-

Total non-current liabilities	4,407,370	3,962,166

Total liabilities	10,521,726	10,322,166

* Adjusted for reclassification of Xcel Medical Pharmacy in subsequent period to discontinued operations for all periods presented

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS

	December 31, 2004*	December 31, 2003*
Stockholders’ equity (deficit):
Common stock; $0.001 par value, 50,000,000 shares
authorized, 18,206,094 and 12,839,277 shares issued and
outstanding at December 31, 2004 and 2003, respectively	$18,206	$12,839
Additional paid-in capital	17,283,896	13,691,905
Cost of treasury shares	(52,500)	(52,500)
Prepaid compensation expense	(444,692)	(515,170)
Accumulated deficit	(22,925,462)	(12,473,746)

Total stockholders’ equity (deficit)	(6,120,552)	663,328

	$4,401,174	$10,985,494

* Adjusted for reclassification of Xcel Medical Pharmacy in subsequent period to discontinued operations for all periods presented

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF OPERATIONS AND
OTHER COMPREHENSIVE LOSS

	Year ended December 31, 2004*	Year ended December 31, 2003*
Sales, net	$67,204	$122,655

Cost of goods sold	20,539	53,802

Gross profit	46,665	68,853

Selling, general and administrative expenses:
Salary expense	627,286	1,094,768
Professional, legal and accounting expenses	2,748,287	1,684,272
Depreciation and amortization	195,883	286,224
Research and development	6,521	49,594
Other selling, general and administrative expenses	1,015,879	468,581

Total selling, general and administrative expenses	4,593,856	3,583,439

Loss from operations before impairment of intangible assets	(4,547,191)	(3,514,586)

Impairment of intangible assets	994,258	-

Loss from operations	(5,541,449)	(3,514,586)

Other income (expense):
Interest expense recorded as amortization of discounts on convertible debentures	(171,091)	(582,206)
Interest expense recorded as amortization of discounts on convertible preferred stock	(386,524)	(121,945)
Interest expense on all other obligations	(133,636)	(90,955)
Change in fair value of warrant liability	746,667	(677,763)
Other income	42,500	-

Total other income (expense)	97,916	(1,472,869)

Loss from continuing operations before provision for income taxes	(5,443,533)	(4,987,455)
Provision for income taxes	-	-

Loss from continuing operations	(5,443,533)	(4,987,455)

Discontinued operations (Note 3);
Contingent loss from discontinued operations	(2,076,815)	-
Loss from operations of Xcel Medical Pharmacy	(1,449,920)	(370,821)
Loss from operations of Quality Botanical Ingredients (including loss on disposal of $34,508)	(1,481,448)	(2,060,790)

Net Loss	(10,451,716)	(7,419,066)

Preferred dividends	(507,392)	(1,028,214)

Net loss attributable to common shareholders	$(10,959,108)	$(8,447,280)

Net loss per share available to common shareholders - basic and diluted	$(0.78)	$(0.76)

Weighted average common shares outstanding - basic and diluted	14,125,035	11,101,217

* Adjusted for reclassification of Xcel Medical Pharmacy in subsequent period to discontinued operations for all periods presented
The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

			Additional	Cost of	Prepaid	Other		Total
	Common stock		paid-in	treasury	compensation	comprehensive	Accumulated	stockholders'
	Shares	Amount	capital	shares	expense	loss	deficit	equity
Balance at January 1, 2003	9,164,183	9,164	9,518,571	-	-	(3,087)	(5,054,680)	4,469,968

Exercise of stock options and warrants	126,286	126	135,394	-	-	-	-	135,520

Issuance of common stock in exchange
for certain assets and the assumption
of certain liabilities of AAA Health
Products, Inc.	1,200,000	1,200	970,800	-	-	-	-	972,000

Issuance of common stock for services	624,384	625	563,508	-	-	-	-	564,133

Issuance of common stock pursuant
to a settlement agreement	51,705	52	31,705	-	-	-	-	31,757

Issuance of common stock to officers
of the Company for services	300,000	300	299,700	-	-	-	-	300,000

Issuance of common stock in advance
of service provided	615,000	615	544,860	-	(545,475)	-	-	-

Amortization of value of common stock
issued in advance of service provided	-	-	-	-	173,726	-	-	173,726

Return of common stock issued for
services and retained in treasury	-	-	-	(52,500)	-	-	-	(52,500)

Issuance of common stock in
exchange for note payable	40,000	40	25,160	-	-	-	-	25,200

Debentures converted into shares of
common stock	100,000	100	69,900	-	-	-	-	70,000

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

			Additional	Cost of	Prepaid	Other		Total
	Common stock		paid-in	treasury	compensation	comprehensive	Accumulated	stockholders'
	Shares	Amount	capital	shares	expense	loss	deficit	equity
Issuance of common stock for cash	477,920	477	337,223	-	-	-	-	337,700

Issuance of common stock to Series A
convertible preferred stockholders
as penalties	95,987	96	129,486	-	-	-	-	129,582

Issuance of common stock to debenture
holders as penalties	19,636	20	30,416	-	-	-	-	30,436

Issuance of common stock to Series A
convertible preferred stockholders
as dividends	29,683	30	39,970	-	-	-	-	40,000

Dividends earned on Series A Preferred
Stock issued	-	-	(59,362)	-	-	-	-	(59,362)

Dividends from Series A Preferred Stock
beneficial conversion feature	-	-	(1,008,852)	-	-	-	-	(1,008,852)

Value of discount attributable to the
beneficial conversion feature from
the sale of Series A Preferred Stock	-	-	1,008,852	-	-	-	-	1,008,852

Stock options and warrants issued in
advance of services provided	-	-	400,824	-	(400,824)	-	-	-

Amortization of value of stock options issued
in advance of service provided	-	-	-	-	257,403	-	-	257,403

Stock options and warrants issued
in exchange for services	-	-	741,113	-	-	-	-	741,113

Cancellation of common stock	(5,507)	(6)	(5,146)	-	-	-	-	(5,152)

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

			Additional	Cost of	Prepaid	Other		Total
	Common stock		paid-in	treasury	compensation	comprehensive	Accumulated	stockholders'
	Shares	Amount	capital	shares	expense	loss	deficit	equity
Value of warrants issued with
debentures upon registration	-	-	180,922	-	-	-	-	180,922

Value of common stock warrants
issued with line of credit	-	-	25,412	-	-	-	-	25,412

Value of common stock purchase warrants
issued in connection with convertible debentures	-	-	942,273	-	-	-	-	942,273

Value of common stock issued for
expenses related to sale of common stock	-	-	(5,400)	-	-	-	-	(5,400)

Value of warrants issued for expenses
related to sale of Preferred stock	-	-	(888,830)	-	-	-	-	(888,830)

Cash expenses related to sale of Preferred stock	-	-	(336,594)	-	-	-	-	(336,594)

Realized loss on sale of marketable securities	-	-	-	-	-	3,087	-	3,087

Net loss	-	-	-	-	-	-	(7,419,066)	(7,419,066)

Balance at December 31, 2003	12,839,277	12,839	13,691,905	(52,500)	(515,170)	-	(12,473,746)	663,328

Amortization of common stock issued in
advance of services	-	-	-	-	407,170	-	-	407,170

Amortization of common stock options
issued in advance of service	-	-	-	-	148,207	-	-	148,207

Conversion of debentures to common stock	100,000	100	69,900	-	-	-	-	70,000

Issuance of common stock as equity line
commitment fee	572,000	572	514,228	-	-	-	-	514,800

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

			Additional	Cost of	Prepaid	Other		Total
	Common stock		paid-in	treasury	compensation	comprehensive	Accumulated	stockholders'
	Shares	Amount	capital	shares	expense	loss	deficit	equity
Issuance of common stock for
acquisitions	2,360,000	2,360	1,601,640	-	-	-	-	1,604,000

Issuance of common stock for cash	294,118	294	249,706	-	-	-	-	250,000

Issuance of common stock for loan
inducements	35,000	35	23,215	-	-	-	-	23,250

Issuance of common stock for services	950,120	950	697,474	-	(312,500)	-	-	385,924

Issuance of common stock to debenture
holder for interest	136,043	136	162,603	-	-	-	-	162,739

Issuance of common stock to
Series A convertible preferred
stockholders upon conversion	58,824	59	49,942	-	-	-	-	50,001

Issuance of common stock to
Series A convertible preferred
stockholders as dividends	33,333	33	39,966	-	-	-	-	39,999

Issuance of stock to preferred
stockholders for interest	33,333	34	39,966	-	-	-	-	40,000

Issuance of stock to preferred
stockholders for penalties	141,175	141	169,269	-	-	-	-	169,410

Issuance of stock as equity line
commitment fee	-	-	(514,800)	-	-	-	-	(514,800)

Issuance of warrants as equity line
commitment fee	-	-	(500,588)	-	-	-	-	(500,588)

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (CONTINUED)

			Additional	Cost of	Prepaid	Other		Total
	Common stock		paid-in	treasury	compensation	comprehensive	Additional	stockholders'
	Shares	Amount	capital	shares	expense	loss	deficit	equity
Issuance of warrants for services	-	-	1,190,750	-	(172,399)	-	-	1,018,351

Options and warrants exercised for cash	994,722	996	702,951	-	-	-	-	703,947

Return of common stock previously issued	(521,434)	(523)	(445,483)	-	-	-	-	(446,006)

Revaluation of warrants issued to
debenture holders	-	-	6,629	-	-	-	-	6,629

Warrants issued with common stock	-	-	(116,965)	-	-	-	-	(116,965)

Dividends earned on Series B Preferred
Stock issued due to BCF	-	-	(337,516)	-	-	-	-	(337,516)

Value of discount attributable to the
beneficial conversion feature from
the sale of Series B Preferred Stock	-	-	337,516	-	-	-	-	337,516

Warrants issued with Series B Preferred
Stock for commissions	-	-	91,658	-	-	-	-	91,658

Cashless exercise of options and warrants	179,583	180	(180)	-	-	-	-	-

Dividends earned on preferred stock	-	-	(190,514)	-	-	-	-	(190,514)

Cash expense related to sale of equity	-	-	(157,718)	-	-	-	-	(157,718)

Warrant value of equity issuance expenses	-	-	(91,658)	-	-	-	-	(91,658)

Net loss	-	-	-	-	-	-	(10,451,716)	(10,451,716)

Balance at December 31, 2004	18,206,094	$18,206	$17,283,896	$(52,500)	$(444,692)	$-	$(22,925,462)	$(6,120,552)
The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended December 31, 2004*	Year ended December 31, 2003*
Cash flows provided by (used for) operating activities:
Net loss	$(10,451,716)	$(7,419,066)

Adjustments to reconcile net loss to net cash
provided by (used for) operating activities:

Depreciation and amortization	6,654	12,978
Amortization of intangible assets	142,202	224,406
Amortization of discount on debentures	171,091	582,206
Amortization of common stock issued in advance of services	407,170	173,726
Amortization of options and warrants issued in advance of services	148,207	257,403
Amortization of discount on preferred stock issued	386,524	121,945
Amortization of note payable discount	-	15,717
Impairment of intangible assets	994,258	-
Change in fair value of warrant liability	(746,667)	677,763
Issuance of commons stock options and warrants for services	1,018,351	683,457
Issuance of common stock for services	385,924	269,363
Issuance of common stock to officers as compensation	-	300,000
Issuance of common stock to preferred shareholders as penalties	169,410	129,582
Issuance of common stock as settlement expense	-	31,757
Issuance of common stock to debenture holders as penalties	-	30,436
Issuance of common stock to preferred shareholders as interest	40,000	-
Issuance of common stock for loan inducements	23,250	3,200
Cancellation of common stock	(446,005)	(5,152)
Non-cash adjustments to reconcile net loss to net cash provided by (used for) discontinued operations	3,624,899	1,639,232

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	7,162	8,914
Inventory	(21,331)	3,002
Prepaid expenses	4,844	37,623
Assets of discontinued operations held for sale	2,817,089	1,435,882

Increase (decrease) in liabilities:
Accounts payable and accrued expenses	961,561	(133,706)
Delinquent payroll tax liability	109,915	95,218
Liabilities of discontinued operations held for sale	(806,862)	(947,208)

Net cash used for operating activities	(1,054,071)	(1,771,322)

Cash flows provided by (used for) investing activities:
Purchase of furniture and equipment	(2,808)	(11,060)
Cash acquired through acquisition of Apple Peel Technologies	112,500	-
Cash acquired through acquisition of Polymann Technologies	100,000	-
Investment in Quality Botanical Ingredients - discontinued operations	-	(1,136,569)
Investment in Xcel Medical Pharmacy - discontinued operations	-	(220,613)
Cash provided (used) by discontinued operations	-	(58,919)

Net cash provide by (used for) investing activities	209,692	(1,427,161)

* Adjusted for reclassification of Xcel Medical Pharmacy in subsequent period to discontinued operations for all periods presented
The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

Year ended Year ended
December 31, 2004* December 31, 2003*

	Year ended December 31, 2004*	Year ended December 31, 2003*
Cash flows provided by (used for) financing activities:
Payments for loan fees	-	(100,000)
Payments on notes payable	(223,678)	(197,822)
Payments for equity issuance expenses	(157,718)	(341,994)
Proceeds from the issuance of common stock	250,000	337,700
Proceeds from the issuance of preferred stock	750,000	2,000,000
Proceeds from stockholders	255,500	35,000
Proceeds from convertible debentures	-	800,000
Proceeds from the exercise of warrants and options	703,947	135,520
Proceeds provided by (used for) discontinued operations	(758,199)	626,114

Net cash provided by financing activities	819,852	3,294,518

Net increase (decrease) in cash	(24,527)	96,035
Cash, beginning of year	265,059	169,024

Cash, end of year	$240,532	$265,059

Supplemental disclosure of cash flow information:
Interest paid	$58,471	$289,867
Income taxes paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Additional discount on debenture warrants due to revaluation	$6,629	$-
Adjustment to subsidiary purchase price through share return	$370,804	$-
Cashless exercise of options and warrants	$180	$-
Debentures converted into common stock	$70,000	$70,000
Note payable converted to common stock	$-	$22,000
Preferred stock converted to common stock	$50,000	$-
Value of dividends earned	$190,514	$-
Value of common stock issued for AAA Health Products, Inc.	$-	$972,000
Value of common stock issued for license agreement acquisitions	$1,391,500	$-
Value of common stock issued in advance of services	$312,500	$545,475
Value of common stock issued to debenture holders for interest	$162,739	$-
Value of common stock issued to preferred shareholders for dividends	$40,000	$40,000
Value of common stock issued for Equity Line commitment fee	$514,800	$-
Value of warrants issued for Equity Line commitment fee	$500,588	$-
Value of warrants issued as loan fees	$-	$163,992
Value of warrants issued for services related to preferred stock offering	$91,658	$888,830
Value of warrants issued to preferred stockholders	$412,484	$991,154
Value of warrants and options issued in advance of services	$172,399	$400,824
Value of warrants and beneficial conversion feature issued to debenture holders	$-	$800,000
Value of beneficial conversion feature issued to preferred stockholders	$337,516	$1,008,852

* Adjusted for reclassification of Xcel Medical Pharmacy in subsequent period to discontinued operations for all periods presented

The accompanying notes are an integral part of the consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 1 - ORGANIZATION

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. Health Sciences Group, Inc. is an integrated provider of innovative, science-based products and ingredients to customers in the nutrition, skin care, and food and beverage industries.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation for approximately $4.4 million.

On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for approximately $1.5 million. Quality Botanical Ingredients is a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics. In October 2004, the Company’s Board of Directors elected to discontinue the subsidiary’s operations (See Note 3).

On October 20, 2004, the Board of Directors of the Company elected to discontinue operations of its wholly-owned subsidiary, QBI (Note 3). The Company, through the secured lender, engaged professional service firms to facilitate the liquidation of QBI’s inventory and fixed assets and to collect QBI’s outstanding accounts receivable. Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations. The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes the Company’s continuing operations will not be adversely affected by this action.

In May 2005, management determined that its pharmaceutical operations, Xcel HealthCare, Inc. were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations and lay off its employees in order to conserve cash.  Efforts are currently underway to sell its pharmaceutical operations to several interested parties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The audited consolidated financial statements have been prepared by Health Sciences Group, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods.

Principles of Consolidation
These consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, XCEL Healthcare, Inc. (“XCEL”) and BioSelect Innovations, Inc. (“BioSelect”), and Quality Botanical Ingredients, Inc. (“QBI”) which is listed as Assets held for disposal, liabilities held for disposal, and discontinued operations. All material inter-company accounts have been eliminated in consolidation.

Classes of Stock
The Company’s Articles of Incorporation, as amended per June 20, 2005 shareholder vote, authorized the issuance of up to 100,000,000 shares of stock, consisting of 20,000,000 shares of Convertible Preferred Voting and Non-voting Equity stock and 80,000,000 shares of common stock, which have a par value of $0.001.

Convertible Preferred Stock
Convertible Preferred Voting and Non-voting Equity stock will have par terms, preferences and conversion features as determined by the Board of Directors at the time of the issuance of any such shares. In July 2003, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 2,352,948 shares of Series A convertible preferred stock (Note 16). In April 2004, the Board of Directors executed and filed a Certificate of Designation, Preferences and Rights of Series B Convertible Preferred Stock with the State of Colorado, which authorized the issuance of 130 units of Series B convertible preferred stock (Note 16). Each unit is convertible into 29,412 shares of common stock.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Going Concern
As reflected in the accompanying consolidated financial statements, the Company has, in the last two years; realized financial losses, negative cash flows from operations and negative working capital. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheets is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

In September 2004, the Company received Form 668(y)(c) Notice of Federal Tax Lien from the Internal Revenue Service (IRS) giving notice that taxes (including penalties and interest) in the amount of $106,576 have been assessed against the Company for delinquent payroll taxes and that there is a lien in favor of the United States on all property and rights to property belonging to the Company for the amount due. As of December 31, 2004, the Company owes approximately $277,000 in delinquent payroll taxes. In February 2005, the Company remitted approximately $150,000 to the IRS to be applied to the balance due and the lien was released. Management is currently working with the IRS to expeditiously resolve this matter.

In the first three months of 2005, management plans to take, or has taken, the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•	The Company has raised approximately $2,985,000 from the sale of common and preferred stock. In addition, the Company has received approximately $512,000 from the exercise of options and warrants.
•	The Company has secured an equity line agreement with an investment group whereupon through the sale of equity, under defined criterion, the Company has access to funds, up to $7,500,000.
•	Management anticipates raising additional equity funds that will be used to fund any capital shortfalls.
•	Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.
•	Management has streamlined its operations and is developing new products, which are anticipated to have increased gross profit margins.
•
Management will acquire the assets of Swiss Research, Inc. in the third quarter of 2005. Swiss Research markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management. This acquisition will enable the Company to take advantage of Swiss’s existing product and distribution channels to improve the Company’s results from operations.

Comprehensive Income
The Company has no components of Other Comprehensive Income (Loss), and accordingly no Statement of Comprehensive Income (Loss) has been included in the accompanying consolidated financial statements.

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company’s significant estimates include the contractual allowance on accounts receivable and life and estimated value of intangible assets for recoverability. Actual results could differ from those estimates.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments
For certain of the Company's financial instruments, including accounts receivable, accounts payable and accrued expenses, the carrying amounts approximate fair value due to their relatively short maturities. The amounts owed on its lines of credit, notes payable and capital leases also approximate fair value because current interest rates and terms offered to the Company are at current market rates.

Reclassification
Certain amounts from the year ended December 31, 2003 have been reclassified to correspond to the year ended December 31, 2004.

Certain amounts have also changed since the Company’s April 15, 2005 filing of Form 10-KSB to present the year ended numbers as if all discontinued and subsequently discontinued operations were classified as such for the periods presented herein.

Cash and Cash Equivalents

Equivalents
Cash equivalents are comprised of certain highly liquid investments with maturity of three months or less when purchased.

Concentration
The Company maintains its cash in bank deposit accounts, which at times, may exceed federally insured limits. The Company has not experienced any losses in such account.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are accounts receivable arising from the Company’s normal business activities.

XCEL obtains payments from various insurance payors. Prior to shipment, XCEL obtains documentation and authorization from the appropriate sources to ensure payment will be received. If the claim is denied by the insurance payor as a non-covered item, the patient is responsible for the charge. Substantially all of XCEL’s accounts receivable is due from two governmental agencies, Medi-Cal and Medicare. Included in accounts receivable is approximately $116,000 and $327,000 due from these two agencies at December 31, 2004 and 2003, respectively. This operation was subsequently discontinued in 2005 and all receivables noted are presented as Assets of Discontinued Operations Held For Sale (see Note 3).

Inventory
Inventory consists of pharmaceutical and over-the-counter medications. Inventory is stated at the lower of cost or market. Costs for pharmaceutical and over-the-counter products generally being determined on a first in, first out basis. Pharmaceutical and over-the-counter medications, which have expired, are returned for credit or refund at amounts that approximate the purchase price. As a result, the Company has no obsolete inventory related to its pharmaceutical and over-the-counter medications. Pharmaceutical and over-the-counter medications are presented as Assets of Discontinued Operations Held For Sale (see Note 3).

Machinery, Furniture and Equipment
Machinery, furniture, equipment and leasehold improvements are stated at cost. Depreciation and amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Estimated useful life (in years)
Building leasehold improvements	10
Machinery and equipment	5 - 10
Furniture and fixtures	5 - 10
Computer software and systems	3 - 5
Vehicles	5

Leasehold improvements are amortized on the straight-line method over the term of the lease or estimated useful life, whichever is shorter. Expenditures for maintenance and repairs are charged to operations as incurred, while renewals and betterments are capitalized. Machinery, Furniture and Equipment owned and operated by Quality Botanical Ingredients and Xcel Medical Pharmacy are presented as Assets of Discontinued Operations Held For Sale (see Note 3).

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Loan Fees
Loan fees are capitalized and are amortized using the effective interest rate method over the life of the loans (1 - 3 years). Accumulated amortization for continuing and discontinued operations totaled approximately $271,000 and $250,000 at December 31, 2004 and 2003, respectively. During 2004, the Company pre-paid an outstanding loan and fully amortized the remaining unamortized capitalized loan fees of approximately $62,000 and removed the approximate $160,000 loan and the accumulated amortization from the books. Amortization expense totaled approximately $181,000 and $245,000 for the years ended December 31, 2004 and 2003, respectively. Amortization of loan fees from continuing operations was approximately $65,000 and $200,000 for the years ended December 31, 2004 and 2003, respectively.

Excess of Cost Over Fair Value of Net Assets Acquired
Excess of cost over fair value of net tangible assets acquired arising from the acquisition of XCEL and BioSelect was first attributed to patents, formulas, agreements not-to-compete and website development based upon their estimated fair value at the date of acquisition. These intangible assets are being amortized over their estimated useful lives, which range from 3-19 years. Excess of cost over fair value of net assets acquired will be reviewed for impairment pursuant to the Financial Accounting Standards Board’s (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142.

The Company accounts for its intangible assets under the provisions of SFAS No. 142, “Goodwill and Other Intangible Assets”. In accordance with SFAS No. 142, intangible assets with a definite life are accounted for impairment under SFAS No. 144 and intangible assets with indefinite life are accounted for impairment under SFAS No. 142. In accordance with SFAS No. 142, goodwill, or the excess of cost over fair value of net assets acquired, is no longer amortized but is tested for impairment using a fair value approach at the “reporting unit” level. A reporting unit is the operating segment, or a business one level below that operating segment (referred to as a component) if discrete financial information is prepared and regularly reviewed by management at the component level. The Company recognizes an impairment charge for any amount by which the carrying amount of a reporting unit’s goodwill exceeds its fair value. The Company uses discounted cash flows to establish fair values. When available and as appropriate, comparative market multiples to corroborate discounted cash flow results is used. When a business within a reporting unit is disposed of, goodwill is allocated to the gain or loss on disposition using the relative fair value methodology. The Company has applied the guidelines of SFAS 142 in its accounting treatment of its intangible assets (See Note 9).

Intangible and Long-Lived Assets
In October 2001, the FASB issued SFAS No. 144, “Accounting for Impairment of Disposal of Long-Lived Assets”, which supercedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”, and the accounting and reporting provision of APB Opinion No. 30, “Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business. This statement also amends ARB No. 51, “Consolidated Financial Statements”, to eliminate the exception to consolidation for a subsidiary for which control is likely to be impaired. SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. The Company has applied the guidelines of SFAS 144 in its accounting treatment of its subsidiaries, notably QBI (See Note 3).

Revenue Recognition
Net sales are recorded when products are delivered to the customer. The revenue recognition criteria are completed prior to shipment. XCEL’s net sales are recorded at its established rates on an accrual basis, net of the provision for contractual allowances when pharmaceutical products are shipped. A valid prescription and authorization for payment must be received by XCEL for the customer prior to shipment, representing the contract between the customer’s insurance company and XCEL. On the date the product is shipped, the insurance payor is billed for the sale as the service has been provided to the customer and, at which point, collectibility is assured. Contractual allowances include differences between established billing rates and amounts estimated by management as reimbursable from third-party payors and others for products shipped.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Research and Development Costs
Research and development costs consist of expenditures for the research and development of patents and new products, which cannot be capitalized. Research and development costs from continuing operations totaled approximately $7,000 and $50,000 for the years ended December 31, 2004 and 2003, respectively.

Advertising Costs
The Company expenses advertising costs as incurred. Advertising costs totaled approximately $3,000 and $0 for the years ended December 31, 2004 and 2003, respectively.

Shipping and Handling Costs
The Company expenses shipping and handling costs as incurred and includes the expense in selling, general and administrative expenses. Shipping and handling costs from discontinued operations totaled approximately $10,000 for the years ended December 31, 2004 and 2003.

Income Taxes
Deferred income taxes result primarily from temporary differences between financial and tax reporting. Deferred tax assets and liabilities are determined based on the differences between the financial statement bases and tax bases of assets and liabilities using enacted tax rates. A valuation allowance is recorded to reduce a deferred tax asset to that portion that is expected to more likely than not be realized.

Net Loss Per Share
The Company uses SFAS No. 128, "Earnings Per Share" for calculating the basic and diluted loss per share. Basic loss per share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At December 31, 2004 and 2003, the outstanding number of potentially dilutive common shares totaled approximately 1,636,000 and 1,256,000, respectively. However, as the Company has net losses, their effect is anti-dilutive and has not been included in the diluted weighted average earnings per share as shown on the Consolidated Statements of Operations.

Pro Forma Information for Stock Options Issued to Employees
SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation. The Company uses the fair value method for options granted to non-employees. If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’ net loss and loss per share would be reduced to the pro forma amounts indicated below for the years ended December 31, 2004 and 2003:

	December 31, 2004	December 31, 2003
Net loss attributable to common shareholders, as reported	$(10,959,108)	$(8,447,280)
Stock compensation calculated under APB 25	-	-
Stock compensation calculated under SFAS 123	(877,512)	(478,867)
Pro forma net loss attributable to common shareholders	$(11,836,620)	$(8,926,147)
Net loss per share available to common shareholders - basic and diluted
As reported	$(0.78)	$(0.76)
Pro forma	$(0.84)	$(0.80)

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Pro Forma Information for Stock Options Issued to Employees, Continued
Pro forma information using the Black-Scholes method at the date of grant is based on the following assumptions: average risk free interest rate of 4.0% for 2004 and 2.1% for 2003; dividend yield of 0.0% for each of the years 2004 and 2003; average volatility factor of the expected market price of the Company’s common stock of 122.8% for 2004 and 133.6% for 2003; and an expected life of the options of 8.9 and 3.0 years for 2004 and 2003 respectively.

This option valuation model requires input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

Recent Accounting Pronouncements
In January 2003, the FASB issued FIN 46, “Consolidation of Variable Interest Entities, an Interpretation of Accounting Research Bulletin (“ARB”) No. 51.” This interpretation clarifies the application of ARB No. 51, “Consolidated Financial Statements”, to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. In December 2003, the FASB revised FASB Interpretation No. 46 (“FIN 46R”), which allowed companies with certain types of variable interest entities to defer implementation until March 31, 2004. The Company does not expect the adoption of this pronouncement to have a material impact to the Company’s financial position or results of operations.

In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities.” SFAS No. 149 amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. The guidance should be applied prospectively. The Company does not expect the adoption of SFAS No. 149 to have a material impact on its consolidated financial position, results of operations or stockholders’ equity.

In May 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity.” SFAS No. 150 clarifies the accounting treatment for certain financial instruments with characteristics of both liabilities and equity and requires that those instruments be classified as liabilities in statements of financial position. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company does not expect the adoption of SFAS No. 150 to have a material impact on its consolidated financial position, results of operations or stockholders’ equity.

In December 2003, the FASB issued Summary of Statement No. 132 (revised 2003), “Employer’s Disclosures about Pensions and Other Post Retirement Benefits - an amendment to FASB Statements No. 87, 88, and 106.” This statement revises employers’ disclosures about pension plans and other postretirement benefit plans. However, it does not change the measurement or recognition of those plans as required by FASB Statements No. 87, “Employers’ Accounting for Pensions”, No. 88, “Employers’ Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits”, and No. 106, “Employers’ Accounting for Postretirement Benefits Other Than Pensions.” This statement requires additional disclosures to those in the original Statement 132 about the assets, obligations, cash flows, and net periodic benefit cost. This statement also calls for certain information to be disclosed in financial statements for interim period. The disclosures required by this statement are effective for year ending after December 15, 2003. The Company does not expect the adoption of this pronouncement to have a material impact on its consolidated financial position or results of operations.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, Continued
In December 2003, the Securities and Exchange Commission (the "SEC") issued Staff Accounting Bulletin ("SAB") No. 104, "Revenue Recognition." SAB 104 supersedes SAB 101, "Revenue Recognition in Financial Statements." SAB No. 104, which was effective upon issuance, rescinded certain guidance contained in SAB No. 101 related to multiple element revenue arrangements, and replaced such guidance with that contained in EITF 00-21, "Accounting for Revenue Arrangements with Multiple Deliverables." Additionally, SAB No. 104 rescinded the SEC's Revenue Recognition in Financial Statements Frequently Asked Questions and Answers issued with SAB No. 101. The revenue recognition principles of SAB No. 101 remain largely unchanged by the issuance of SAB No. 104, and therefore the adoption of SAB No. 104 did not have a material effect on the Company's results of operations or financial condition.

In January 2004, the FASB issued FASB Staff Position No. FAS 106-1 (“FSP 106-1”), “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernation Act of 2003,” (the “Act”). FSP 106-1 addresses the accounting impact of the Act, which was signed into law on December 8, 2003. Among other features, the Act introduces a prescription drug benefit under Medicare Part D and a federal subsidy to sponsors of retiree health care plans that provide a benefit that is at least actuarially equivalent to Medicare Part D. Companies sponsoring affected postretirement benefit plans may elect to defer recognition of the impact of the Act until (1) final FASB guidance on accounting for the federal subsidy provision of the Act is issued, or (2) a significant event calling for remeasurement of a plan’s assets and obligations occurs. FSP 106-1 is effective for interim or annual financial statements of years ending after December 7, 2003. The adoption of this accounting interpretation is not expected to have a material impact on the Company’s consolidated financial statements.

In March 2004, the Financial Accounting Standards Board (FASB) approved the consensus reached on the Emerging Issues Task Force (EITF) Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of this Issue is to provide guidance for identifying impaired investments. EITF 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. The accounting provisions of EITF 03-1 are effective for all reporting periods beginning after June 15, 2004, while the disclosure requirements for certain investments are effective for annual periods ending after December 15, 2003, and for other investments such disclosure requirements are effective for annual periods ending after June 15, 2004.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by Statement 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. . The Company has evaluated the impact of the adoption of SFAS 151, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.152, “Accounting for Real Estate Time-Sharing Transactions—an amendment of FASB Statements No. 66 and 67” (“SFAS 152)  The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005, with earlier application encouraged  The Company has evaluated the impact of the adoption of SFAS 152, and does not believe the impact will be significant to the Company's overall results of operations or financial position as the Company does not engage in these sorts of transactions.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, Continued
In December 2004, the FASB issued SFAS No.153, “Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions.”The amendments made by Statement 153 are based on the principle that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for nonmonetary exchanges of similar productive assets and replace it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. The Board believes that exception required that some nonmonetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, the Board believes this Statement produces financial reporting that more faithfully represents the economics of the transactions. The Statement is effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of this Statement shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153, and does not believe the impact will be significant to the Company's overall results of operations or financial position.

In December 2004, the FASB issued SFAS No.123 (revised 2004), “Share-Based Payment”. Statement 123(R) will provide investors and other users of financial statements with more complete and neutral financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. Statement 123(R) covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. Statement 123(R) replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. Statement 123, as originally issued in 1995, established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that Statement permitted entities the option of continuing to apply the guidance in Opinion 25, as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair-value-based method been used. Public entities (other than those filing as small business issuers) will be required to apply Statement 123(R) as of the first interim or annual reporting period that begins after June 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123(R), and believes that the impact will be significant to the Company's overall results of operations or financial position.

In December 2004 the Financial Accounting Standards Board issued two FASB Staff Positions - FSP FAS 109-1, Application of FASB Statement 109 “Accounting for Income Taxes” to the Tax Deduction on Qualified Production Activities Provided by the American Jobs Creation Act of 2004, and FSP FAS 109-2 Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004.  Neither of these affected the Company as it does not participate in the related activities.

In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment”(“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements, Continued
In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on their financial position, results of operations and cash flows.

In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on our financial position, results of operations or cash flows.

NOTE 3 - DISCONTINUED OPERATIONS - QUALITY BOTANICAL INGREDIENTS

In October 2004, the Company discontinued the operations of its subsidiary Quality Botanical Ingredients (QBI). The Company has reclassified its financial statements to segregate the revenues (direct costs and expenses), assets, liabilities and cash flows of the discontinued operations. The net operating results, net assets, net liabilities, and net cash flows of this entity have been reported as “Discontinued operations,” “Assets of discontinued operations held for sale,” “Liabilities of discontinued operations held for sale,” “Changes in assets of discontinued operations held for sale” and Changes in liabilities of discontinued operations held for sale.”

Acquisition Background - QBI
On February 25, 2003, effective January 1, 2003, the Company formed a new subsidiary, Quality Botanical Ingredients, Inc., a Delaware corporation that purchased substantially all assets and assumed certain liabilities of Quality Botanical Ingredients, Inc., a New Jersey corporation (now known as AAA Health Products, Inc.) (“AAA”) pursuant to an Asset Purchase Agreement (the “Agreement”) for approximately $1.5 million. Included in the purchase price was the issuance of 1,200,000 shares of the Company’s common stock, which includes 433,333 shares placed in an escrow account and 200,000 shares issued to consultants for services provided to the Company relating to the acquisition as well as approximately $394,000 paid to attorneys and a business acquisition firm for due diligence services related to the acquisition of QBI. Pursuant to the Agreement, the Company contributed $200,000 to AAA, which was used as payment to AAA’s creditors. The value of the 1,200,000 shares totaled $972,000 and was determined based on the average closing market price of the Company’s common stock over the two-day period before and after the terms of the acquisition were agreed to and announced. Shares placed in escrow totaling 333,333 were subject to set-off of any accounts receivable remaining after 150 days from the closing date. The remaining 100,000 shares, valued at approximately $81,000, were subject to settlement of any indemnity claims. Additional shares, not to exceed 1,250,000, of the Company’s common stock would be issued to the seller should the closing price of the Company’s common stock not achieve certain levels after 1 year from the closing date. In January 2004, the Company and AAA entered into an Amendment Agreement to limit the maximum amount of additional shares to 750,000, a decrease of 500,000 shares. An additional 200,000 shares shall be issued to the seller upon reaching certain levels of gross revenues and gross operating margins as compared to its 2001 financial results. The Company also contributed $400,000 to AAA, of which $350,000 was used to pay down AAA’s line of credit and the remaining $50,000 was paid as a loan fee.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3 - DISCONTINUED OPERATIONS (CONTINUED)

Acquisition Background - QBI, Continued
In February 2003, the newly formed subsidiary entered into a Amended Loan and Security Agreement (Loan Agreement) with La Salle Business Credit, LLC (“La Salle”) for a maximum line of credit totaling $4 million, pursuant to the purchase agreement. The funds were used to payoff AAA’s line of credit with the same institution. Additionally, the newly formed subsidiary assumed notes payable of $387,481 and $63,194 with a financial institution. The Company and three other parties, two individuals and a Limited Liability Company, (together “Guarantors”) issued a joint and severable Continuing Unconditional Corporate Guaranty dated as of February 21, 2003, on this Loan Agreement, whereupon in the event of default by QBI the Guarantors are liable for any unpaid balances due La Salle. The Loan Agreement is collateralized with QBI’s accounts receivable, fixed assets, and inventory. The Loan is also collateralized by the personal assets of the two guaranteeing individuals. In addition, La Salle is a lien holder on the five acre parcel of land and the building that housed QBI’s operations, owned and also pledged as collateral by the Limited Liability Company (“LLC”).

The acquisition has been accounted for as a purchase transaction pursuant to SFAS 141 and accordingly, the acquired assets and liabilities assumed being recorded at their estimated fair values at the date of acquisition. The net book value of the acquired assets and liabilities assumed approximated the fair value at the date of purchase. Therefore, there was no excess of cost over net book value recorded.

The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition:

At January 1, 2003
Current assets	$6,484,289
Machinery, furniture and equipment	1,504,748
Other long-term assets	113,071
Total assets acquired	8,102,108

Current liabilities	(6,155,387)
Long-term debt	(461,646)
Total liabilities assumed	(6,617,033)

Net assets acquired	$1,485,075

Decision to Discontinue Operations - QBI
On October 6, 2004, the Guarantors received a default declaration letter pursuant to terms outlined in the Loan Agreement citing failure to adhere to certain covenants with a demand for repayment of the outstanding principal balance of $2,067,990, plus approximately $10,543 in accrued interest and fees (“Demand”).

On October 20, 2004, upon receipt of the demand, the Company’s Board of Directors elected to discontinue QBI’s operations and liquidate QBI’s accounts receivable, inventory and fixed assets to satisfy the demand. In addition, the LLC is currently in the process of marketing the land and building for sale during the second quarter of 2005.

Per Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) paragraph 42, the Company has reported QBI as discontinued operations by meeting the following conditions:

•	the operations and cash flows of the QBI have been, or will be, eliminated from the ongoing operations of the Company as a result of the disposal transaction, and
•	the Company will not have any significant continuing involvement in the operations of QBI after the disposal transaction

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3 - DISCONTINUED OPERATIONS (CONTINUED)

Decision to Discontinue Operations - QBI Continued
On the date the decision to discontinue operations was made, the book value for QBI’s accounts receivable, inventory and fixed assets was approximately $2,614,000 consisting of:

Accounts receivable	$505,598
Inventory	1,265,781
Fixed Assets	842,986
$2,614,365

Service firms engaged to facilitate the liquidation included a collection agency to pursue QBI’s outstanding accounts receivable and an auction and liquidation firm to coordinate the sale of QBI’s inventory and fixed assets. All proceeds received, net fees, commissions and related expenses, were to be applied to the Demand. As of December 31, 2004 the collection agency had collected the following, net fees and related expenses:

Accounts receivable assigned to La Salle	$505,598
Collections, October through December	(199,180)
Balance at December 31, 2004	$306,418

Subsequent to year-end the collection agency received an additional $114,000 of the outstanding balance due. When aggregating the collections before and after year-end, the uncollected balance is approximately $192,000.

The inventory and fixed asset auction took place on January 13, 2005, via a live, internet and mail in biding process. The following was raised during this sale, net of fees and other related expenses, and applied to the Demand:

Proceeds received from the sale of inventory	$30,861
Proceeds received from the sale of fixed assets	162,982
Total auction proceeds	$193,843

Per Statement of Financial Standards No. 5 “Accounting for Contingencies,” (SFAS 5) paragraph 8, an estimated loss from a loss contingency shall be accrued by a charge to income if both of the following conditions are met:

•
Information available prior to issuance of the financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the financial statements.

•	The amount of loss can be reasonably estimated.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 3 - DISCONTINUED OPERATIONS (CONTINUED)

Decision to Discontinue Operations - QBI, Continued
Prior to issuing these financial statements the liquidation company had completed the auction and the collection agency had pursued all accounts receivable collection opportunities. The impairment to the noted assets was determined based on these events and combine for a gross contingent loss of approximately $2,107,000, when aggregated with the gain from eliminating the allowance for doubtful accounts, prepaid expenses, etc., the net contingent loss is approximately $2,077,000 and was recognized in the Company’s December 31, 2004 statement of operations.

	Accounts Receivable	Inventory	Fixed Assets
Balance assigned to La Salle	$505,598	$1,265,781	$842,986
Collections through December 2004	(199,180)	-	-
Balance at December 31, 2004	306,418	1,265,781	842,986

Proceeds from auction	-	(30,861)	(162,982)
Collections through February 2005	(114,199)	-	-
Contingent loss	192,219	1,234,920	680,004

It is estimated that the sale of the LLC’s land and building assets will also net approximately $400,000 to be applied to the remaining Demand balance. At this time, management estimates that subsequent to the sale of the aforementioned assets approximately $1,200,000 of the original Demand will be unsatisfied and that it is probable that the Guarantors will share joint and severable liability for the remaining balance due. However, management can neither provide an accurate estimate of the Company’s pro-rata percentage of the remaining liability to be assumed nor approximate the resulting gain or loss to be realized. As such, the Company continues to account for the full balance due as of December 31, 2004 in Liabilities of discontinued operations held for sale. Management believes the Company’s continuing operations will not be adversely affected by this action.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4 - BUSINESS ACQUISITIONS

Polymann Technologies, Inc.
In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 1,160,000 unregistered shares of its common stock valued at $810,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

At the time of acquisition PTI had no employees, operations or liabilities. PTI’s only assets include approximately $100,000 in cash and an exclusive worldwide (excluding Korea) license to a patented technology known as Low Molecular Weight Polymannuronate (“Polymann”) with zero book value. The Company engaged a third party valuation firm to finalize the purchase price allocation. The valuation firm determined that the value of the license exceeded the purchase price net cash received. As such, the Company has allocated the remaining $710,000 of the purchase price to intangible assets to be amortized over the 17 year life of the license. As a result of this acquisition, the Company has recognized within these consolidated financial statements the $100,000 cash and the $710,000 intangible asset in the Company’s statement of position with no charges to the statement of operations.

	Purchase Price Allocation
	Upon Acquisition	Post Valuation
Assets
Cash	$100,000	$100,000
Polymann license	-	710,000
	100,000	810,000
Total liabilities	-	-
Net Assets	$100,000	$810,000

Polymann is a nutraceutical product derived, in part, from sea mustard and kelp. Polymann has been shown to reduce serum and liver cholesterol and control serum and liver triglyceride levels in humans and animals. Polymann can be used in a variety of compositions including capsules, beverages, candy and powdered drink mixes. It is anticipated that all compositions of Polymann will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Polymann under the brand name Sequestrol and, upon completion of the acquisition, distribute the product through its new Swiss Research subsidiary.

Apple Peel Technologies, Inc.
In November 2004, the Company acquired Apple Peel Technologies, Inc. (APTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 1,200,000 unregistered shares of its common stock valued at $830,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of APTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

At the time of acquisition APTI had no employees, operations or liabilities. APTI’s only assets include $112,500 in cash and an exclusive worldwide license to a patented technology known as Apple Peel Powder with zero book value. The Company engaged a third party valuation firm to finalize the purchase price allocation. The valuation firm determined that the value of the license exceeded the purchase price net cash received. As such, the Company has allocated the remaining $717,500 of the purchase price to intangible assets to be amortized over the 19 year life of the license. As a result of this acquisition, the Company has recognized within these consolidated financial statements the $112,500 cash and the $717,500 intangible asset in the Company’s statement of position with no charges to the statement of operations.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 4 - BUSINESS ACQUISITIONS (CONTINUED)

Apple Peel Technologies, Inc., Continued

	Purchase Price Allocation
	Upon Acquisition	Post Valuation
Assets
Cash	$112,500	$112,500
Apple Peel Powder license	-	717,500
	112,500	830,000
Total liabilities	-	-
Net Assets	$112,500	$830,000

Apple Peel Powder has been shown to reduce cellular damage caused by free radicals. It is anticipated that all compositions of Apple Peel Powder will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Apple Peel Powder under the brand name Aplevia and, upon completion of the acquisition, distribute the product through its new Swiss Research subsidiary.

Licensing Agreements
Upon the acquisition of Polymann Technologies Inc. and Apple Peel Technologies Inc., the Company acquired the rights to develop and commercialize a license to intellectual property owned by each entity. Each license was independently valued and determined to exceed the purchase price. The purchase price allocation was assigned to each license and will be amortized over the life of the license.

NOTE 5 - STOCK OPTIONS ISSUED TO EMPLOYEES

In August 2003, the Board of Directors adopted the Health Sciences Group, Inc. 2003 Stock Option, Deferred Stock and Restricted Stock Plan (the “Plan”). The Plan authorizes the issuance of up to 4,200,000 shares of the Company’s common stock pursuant to the exercise of options granted thereunder. The purpose of the Plan is to enable the Company to obtain and retain competent, employees, personnel, consultants and service providers who will contribute to the Company’s success by their ability, ingenuity, industry and services, and to provide incentives to such personnel, employees, consultants and service providers and will therefore, inure to the benefit of all shareholders of the Company. The Board of Directors administers the Plan, selects recipients to whom options are granted and determines the number of shares to be awarded. Options granted under the Plan are exercisable at a price determined by the Board of Directors at the time of grant.

Pro forma information regarding the effects on operations as required by SFAS No. 123 and SFAS No. 148, has been determined as if the Company had accounted for its employee stock options under the fair value method of those statements. As allowed under the guidance of SFAS No. 123, the Company has elected to follow Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25) and related interpretations in accounting for its employee stock options.

The number and weighted average exercise prices of options granted are as follows:

	December 31, 2004		December 31, 2003
	Number	Average Exercise Price	Number	Average Exercise Price
Outstanding at beginning of the year	1,706,000	$0.98	751,000	$0.67
Granted during the year	3,110,000	0.70	1,405,000	1.18
Exercised during the year	-	-	-	-
Terminated during the year	410,000	1.28	450,000	1.10
Exercisable at end of the year	3,806,000	0.74	1,336,000	0.90
Outstanding at end of the year	4,406,000	0.76	1,706,000	0.98

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 5 - STOCK OPTIONS ISSUED TO EMPLOYEES (CONTINUED)

A summary of the options by ranges at December 31, 2004 are as follows:

Range of Exercise Prices	Remaining Number Outstanding	Weighted- Average Contractual Life (Years)	Weighted- Average Fair Value	Number Exercisable	Weighted Average Exercise Price

$0 to $1	3,450,000	9.39	$0.62	3,050,000	$0.60
1 to 2	926,000	1.47	1.10	726,000	1.23
2 to 3	-	-	-	-	-
3 to 4	30,000	0.17	2.05	30,000	3.10

A summary of the options by ranges at December 31, 2003 are as follows:

Range of Exercise Prices	Remaining Number Outstanding	Weighted- Average Contractual Life (Years)	Weighted- Average Fair Value	Number Exercisable	Weighted Average Exercise Price

$0 to $1	750,000	2.00	$0.45	700,000	$0.55
1 to 2	926,000	2.38	1.10	616,000	1.23
2 to 3	-	-	-	-	-
3 to 4	30,000	1.17	2.05	20,000	3.10

NOTE 6 - ACCOUNTS RECEIVABLE

A summary of accounts receivable from continuing operations is as follows:

	December 31, 2004	December 31, 2003
Accounts receivable	$6,993	$14,155
Less allowances for doubtful
accounts and contractual allowances	-	-

	$6,993	$14,155

No bad debt expense was charged to continuing operations for the years ended December 31, 2004 or 2003.

A summary of accounts receivable from discontinued operations is as follows:

	December 31, 2004	December 31, 2003
Accounts receivable	$250,725	$2,146,247
Less allowances for doubtful
accounts and contractual allowances	5,590	306,063

	$245,135	$1,840,184

Bad debt expense charged to discontinued operations totaled approximately $12,000 and $86,000 for the years ended December 31, 2004 and 2003 respectively.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 7 - INVENTORY

Inventory at continuing operations consisted of Hormone Replacement Therapy base creams totaling approximately $26,000 and $4,000 for the years ended December 31, 2004 and 2003, respectively.

Inventory at discontinued operations consists of bulk nutraceutical ingredients, pharmaceutical and over-the-counter medications. Total inventory at discontinued operations for the years ended December 31, 2004 and 2003 were approximately $69,000 and $2,582,000, respectively.

NOTE 8 - MACHINERY, FURNITURE AND EQUIPMENT

Machinery, Furniture and Equipment from continuing operations consisted of:

	December 31, 2004	December 31, 2003
Office computers, furniture and equipment	$34,408	$31,672

Less accumulated depreciation	17,009	10,355
	$17,471	$21,317

Depreciation expense from continuing operations totaled approximately $7,000 and $13,000, for the years ended December 31, 2004 and 2003, respectively.

Machinery, Furniture and Equipment from discontinued operations consisted of :

	December 31, 2004	December 31, 2003
Total machinery, furniture and equipment	$241,667	$1,743,380
Less accumulated depreciation	65,023	348,470
	$176,654	$1,394,910

Depreciation expense from discontinued operations totaled approximately $183,000 and $263,000, for the years ended December 31, 2004 and 2003, respectively.

NOTE 9 - GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of licensing agreements and patents. The Company’s intangible assets held by continuing operations is:

	December 31, 2004	December 31, 2003
Licensing agreements	$1,391,500	$-
Patents	2,305,742	3,300,000
	3,697,242	3,300,000
Less accumulated amortization	101,703	24,288

Total intangible assets	$3,595,539	$3,275,712

Amortization expense from continuing operations totaled approximately $189,000 and $273,000 for the years ended December 31, 2004 and 2003, respectively. Amortization expense for intangible assets for the years ending December 31, 2005 through 2021 is estimated to be approximately $212,000 and approximately $36,000 for each of the two subsequent years thereafter.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 9 - GOODWILL AND INTANGIBLE ASSETS (CONTINUED)

A summary of the Company’s goodwill and intangible assets for discontinue operations is as follows:

	December 31, 2004	December 31, 2003
Goodwill	$-	$350,546

Formulas	$-	$680,000
Agreements not-to-compete	-	390,000
Website development	-	50,000
	1,391,500	1,120,000
Less accumulated amortization	101,703	399,999

Total intangible assets	$3,595,539	$720,001

Amortization expense from discontinued operations totaled approximately $263,000 and $210,000 for the years ended December 31, 2004 and 2003, respectively.

Impairments
An independent valuation firm determined, and the Company concurs, that declining revenues and working capital deficiencies warrant that XCEL’s previously recorded goodwill and formulations will not provide the subsidiary sufficient future economic benefit as compared to comparable businesses and therefore should be accounted for as 100% impaired. During 2004, the U.S. Patent and Trademark Office denied, and the Company then abandoned, certain patent applications that the Company capitalized via purchase price allocation related to the Company’s acquisition of BioSelect. The Company has recognized an impairment equal to the carrying value of the abandoned patents.

The Company has accounted for intangible asset impairments in accordance to Statement of Financial Standards No. 142 “Goodwill and Other Intangible Assets.” At December 31, 2004, impairments to goodwill, and formulations at the Company’s discontinued XCEL subsidiary totaled approximately $351,000 and $540,000, respectively and are included in Assets of Discontinued Operations Held For Sale. Impairments to patents held by BioSelect totaled approximately $994,000 and was recognized as “Impairment of Intangible Assets” in the Company’s statement of operations.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 9 - INTANGIBLE ASSETS (CONTINUED)

Patents
Patents consist of the assigned fair market value at the date of acquisition arising from the purchase of BioSelect Innovations, Inc. Patent costs are amortized on a straight-line basis over their economic lives of approximately 19 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

Formulas
Formulas consist of the assigned fair market value at the date of acquisition arising from the purchase of XCEL. Formulas have been amortized on a straight-line basis over their estimated economic lives of 15 years. The Company has determined that facts and circumstances indicate that the unamortized carrying amount is not recoverable. The amortization recognized prior to impairment is presented in chart above. The formulas are fully written off as of December 31, 2004.

Agreements Not-to-Compete
Certain stockholders and former employees of the Company entered into non-competition agreements. The agreements have been recorded at their fair market value at the date of purchase of XCEL. The agreements are amortized on a straight-line basis over their estimated economic lives of 3 years, ending in December 2004.

Licensing Agreements
Upon the acquisition of Polymann Technologies Inc. and Apple Peel Technologies Inc., the Company acquired the rights to develop and commercialize a license to intellectual property owned by each entity. Each license was independently valued and determined to exceed the purchase price. The purchase price allocation was assigned to each license and will be amortized over the life of the license.

Website Development
The Company capitalizes certain software development costs, which are amortized using the straight-line method over the estimated useful lives of the software, not to exceed three years, ending in December 2004.

NOTE 10 - LINE OF CREDIT

In February 2003, XCEL entered into a Loan and Security Agreement with a finance company for a maximum line of credit totaling $750,000. Interest is due monthly on the outstanding balance at a rate of 3.75% above XCEL’s reference rate. At December 31, 2003, the interest rate was 7.85%. The Loan and Security Agreement expires in February 2006 and is secured by substantially all assets of XCEL. The finance company will make advances on the Loan and Security Agreement up to 75% of XCEL’s eligible accounts receivable. The borrowings are guaranteed by the Company and personally guaranteed by the majority shareholders of the Company. The credit line is limited as to use by XCEL. At December 31, 2003, the balance of the credit line totaled approximately $135,000. XCEL must maintain the following financial ratio and covenant:

•	Minimum working capital ratio	.75 to 1
•	XCEL must be profitable*

* XCEL is in default of this covenant at December 31, 2004 and 2003.

Additionally, the Company paid $37,500 and issued 30,000 stock purchase warrants to a consultant for services relating to the line of credit. Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $0.95. The warrants expire February 2008. The estimated value of the warrants totaled approximately $24,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.75%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of 5 years.

In November 2004, XCEL terminated this Loan and Security Agreement through a lump sum payoff. The net capitalized loan fees incurred related to this line of credit totaled approximately $62,000 at the termination date and was expensed to operations. Interest expense on the line of credit totaled approximately $44,000 and $67,000 for the years ended December 31, 2004 and 2003, respectively.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 11 - NOTES PAYABLE

Notes payable from continuing operations totaled $0 and $23,178 for the years ended December 31, 2004 and 2003, respectively.

A summary of notes payable from discontinued operations is as follows:

	December 31, 2004	December 31, 2003
Note payable, individual, interest at 11% per annum, unsecured, due in December 2005 (Xcel)	$111,147	$116,146
Note payable, individual, interest at 10% per annum, unsecured (Xcel)	-	7,755
Note payable, financial institution, interest at 6.5% per annum, secured (QBI)	-	159,551
Note payable, financial institution, interest at 7.0% per annum, secured (QBI)	-	14,583
Note payable, settlement due secured (QBI)	134,624	146,387

	245,771	444,422
Less current maturities	247,771	320,522

	$-	$123,900

The following is a summary of the principal amounts payable over the next two years:

Years ending December 31,
2005	$247,771
2006	-

$247,771

Interest expense on notes payable totaled approximately $12,000 and $17,000 for the years ended December 31, 2004 and 2003, respectively.

NOTE 12 - LOANS PAYABLE, STOCKHOLDERS

The Company’s continuing operations loans payable due stockholders totaled $55,000 and $0 for the years ended December 31, 2004 and 2003, respectively. The loan payable is unsecured and due on demand.

Loans payable held by discontinued operations totaled:

	December 31, 2004	December 31, 2003
Note payable, shareholder, interest at 11% per annum, unsecured, due on demand	$8,050	$1,800
Note payable, shareholder, interest at prime + 8% per annum, unsecured, due in October 2005	100,000	-

	108,050	1,800

Less current maturities	108,050	1,800

	$-	$-

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 12 - LOANS PAYABLE STOCKHOLDERS (CONTINUED)

The following is a summary of the principal amounts payable over the next two years:

Years ending
December 31
2005	$108,050
2006	-

$108,050

Interest expense on loans payable, stockholders totaled approximately $3,000 and $0 for the years ended December 31, 2004 and 2003, respectively.

NOTE 13 - WARRANT LIABILITY

In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to December 31, 2004 has been included in other (expense) income.

For the years ended December 31, 2004 and 2003 the change in fair value of all warrants issued with registration rights for the underlying shares decreased by approximately $747,000 and $678,000, respectively and is recognized in other income.

NOTE 14 - CONVERTIBLE DEBENTURES

12% Convertible Debenture, Principal Amount $300,000
In February 2003, the Company sold $300,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 571,428 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest was due on February 24, 2004. In January 2004, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to February 24, 2005. The notes are collateralized by a second position in substantially all assets of the Company and shares owned by the officers and major shareholders of the Company. Commencing July 24, 2003, the debentures can be converted at $0.525 per share. The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $174,000 using Black-Scholes option pricing model. The remainder of approximately $126,000 was allocated to the beneficial conversion feature.

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 14 - CONVERTIBLE DEBENTURES (CONTINUED)

12% Convertible Debenture, Principal Amount $300,000, Continued
Additionally, the Company granted 85,712 stock purchase warrants to two consultants for services relating to these convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.60. The warrants expire in February 2008. The estimated value of the warrants totaled approximately $71,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.82%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of 5 years.

In November 2003, the Company issued 19,636 shares of its common stock to the debenture holder for penalties due. The value of the shares totaled approximately $30,000 and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement. The registration statement became effective in October 2003.

In November 2003, one of the consultants exercised stock purchase warrants resulting in the issuance of 14,286 of the Company’s common stock in exchange for a subscription receivable. Net proceeds totaled approximately $9,000 and was received in 2004.

In November 2003, the debenture holder converted $27,500 of the note payable into 50,000 shares of the Company’s common stock. As a result, approximately $7,000 of unamortized discount relating to the portion of the note converted was expensed at the date of conversion and is included in interest expense.

In January 2004, the debenture holder converted $27,500 of the note payable into 50,000 shares of the Company’s common stock. As a result, approximately $4,000 of unamortized discount relating to the portion of the note converted was expensed at the date of conversion and is included in interest expense.

In January 2004, the due date of the debenture was extended one year to February 2005. The remaining discount of approximately $37,000 was expensed during 2004.

In March 2004, the Company issued 65,455 shares of common stock to its debenture holders as payment, in lieu of cash, for interest accrued on the unconverted portion of the debenture. The shares were valued at approximately $85,000 based on the fair market value of the Company’s common stock on the date the interest was due.

12% Convertible Debenture, Principal Amount $500,000
In May 2003, the Company sold $500,000 of convertible debentures pursuant to a Securities Purchase Agreement. Additionally, the Company issued 588,235 of common stock purchase warrants to the debenture holders. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire in May 2008. The debentures accrue interest at 12% per annum. The unpaid principal and accrued interest was due on May 21, 2004. In January 2004, the Company and debenture holder entered into an amendment agreement to extend the due date of the convertible debentures to May 21, 2005. The notes are collateralized by substantially all assets of the Company, subject to all prior liens and security interests. Commencing October 18, 2004, the debentures can be converted at the daily volume weighted average price of the Company’s common stock for the 5 days prior to the conversion date but not lower than $0.85 per share. The proceeds were allocated first to the warrants based on their relative fair value, which totaled approximately $229,000 using Black-Scholes option pricing model. The remainder of approximately $271,000 was allocated to the beneficial conversion feature.

The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the equity conversion features exceeded the face value of the convertible notes. As a result, the notes were fully discounted and the discount was recorded as additional paid-in capital. The discount will be amortized using the effective interest rate method over one year resulting in an effective interest rate in excess of 100%. Upon conversion of the debt, any unamortized debt issue costs will be charged to expense.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 14 - CONVERTIBLE DEBENTURES (CONTINUED)

12% Convertible Debenture, Principal Amount $500,000, Continued
Additionally, the Company granted 88,235 stock purchase warrants to a consultant for services relating to these convertible debentures sold by the Company. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire in May 2008. The estimated value of the warrants totaled approximately $72,000 at the date of issuance and is included in loan fees. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 134%; and a term of 5 years.

The warrants issued to all debenture holders and consultants require the Company to settle the contracts by the delivery of registered shares. At the date of issuance, the Company did not have an effective registration statement related to the shares that could be issued should the warrant holders exercise the warrants. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the relative net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to the date the registration statement became effective, which was October 2003, is included in other (expense) income. The value of the warrants on the date the registration statement became effective totaled approximately $651,000 and was reclassified from warrant liability to additional paid-in capital as required by the EITF. The change in fair value of the warrants from the date of issuance to October 2003 increased by approximately $114,000.

In November 2003, the debenture holder converted $42,500 of the note payable into 50,000 shares of the Company’s common stock. As a result, approximately $21,000 of unamortized discount relating to the portion converted was expensed at the date of conversion and is included in interest expense.

In January 2004, the debenture holder converted $42,500 of the note payable into 50,000 shares of the Company’s common stock. As a result, approximately $16,000 of unamortized discount relating to the portion converted was expensed at the date of conversion and is included in interest expense.

In January 2004, the due date of the debenture was extended seventeen months to May 2005. This change in estimate required management to recalculated the remaining discount in the period in which the change occurred and amortize the balance over the remaining life of the note.

In May 2004, interest accrued to debenture holders totaled approximately $60,000. The debenture holders elected to accept payment for this obligation with 70,588 shares of common stock at a conversion rate of $0.85 per share.

Interest expense on the convertible debentures totaled approximately $255,000 and $649,000, including amortization of discounts on convertible debentures payable totaling approximately $171,000 and $582,000 for the years ended December 31, 2004 and 2003 respectively.

NOTE 15 - EMPLOYEE BENEFIT PLAN

In 2003, XCEL sponsored an employee benefit plan, pursuant to Section 401(k) of the Internal Revenue Code, whereby participants may contribute a percentage of compensation, but not in excess of the maximum allowed under the Code. The plan allows the Company to make matching contribution totaling 3% of the participants’ contribution and an additional percentage at the discretion of the Board of Directors. Matching contributions totaled approximately $1,000 for the year ended December 31, 2003.

In 2004, management elected to terminate the 401(k) plan. Matching contributions totaled approximately $18,000 for the year ended December 31, 2004.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY

Convertible Preferred Stock
Private Placement - Series A Convertible Preferred Stock
In July 2003, the Company commenced a Private Placement to accredited investors, which closed in September 2003, for the sale 2,352,948 units of the Company’s Series A Convertible Preferred Stock (“Series A Preferred”) and one warrant to purchase one share of common stock at a purchase price of $0.85. As a result, the Company issued 2,352,948 shares of its 5,000,000 authorized shares of preferred stock, which has a par value of $0.001. The Series A Preferred stock shall convert into shares of the Company’s common stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the closing date; or 3) if, after two years from the closing date, the Company’s common stock trades at a closing bid price greater than $4.00 for 20 consecutive days. The Holders of the Series A Preferred stock shall be entitled to receive dividends at 8% per annum at the end of each calendar quarter and three years from the date of closing payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock. Each warrant entitles the holder to purchase one share of the Company’s common stock at an exercise price of $1.10 per share. The warrants expire three years from the date of closing. This Private Placement was fully subscribed and the Company issued approximately 2,352,948 units, which generated net proceeds totaling approximately $1,663,000.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $991,000 using the Black-Scholes option pricing model. The remainder of approximately $1,009,000 was allocated to the beneficial conversion feature. The discount attributable to the value of the warrants as calculated using the Black-Scholes pricing model and the value of the beneficial conversion feature exceeded the sales price of the shares. As a result, the preferred shares were fully discounted. The shares are convertible at the option of the holder at issuance and, pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios”, the discount attributable to the beneficial conversation feature of approximately $1,009,000 was immediately expensed in a manner similar to a dividend at the date of issuance and is included in preferred dividends on the face of the statement of operations. The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over 3 years. The amortization of discounts on the issuance of the convertible preferred stock totaled approximately $337,000 and $122,000 at December 31, 2004 and 2003 respectively and is included in interest expense.

Further, the preferred shares are convertible into registered shares of the Company’s common stock. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $855,000 and $794,000, the net value of the shares at December 31, 2004 and 2003 respectively, has been recorded as a long term liability until the Company has obtained an effective registration statement relating to these shares. Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

The Company granted 941,177 stock purchase warrants to a consultant for services relating to the sale of the preferred stock. Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.03. The warrants expire in August 2008. The estimated value of the warrants totaled approximately $845,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.17%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 133%; and a term of 5 years.

The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares. A registration statement was filed with the SEC in January 2004 and is currently being reviewed. However, from the date of issuance, the Company did not have an effective registration statement related to the shares that could be issued should the warrant holders exercise the warrants. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to December 31, 2004 has been included in other income (expense). The change in fair value of the warrants decreased by approximately ($1,301,000) and increased approximately $564,000 for the year ended December 31, 2004 and 2003 respectively.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Convertible Preferred Stock, Continued

Private Placement - Series A Convertible Preferred Stock, Continued
Dividends earned through December 31, 2004 and 2003 totaled approximately $219,000 and $59,000 respectively. In December 2003, the Company issued 29,683 shares of its common stock to preferred shareholders for dividends due. The value of the shares totaled $40,000 and was based on the Company’s closing market price at the date of issuance.

Additionally in December 2003, the Company issued 95,987 shares of its common stock to preferred shareholders for penalties due. The value of the shares totaled approximately $130,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In March 2004, the Company issued 33,333 shares of its common stock to Series A Preferred shareholders for interest accrued to date. The value of the shares totaled approximately $40,000, was based on the Company’s closing market price at the date of issuance.

In March 2004, the Company issued 33,333 shares of its common stock to preferred shareholders for dividends due. The value of the shares totaled $40,000 and was based on the Company’s closing market price at the date of issuance.

In March 2004, the Company issued 141,175 shares of its common stock to Series A Preferred for penalties due. The value of the shares totaled approximately $169,000, was based on the Company’s closing market price at the date of issuance and is included in selling, general and administrative expenses. The penalty payment was due as the Company did not obtain an effective registration statement in the time frame required in the agreement with the shareholders.

In October 2004, the Company issued 58,824 shares of its common stock to a Series A Preferred shareholders upon a request for conversion. The value of the shares totaled $50,000 and was based on the terms of conversion as outlined in the Series A Preferred agreement.

As of December 31, 2004 the requisite registration has not gone effective and the Company has accrued approximately $360,000 for penalties incurred since the December 2003 distribution.

Private Placement - Series B Convertible Preferred Stock
In April 2004, the Company commenced a Private Placement to two institutional investors for the sale of 30 units, of its 130 authorized shares, of Series B Convertible Preferred Stock (“Series B Preferred”) which has a par value of $0.001 per share and a face value of $25,000 per share. Each unit includes one share of preferred stock convertible into 29,412 shares of common stock, one warrant to purchase 14,706 shares of common stock at a purchase price of $1.25 per share (“Series B Warrants”) and one warrant to purchase 14,706 shares of common stock at a purchase price of $1.50 per share (“Series C Warrants”). The Series B Preferred has no voting rights. The common stock into which the Series B Preferred is convertible shall, upon issuance, have all of the voting rights as the Company’s other issued and outstanding Common Stock.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Convertible Preferred Stock, Continued

Private Placement - Series B Convertible Preferred Stock, Continued
The Series B Preferred stock shall convert into shares of the Company’s common stock at the purchase price per unit on the earlier of 1) the request of the Holder; 2) three years from the date of closing; or 3) if, beginning on 180 days from the date of closing, the Company’s common stock trades at a closing bid price greater than $2.125 for twenty consecutive days and the daily trading volume is greater than 150,000 shares per day. The Holders of the Series B Preferred stock shall be entitled to receive dividends at 6% per annum payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock, at the end of each calendar quarter for three years from the date of closing. Beginning ninety days following the effective date of closing, if the closing bid price of the Company’s common stock exceeds $3.00 for a period of twenty consecutive trading days and the daily volume is greater than 125,000 shares per day, the Series B Warrants may be redeemed by the Company at $0.01 per warrant and beginning one hundred eighty days following the effective date of closing, if the closing bid price of the Company’s common stock exceeds $3.75 for a period of twenty consecutive trading days and the daily volume is greater than 125,000 shares per day, the Series C Warrants may be redeemed by the Company at $0.01 per warrant. The Series B and C Warrants expire five years from the date of closing.

The Company is required to file a registration statement covering the common shares underlying the Series B Preferred and the Series B and C Warrants no later than forty five days after the date of closing. This Private Placement was fully subscribed and the Company issued 30 units, which generated net proceeds totaling approximately $627,300.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $412,500 using the Black-Scholes option pricing model. The remainder of approximately $337,500 was allocated to the beneficial conversion feature.

The Series B Preferred shares are convertible at the option of the holder at issuance and were fully discounted as the value of the warrants, calculated using the Black-Scholes pricing model, and the value of the beneficial conversion feature exceeded the sales price of the shares. Pursuant to EITF 98-5, “Accounting for Convertible Securities with Beneficial Conversation Features or Contingently Adjustable Conversion Ratios”, the discount attributable to the beneficial conversation feature, approximately $337,500, must be immediately expensed in a manner similar to a dividend at the date of issuance and is included in preferred dividends on the face of the statement of operations. The remaining discount, attributable to the warrants, will be amortized using the effective interest rate method over five years. The amortization of discounts on the issuance of the Series B Preferred stock totaled approximately $50,000 at December 31, 2004, and is included in interest expense.

Further, the preferred shares are convertible into registered shares of the Company’s common stock. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $149,000, the net value of the shares at December 31, 2004, has been recorded as a warrant liability until the Company has obtained an effective registration statement. Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

The Company granted 44,118 Series B Warrants and 44,117 Series C Warrants to various consultants for services relating to the sale of the preferred stock. Each Series B Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.25 per share. Each Series C Warrant entitles the holder to purchase one share of common stock at an exercise price of $1.50 per share. Both the Series B and C Warrants expire in April 2009. The estimated value of the warrants totaled approximately $92,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 3.52%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Convertible Preferred Stock, Continued

Private Placement - Series B Convertible Preferred Stock, Continued
The warrants issued to all preferred shareholders and consultants require the Company to settle the contracts by the delivery of registered shares. A registration statement is currently being drafted and as has not been filed with the Securities and Exchange Commission. However, from the date of issuance, the Company did not have an effective registration statement related to the shares that could be issued should the warrant holders exercise the warrants. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares are not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the approximate $187,000 decrease in fair value from the date of issuance to December 31, 2004 has been included in other (expense) income.

Common Stock

Securities Sold
In February and March 2003, the Company entered into Securities Purchase Agreements providing for the sale of 224,546 units, comprised of 224,546 shares of the Company’s common stock and 224,546 common stock purchase warrants at $0.55 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.00. The warrants expire three years from the date of grant. Proceeds from the sale of shares and warrants totaled $123,500.

During the second quarter of 2003, the Company entered into Security Purchase Agreements providing for the sale of 194,551 units comprised of 194,551 shares of the Company’s common stock and 194,551 common stock purchase warrants at an average price of $1.06 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrant entitles the holder to purchase one share of common stock at an average exercise price of $1.23. The warrants expire three years from the date of grant. Net proceeds from the sale of shares and warrants totaled $158,800.

In July 2003, the Company entered into Security Purchase Agreements providing for the sale of 58,823 units comprised of 58,823 shares of the Company’s common stock and 58,823 common stock purchase warrants at $0.85 per unit. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. Each warrants entitles the holder to purchase one share of common stock at an exercise price of $1.25. The warrants expire three years from the date of grant. Net proceeds from the sale of shares and warrants totaled $50,000.

In September 2004, the Company entered into a Securities Purchase Agreement providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share. For each share purchased, the buyer also received one warrant. Each warrant entitles the holder to purchase one share of common stock at an exercise price of $1.10 within five years from the date of grant. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933. This financing also includes a “Green Shoe” provision entitling the investors to purchase up to an additional $250,000 of common stock and attached warrant on the same terms for a period one hundred and twenty days following the effective date of closing.

In connection with the September 2004 Security Purchase Agreement, the Company has restated the per warrant exercise price from $1.25 to $1.10 for all 588,235 warrants previously issued and held by the convertible debenture holders that participated in this offering. Per SFAS No. 123 “Accounting for Stock-Based Compensation” the Company effectively repurchased the original warrant and concurrently issued a new warrant under the terms of the original agreement. The Company calculated the difference in value of the new warrant versus the value of the original warrant on the transaction date using the Black-Scholes model and recognized the difference of approximately $7,000 as debenture obligation with an equal discount that will be amortized over the remaining life of the instrument.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued
Securities Sold, Continued
The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Failure to adhere to each of the filing requirements the Company will incur penalties of two percent, 2%, of the purchase price. As the registration statement has not been filed and pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $142,000 has been recorded as warrant liability until the Company obtains an effective registration statement. Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

Stock Issuances to Professionals
In February 2003, the Company issued 8,761 shares of common stock to a business development firm for services. The value of the shares totaled approximately $5,300 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In February 2003, the Company issued 162,201 shares of common stock to an attorney for services, of which 153,632 shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $91,000, determined based on the fair market value of the Company’s common stock at the date of issuance. Of this amount, approximately $56,000 is capitalized as loan costs and the remainder of approximately $35,000 has been expensed.

In March 2003, the Company entered into an agreement with an investor relations firm to provide services through September 11, 2003. The Company issued 90,000 shares of the restricted common stock to the consultant as consideration for the services to be provided. The value of the shares issued totaled approximately $66,000 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance. The value of the shares is included in selling, general and administrative expenses.

In June 2003, the Company issued 12,041 shares of common stock to two business development firms for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $7,000 at the date of issuance, was determined based on the fair market value of the Company’s common stock at the date of issuance and is included in selling, general and administrative expenses.

In July 2003, the Company issued 10,000 shares of common stock to a business development firm for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $11,000 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2003, the Company issued 501,200 shares of common stock to an attorney and a business development and financing firm for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $451,000 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance. Of this amount, approximately $95,000 was expensed for the year ended December 31, 2003 and approximately $356,000 is included in prepaid compensation expense as this relates to business development and financing services to be provided through August 2006.

In October 2003, the Company issued 58,822 shares of its common stock to two law firms for services provided to the Company. Restricted shares totaled 29,411 pursuant to Rule 144 of the Securities Act of 1933. The remainder of 29,411 was issued as free trading shares. The value of the shares totaled approximately $68,000 at the date of issuance and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In October 2003, the Company issued 12,000 shares of its common stock to a business development firm for services. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $12,000 and was determined based on the closing price of the Company’s common stock at the date of issuance.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Stock Issuances to Professionals, Continued
In November 2003, the Company issued 15,000 shares of its common stock to a business development consultant for services. The value of the shares totaled approximately $23,000 and was determined based on the closing price of the Company’s common stock at the date of issuance. Of this amount, approximately $8,000 was expensed in the year ended December 31, 2003 and approximately $15,000 is included in prepaid compensation expense as this relates to business development services to be provided in 2004.

In December 2003, the Company issued 750 shares of its common stock to Company office support staff for services. The value of the shares totaled approximately $1,100 at the date of issuance and was determined based on the closing price of the Company’s common stock at the date of issuance.

In December 2003, the Company issued 50,000 shares of its common stock to a law corporation for legal services provided to the Company. The value of the shares totaled approximately $69,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of issuance.

In February 2004, the Company entered into an agreement with a media services firm to provide broadcast services for a period of three months. The Company issued 30,000 shares of restricted common stock to the consultant as consideration. The value of the shares issued totaled approximately $37,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In March 2004, the Company issued 100,000 shares of unregistered common stock to a business development company for services to be performed through March 2005 relating to technology transfer opportunities. These shares vest monthly in arrears. The value of the shares totaled approximately $125,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In April 2004, the Company issued 31,275 shares of restricted common stock to a financial consulting firm in lieu of cash. The value of the shares issued totaled approximately $37,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In May 2004, the Company entered into an agreement with a financial consulting and marketing firm to provide services through November 2004 for consideration totaling 15,000 shares of common stock. Upon execution of the agreement the Company issued 5,000 of the 15,000 agreed upon shares, totaling approximately $4,700, with subsequent 5,000 share distributions to be delivered in July and September 2004. The value of the shares is determined and recorded at the fair market value of the Company’s common stock at the date of issuance.

In June 2004, the Company entered into an agreement with a business development consultant to provide investor relationship services for a period of six months. The Company issued 37,100 shares of common stock to the consultant as consideration. The value of the shares issued totaled approximately $29,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In August 2004, the Company satisfied an obligation due a legal services firm by issuing 134,400 shares of common stock as consideration. The value of the shares issued totaled approximately $78,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company extended an existing agreement with a business development company to provide services from September 2004 to March 2005. The Company issued 25,000 shares of common stock to the firm as consideration. The value of the shares issued totaled approximately $15,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company entered into an agreement with a business development company to provide services for a period of one month. The Company issued 5,700 shares of common stock to the firm as consideration. The value of the shares issued totaled approximately $4,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Stock Issuances to Professionals, Continued
In September 2004, the Company extended an existing agreement with a business development consultant to provide services from December 2004 to June 2005. The Company issued 46,300 shares of common stock to the consultant as consideration. The value of the shares issued totaled approximately $40,700 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company satisfied an obligation due a financial consulting and marketing firm to provide services from May 2004 to November 2004. The Company issued 15,000 shares of common stock to the firm as consideration. Of those shares, 10,000 were attributable to the original contract and 5,000 were for additional services provided outside the scope of the original agreement. The value of the shares issued totaled approximately $13,200 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In October 2004, the Company extended an existing agreement with a business development consultant to provide services from November 2004 to October 2005. The Company issued 294,118 shares of common stock to the consultant as consideration. The value of the shares issued totaled approximately $150,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company issued a business development consultant 50,000 shares of common stock as consideration for services provided. The value of the shares issued totaled approximately $40,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company satisfied an obligation due a legal services firm by issuing 34,893 shares of common stock as consideration. The value of the shares issued totaled approximately $22,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company satisfied an obligation due a legal services firm by issuing 83,334 shares of common stock as consideration. The value of the shares issued totaled approximately $52,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In December 2004, the Company issued a business development consultant 50,000 shares of common stock as consideration for services provided. The value of the shares issued totaled approximately $40,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Conversion of Notes Payable
In March 2003, the Company issued 40,000 shares of common stock in exchange for a note payable due an individual totaling $25,200 including interest expense totaling $3,000. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares was determined based on the fair market value of the Company’s common stock at the date of issuance.

Stock Issuances to Officers
In October 2003, the Company issued 300,000 shares of its common stock to Messrs. Tannous and Glaser as compensation and benefits earned. The value of the shares totaled $300,000 based on the Company’s fair value at the date of issuance. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.

In September 2004, the Company issued 10,000 shares of common stock to an officer as consideration for a short-term loan. The value of the shares issued totaled approximately $6,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In November 2004, the Company issued 25,000 shares of common stock to an officer as consideration for a short-term loan. The value of the shares issued totaled approximately $17,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Stock Issuances to Purchase Subsidiaries

Polymann Technologies, Inc.
In October 2004, the Company acquired Polymann Technologies, Inc. (PTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. PTI holds a license to a patented technology known as Low Molecular Weight Polymannuronate (“Polymann”). The Company issued 1,160,000 unregistered shares of its common stock valued at $812,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of PTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

Apple Peel Technologies, Inc.
In November 2004, the Company acquired Apple Peel Technologies, Inc. (APTI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. APTI holds a license to a patented technology known as Apple Peel Powder. The Company issued 1,200,000 unregistered shares of its common stock valued at $792,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of APTI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

Equity Line
In September 2004, the Company entered into a Equity Line Purchase Agreement, valid for three years, with an accredited investor pursuant one or more of the exemptions from the registration requirements and rules of the Securities Act of 1933, whereby the Company may issue and sell to the investor shares of common stock for an aggregate purchase price of up to five million dollars.

Upon execution of the agreement the Company issued the investor a commitment fee of 572,000 shares of common stock and granted 672,000 stock purchase warrants. The value of the shares issued totaled approximately $514,800 and was determined based on the fair market value of the Company’s common stock at the date of issuance. Each warrant enables the investor to purchase one share of common stock at $1.10 per share, and expires five years from the transaction date. In addition, on the date the Company’s issues its first put with the investor, the Company will pay the investor a one time consulting fee of 250,000 shares of common stock, plus $5,000 of fixed legal expenses and a five percent transaction fee on the value of the put placement. For each subsequent closing date only the five percent transaction fee will be required.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Equity Line, Continued
The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Prior to each filing date, the Company shall prepare and file with the SEC a registration statement covering the sale of all registrable securities for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act of 1933.

As the registration statement has not been filed and pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $532,000 has been recorded as warrant liability until the Company obtains an effective registration statement. Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital.

Option and Warrant Exercises
In November 2003, the Company issued 14,286 shares of common stock to an individual upon the exercise of stock options with an exercise price of $0.60 per share. Proceeds to the Company from the warrant exercise totaled approximately $9,000.

In December 2003, the Company issued 112,000 shares of common stock to an individual upon the exercise of stock options with an exercise price of $1.21 per share. Proceeds to the Company from the warrant exercise totaled approximately $136,000.

In February 2004, the Company issued an aggregate total of 102,083 shares of common stock to an individual upon the exercise of a stock purchase warrant. One half of the warrant was exercised on a cashless basis resulting in 39,583 shares being issued while the balance of 62,500 shares were purchased resulting in proceeds to the Company in the amount of $34,375.

In March 2004, the Company issued an aggregate total of 305,555 shares of common stock to an individual upon the exercise of stock purchase warrants with the exercise price of $0.90 per share. Proceeds to the Company from the warrant exercise totaled approximately $275,000.

In June 2004, an option holder exercised 500,000 options in two tranches. The first, on a cash basis at $0.85 per share and the Company received proceeds of $136,000. The second, on a cash-less basis at $0.50 per share and the Company issued 140,000 shares based upon the fair market value of the Company’s common stock at the date of issuance for an aggregate total issuance of 300,000 shares.

In December 2004, the Company issued 166,667 shares of common stock to an individual upon the exercise of stock options with an exercise price of $0.60 per share. Proceeds to the Company from the warrant exercise totaled approximately $100,000.

In December 2004, the Company issued 300,000 shares of common stock to an individual upon the exercise of stock options with an exercise price of $0.50 per share. Proceeds to the Company from the warrant exercise totaled approximately $150,000.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Stock Issuances to Employees
In January 2003, the Company issued 19,250 shares of its common stock to two employees as compensation. Of the total amount of shares issued, 6,250 shares are restricted pursuant to Rule 144 of the Securities Act of 1933. The value of the shares totaled approximately $14,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In February 2003, an employee exercised options and the Company issued 132,507 shares of its common stock to the employee for services performed in 2003. The value of shares totaled approximately $113,000 and was determined based on the fair market value of the Company’s stock at the date of issuance. In September 2003, the employee returned 50,000 shares of common stock to the Company. The shares, which were valued at $52,500, are placed in treasury. The treasury shares were valued based on the fair market value of the Company’s common stock at the date of the return. The remainder, of approximately $60,500, is included in selling, general and administrative expenses for the year ended December 31, 2003.

In October 2003, the Company issued 131,852 shares of its common stock to two employees for services provided. The value of the shares totaled approximately $129,000, which was determined based on the fair value of the Company’s common stock at the date of issuance. The shares are restricted pursuant to Rule 144 of the Securities Act of 1933.

In December 2003, the Company issued 35,000 shares of its common stock to an employee for services. The value of the shares totaled $49,000, which was the determined based on the fair value of the Company’s common stock at the date of issuance.

In April 2004, the Company issued 3,000 shares of restricted common stock to an employee for services provided. The value of the shares issued totaled approximately $3,750 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

In September 2004, the Company issued 5,000 shares of common stock to an employee as a bonus. The value of the shares issued totaled approximately $4,500 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

Convertible Debentures
In November 2003, the Company issued 100,000 shares of common stock to debenture holders upon a conversion request.

In January 2004, the Company issued 100,000 shares of common stock to debenture holders upon a conversion request.

In March 2004, the Company issued 65,455 shares of common stock to its debenture holders as payment, in lieu of cash, for interest accrued on the unconverted portion of the debenture. The shares were valued at approximately $85,000 based on the fair market value of the Company’s common stock on the date the interest was due.

In May 2004, the Company issued 70,588 shares of common stock to its debenture holders as a payment, in lieu of cash, for interest accrued on the unconverted portion of the debenture. The shares were valued at approximately $77,700 based on the fair market value of the Company’s common stock on the date the interest was due.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options Granted to Employees
In May 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.85 per share. The warrants are 100% vested at the time of issuance and expire in May 2014. As the exercise price of the options equaled the market value on the date of grant, no expense was recognized.

In July 2004, the Company granted stock options to three employees for 100,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.75 per share. The options expire in July 2014 and vest between one and two years. The estimated value of the options approximated $215,000 at the date of issuance.

In September 2004, the Company issued a stock option for 500,000 shares of common stock to each of its two officers. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. The warrants are 100% vested at the time of issuance and expire in September 2014. As the exercise price of the options equaled the market value on the date of grant, no expense was recognized.

In September 2004, the Company granted stock options to two employees for 100,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. The options expire in September 2014 and vest between one and two years. The estimated value of the options approximated $105,000 at the date of issuance.

In October 2004, the Company granted stock options to two officers for 150,000 shares of common stock each. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.00 per share. The options expire in October 2014 and are immediately vested. The estimated value of the options approximated $222,000 at the date of issuance.

Share Cancellations
In December 2003, the Company repurchased and retired 5,507 shares of its common stock for approximately $5,000.

In April 2004, an agreement between the Company, as the buyer, and the holders, as the seller, canceled approximately 441,400 shares of common stock based upon performance criteria related to the 2003 QBI acquisition. As there was no goodwill related to the acquisition, nor remaining step up in fair value of assets acquired on the books of QBI, the return of shares adjusted the original purchase price in a manner similar to recording an excess of assets acquired over acquisition price. In accordance with SFAS No. 141, “Business Combinations,” paragraph 44, which states that when the sum of the amounts assigned to assets acquired and liabilities assumed exceeds the cost of the acquired entity the excess shall be allocated pro-rata to certain non-current assets. The company recognized a reduction of paid-in-capital of approximately $370,800 and reduced the original purchase price investment in QBI. QBI therefore reduced the fixed assets of QBI by the value of the returned shares.

In April 2004, an agreement between the Company, as the employer, and the holder, as the employee, canceled approximately 44,000 shares of common stock based upon performance criteria. The Company recognized a reduction of paid-in-capital of approximately $37,400 based upon the fair market value of the Company’s common stock on the date of issuance.

In May 2004, an advisor to the Company canceled 30,000 shares of previously issued common stock. The Company recognized a reduction of paid-in-capital of $32,700 based upon the fair market value of the Company’s common stock on the date of cancellation.

In November 2004, an agreement between the Company, as the employer, and the holder, as the employee, canceled approximately 6,000 shares of common stock based upon performance criteria. The Company recognized a reduction of paid-in-capital of approximately $5,000 based upon the fair market value of the Company’s common stock on the date of issuance.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options and Warrants Issued to Professionals
In January 2003, the Company entered into an agreement with a financial relations firm to provide services through July 2003. The agreement grants the consultant options to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.55 per share. The options vest equally over a six month period and expire three years from the date of grant. The estimated value of the options totaled approximately $54,000 and is included in selling, general and administrative expenses. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.00%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 140%; and a term of 3 years.

In February 2003, the Company issued 30,000 stock purchase warrants to a consultant for services relating to XCEL’s line of credit (Note 9). Each warrant entitles the holder to purchase one share of common stock at an exercise price of $0.95. The warrants expire February 2008. The estimated value of the warrants totaled approximately $24,000 at the date of issuance. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.75%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 142%; and a term of 5 years.

In May 2003, the Company entered into an agreement with a business development firm to provide services through May 2004. The Company issued options to purchase 25,000 shares of the Company’s common stock at an exercise price of $1.25 per share. The options vested on the date of issuance and expire three years from the date of grant. The estimated value of the options total approximately $22,000. Of this amount, approximately $14,000 was expensed in the year ended December 31, 2003 and approximately $8,000 is included in prepaid compensation expense as this relates to services to be provided in 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 1.93%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 136%; and a term of 3 years.

In May 2003, the Company entered into an agreement with a financial advisory and investment banking firm to provide services through May 2004. Pursuant to the agreement, the Company issued stock purchase warrants to purchase 125,000 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants vested in May 2003 and expire five years from the date of grant. The estimated value of the warrants total approximately $122,000. Further, the Company issued additional stock purchase warrants to purchase 58,400 shares of the Company’s common stock at an exercise price of $0.001 per share. The value of the warrants totaled approximately $59,000. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 2.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 160%; and a term of 5 years. In December 2003, the Company terminated its agreement with the firm.

In June 2003, the Company entered into an agreement with a business development firm to provide services through August 2003. Pursuant to the agreement, the Company issued stock purchase warrants to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.00 per share. The warrants vest equally over a three month period and expire three years from the date of grant. The estimated value of the warrants total approximately $30,000 and is included in selling, general and administrative expenses for the year ended December 31, 2003. The value of the warrants was estimated using the Black-Scholes option pricing model with the following assumptions: average risk-free interest of 1.58%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 135%; and a term of 3 years.

In October 2003, the Company issued stock purchase warrants to an attorney for legal services to purchase 150,000 shares of its common stock at an exercise price of $1.21 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $176,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2003. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 3.17%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 131%; and a term of 10 years. In December 2003, a portion of the warrants were exercised and, as a result, the Company issued 112,000 shares of its common stock, which generated net proceeds to the Company totaling approximately $136,000.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options and Warrants Issued to Professionals, Continued
In October 2003, the Company issued stock purchase warrants to a business development, acquisition and strategic planning consultant to purchase 500,000 shares of the its common stock at an exercise price of $1.25 in consideration for services provided to the Company. The estimated value of the options totaled approximately $471,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2003. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 2.36%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 131%; and a term of 3 years.

In November 2003, the Company issued stock purchase warrants to a financial public relations firm to purchase 144,000 shares of the its common stock at an exercise price of $1.00 in consideration for services provided to the Company through October 31, 2004. The estimated value of the options totaled approximately $153,000 at the date of grant. Of this amount, approximately $17,000 was expensed in the year ended December 31, 2003 and approximately $136,000 is included in prepaid compensation expense as this relates to services to be provided in 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 1.35%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 131%; and a term of 3 years.

In June 2004, the Company entered into a consulting agreement with a business development company for two options to purchase, in aggregate, 500,000 shares of common stock for services rendered through September 2004. The options were issued in two tranches. The first granted the holder an option to purchase 160,000 shares of common stock at an exercise price of $0.85 per share. The second granted the holder an option to purchase 340,000 shares of common stock at an exercise price of $0.50 per share. The value of the options on the date of grant, as determined by Black-Scholes, totaled approximately $77,000.

In September 2004, the Company granted 200,000 shares of common stock options to a provider of legal services. Each option entitles the holder to purchase one share of common stock at an exercise price of $0.55 per share. Half of the options vest immediately while the remainder vests in February 2005. The estimated value of the option was approximately $105,000 at the date of issuance.

In November 2004, the Company issued stock purchase warrants to an attorney for legal services to purchase 300,000 shares of its common stock at an exercise price of $0.65 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $173,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In November 2004, the Company issued stock purchase warrants to an attorney for legal services to purchase 250,000 shares of its common stock at an exercise price of $0.60 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $144,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In November 2004, the Company issued stock purchase warrants to an attorney for legal services to purchase 50,000 shares of its common stock at an exercise price of $1.00 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $28,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options and Warrants Issued to Professionals, Continued
In November 2004, the Company issued stock purchase warrants to a business development firm for services to purchase 300,000 shares of its common stock at an exercise price of $0.50 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $173,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.14%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In December 2004, the Company issued stock purchase warrants to a business development firm for services to purchase 400,000 shares of its common stock at an exercise price of $0.75 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $267,000 at the date of grant and is included in selling, general and administrative expenses for the year ended December 31, 2004. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.18%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 123%; and a term of 10 years.

The number and weighted average exercise prices of the options and warrants issued to consultants are as follows:

	December 31, 2004		December 31, 2003
	Number	Average Exercise Price	Number	Average Exercise Price
Outstanding at beginning of the year	7,397,578	$1.07	949,040	$1.30
Granted during the year	4,663,192	1.03	6,758,224	1.01
Exercised during the year	1,397,222	0.51	126,286	1.14
Terminated during the year	1,274,027	1.52	183,400	-
Exercisable at end of the year	9,299,521	1.18	7,217,578	1.07
Outstanding at end of the year	9,389,521	1.07	7,397,578	1.07

Options and Warrants Issued to Professionals
The following table summarizes information on stock options and warrants outstanding and exercisable issued to consultants at December 31, 2004:

	Weighted-	Weighted-	Weighted-
Range of	Remaining	Average	Average	Average
Exercise	Number	Contractual	Fair	Exercise
Prices	Outstanding	Life (Years)	Value	Price

$0 to $1	2,878,689	6.4	$0.92	$0.79
1 to 2	6,420,832	4.3	0.80	1.17

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 16 - STOCKHOLDERS’ EQUITY (CONTINUED)

Common Stock, Continued

Options and Warrants Issued to Professionals, Continued
The following table summarizes information on stock options and warrants outstanding and exercisable issued to consultants at December 31, 2003:

		Weighted-	Weighted-	Weighted-
Range of	Remaining	Average	Average	Average
Exercise	Number	Contractual	Fair	Exercise
Prices	Outstanding	Life (Years)	Value	Price

$0 to $1	2,742,578	3.2	$1.05	$0.83
1 to 2	4,375,000	4.6	0.92	1.15
2 to 3	-	-	-	-
3 to 4	50,000	0.3	3.03	3.86
4 to 5	50,000	0.3	3.01	4.63

NOTE 17 - INCOME TAXES

For federal income tax return purposes, the Company has available net operating loss carry forwards of approximately $16,813,000, which expire through 2024 and are available to offset future income tax liabilities.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31, 2004 are as follows:

Deferred tax asset - net operating loss carry forwards	$6,725,000
Deferred tax liabilities - intangible assets	(2,052,000)
Net deferred assets before valuation allowance	4,673,000
Valuation allowance	(4,673,000)

Net deferred tax asset	$-

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

	December 31, 2004	December 31, 2003
Federal and state income tax rate	(34.0%)	(34.0%)
State income taxes, net federal benefit	(6.0%)	(6.0%)

Total expected provision	(40.0%)	(40.0%)

Permanent differences (discounts associated with warrants
and beneficial conversion feature amortization and
change in fair value of warrant liability)	0.0%	9.6%
Loss for which no benefit is available	40.0%	30.4%
Effective income tax rate	0.0%	0.0%

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 18 - COMMITMENTS AND CONTINGENCIES

Leases
The Company leases its office and warehouse facilities under variable lease agreements, of which no agreement extends greater than one year. Rental expense from continuing operations totaled approximately $85,000 and $46,000 for the years ended December 31, 2004 and 2003, respectively.

Employment Agreements
In December 2001, XCEL and BSI entered into employment agreements with 3 stockholders of the Company to pay an annual base salary of $125,000, $125,000 and $85,000 through December 2004. The agreements include provisions for salary increases and stock options based on earnings growth the XCEL and BSI may achieve. The agreements were terminated during 2003. Under these agreements, salary expense totaled approximately $370,000 for the year ended December 31, 2003.

Effective January 1, 2002, the Company entered into employment agreements with its corporate officers/stockholders of the Company to pay an annual base salary of $190,000 plus a bonus based on key milestone’s the Company may achieve. The agreements expire December 31, 2005. In 2004, under the agreements, salary expense for the officers/stockholders totaled approximately $370,000. In 2003, under the agreements, salary expense for the officers/stockholders totaled approximately $684,000, including 300,000 shares of the Company’s common stock valued at $300,000.

Notice of Federal Tax Lien
In September 2004, the Company received Form 668(y)(c) Notice of Federal Tax Lien from the Internal Revenue Service (IRS) giving notice that taxes (including penalties and interest) in the amount of $106,576 have been assessed against the Company for delinquent payroll taxes and that there is a lien in favor of the United States on all property and rights to property belonging to the Company for the amount due. As of December 31, 2004, the Company owes approximately $277,000 in delinquent payroll taxes. In February 2005, the Company remitted approximately $150,000 to the IRS to be applied to the balance due and the lien was released. Management is currently working with the IRS to expeditiously resolve this matter.

Letter of Intent to Acquire Entity
In December 2004, the Company finalized a Letter of Intent to purchase Swiss Research, Inc., a privately-owned wellness product manufacturer. Swiss Research’s products include weight and cholesterol management, arthritis and diabetes relief and immune support. This transaction is expected to close in the third quarter of 2005.

Legal Proceedings

Fortress Systems, Inc.
QBI is a defendant in a suit seeking $400,000 in damages brought by Fortress Systems, Inc., (“FSI”) Bankruptcy Trustee. The suit which is pending in the U.S. Bankruptcy Court in Omaha, Nebraska alleges that certain products sold by QBI did not meet specifications of FSI. While the outcome of the litigation cannot be predicted at this time, the Company is seeking to offset the $400,000 claim against 400,000 shares of its common stock which were issued to the Sellers of QBI’s assets (Note 3).

Violation of stock purchase agreement
In June 2004, the Company filed suit against an individual for wrongfully selling restricted stock in violation of a stock purchase agreement, causing damages of not less than $900,000 plus attorney fees. The individual denies liability and has asserted a counterclaim to recover his attorney fees. The parties are in the process of completing discovery. No trial date is set. The likelihood of an unfavorable outcome cannot be evaluated and the range or amount of potential loss is unknown at this time.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 18 - COMMITMENTS AND CONTINGENCIES (CONTINUED)

Legal Proceedings, Continued

Claim of Wrongful Termination
In November 2004, an attorney for Jacob Engel, wrote a letter to the Company alleging that Health Sciences Group, Inc. failed to pay Mr. Engel his salary since January 1, 2004 at the rate of $150,000 per annum and wrongfully terminated his participation in the Company’s health insurance coverage leaving him uninsured for three months during which he incurred medical expenses which would have been covered and compelling his acceptance, with a reservation of rights of COBRA coverage for which he has been obliged to pay premiums since September 2004. The letter stated that in the event cure is not fully effected by December 5, 2004, Mr. Engel will terminate his Employment Agreement for Good Reason pursuant to the Employment Agreement. The letter further stated that unless the defaults are fully cured prior to December 5, 2004, in addition to all unpaid base salary since January 1, 2004 through the date of termination and the reimbursement of COBRA payments made by Mr. Engel, the Company will be obligated to pay Mr. Engel one year of his base salary and all accrued vacation pay and to restore Mr. Engel to coverage under the health insurance plan. The letter further stated that in addition, Mr. Engel is entitled to have his rights in his stock options until December 5, 2005 and that Mr. Engel is owed $18,000 for legal expenses; has a claim for breach of the agreement between him and the Company by which he agreed to accept shares of the Company’s stock in lieu of $100,000 of his 2003 salary and has a claim for the automobile allowance of $350 per month which the Company agreed to provide him. There have been no further developments related to this matter through April 13, 2005.

The Company does not agree with the allegations made and is prepared to vigorously assert its position.

NOTE 19 - SEGMENT INFORMATION

The Company’s business units have been aggregated into three reportable segments: Corporate, Research and Development, and Discontinued Operations. The Corporate group is the holding company and oversees the operations of the other business units. The Corporate group also arranges financing and strategic guidance for the entire organization. The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals. Discontinued Operations aggregates the net loss incurred by Quality Botanical Ingredients and Xcel Medical Pharmacy.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). The Company had no intersegment sales for the years ended December 31, 2004 and 2003. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business requires different technology and marketing strategies. The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, non-recurring items and interest income and expense.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the year ended December 31, 2004 (in thousands):

		Research and	Discontinued
	Corporate	Development	Operations	Consolidated
Sales, net	$-	$67	$-	$67
Loss before income taxes	$(4,257)	$(1,187)	$(5,008)	$(10,452)
Deprec. and amort.	$71	$78	$-	$149
Interest expense, net	$691	$-	$-	$691

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 19 - SEGMENT INFORMATION (CONTINUED)

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the year ended December 31, 2003 (in thousands):

		Research and	Discontinued
	Corporate	Development	Operations	Consolidated
Sales, net	$-	$123	$-	$123
Loss before income taxes	$(4,781)	$(207)	$(2,431)	$(7,419)
Deprec. and amort.	$213	$73	$-	$213
Interest expense, net	$795	$-	$-	$795

NOTE 20 - SUBSEQUENT EVENTS

QBI Auction
In January 2005, the inventory and fixed assets of the Company’s subsidiary, Quality Botanical Ingredients, were sold at auction. The net proceeds received, approximately $194,000, were applied to a line of credit balance due to La Salle Business Credit, LLC.

QBI Accounts Receivable Collection
From January 1 through February 28, 2005, an accounts receivable collection agency, working on behalf of La Salle Business Credit, LLC, collected approximately $114,000 of outstanding receivables of Quality Botanical Ingredients that were applied to a line of credit balance due to La Salle.

Conversion of Debentures
In February 2005, Cedar Crescent converted the remaining $245,000 of the original $300,000 note payable into 445,454 shares of the Company’s common stock. No expense was recognized as all discounts have been amortized.

In March 2005, Castlerigg converted $100,000 of the original $500,000 note payable into 117,647 shares of the Company’s common stock. As a result, approximately $9,000 of unamortized discount relating to the portion converted was expensed at the date of conversion and is included in interest expense.

Acquisition of Open Cell Biotechnologies, Inc.
In February 2005, the Company acquired Open Cell Biotechnologies, Inc. (OCBI), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 822,845 unregistered shares of its common stock valued at approximately $955,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of OCBI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law. Upon acquisition of OCBI the Company performed the significance test under Item 310 (c)(2)(iii) of Regulation S-B and determined the transaction to be immaterial.

At the time of acquisition OCBI had no employees, operations or liabilities. OCBI’s only assets include $200,000 in cash and an exclusive worldwide license to a patented technology known as Edible Sponges with zero book value. The Company will engage a third party valuation firm to finalize the purchase price allocation. As a result of this acquisition, the Company will recognize no charges to the statement of operations.

Upon Acquisition
Assets
Cash	$200,000
Edible Sponge license	-
200,000
Total liabilities	-
Net Assets	$112,500

It is anticipated that all compositions of Edible Sponges will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Edible Sponges under a to be determined brand name and, upon completion of the acquisition, distribute the product through its new Swiss Research subsidiary.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 20 - SUBSEQUENT EVENTS (CONTINUED)

Shares Issued for Dividends, Interest and Penalties
In January 2005, the Company issued 54,545 shares of common stock in lieu of cash for interest due to the debenture holders.

In February 2005, the Company issued 611,762 shares of common stock in lieu of cash for dividends and penalties due to holders of the Company’s Series A Preferred Stock. This distribution satisfied approximately $360,000 of accrued penalties and $139,000 of dividends payable on the books as of December 31, 2004.

Shares Issued for Services
In January 2005, the Company issued 8,750 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2005, the Company issued 31,400 shares of its common stock to a consultant in lieu of cash for investor relationship management services. The value of the shares totaled approximately $27,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2005, the Company issued 25,000 shares of its common stock to an employee as a bonus for work performed in 2004 and 35,000 shares of its common stock to the same employee in lieu of salary for the first quarter of 2005. The value of the shares totaled approximately $45,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In February 2005, the Company issued 60,000 shares of its common stock to a law corporation in lieu of cash for legal services previously provided. The value of the shares totaled approximately $50,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company issued 100,000 shares of its common stock to a business development firm for services. The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2005, the Company issued 7,400 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2005, the Company issued 16,596 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $21,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In April 2005, the Company issued 8,000 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In April 2005, the Company issued 5,600 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued to Officers
In April 2005, the Company issued 120,000 and 110,000 shares to Messrs. Tannous and Glaser respectively for salary and vacation compensation accrued during 2004. The value of the shares totaled approximately $92,000 and $85,000, respectively, and was based on the fair value of the Company’s stock on the day the Board authorized the grant.

Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 20 - SUBSEQUENT EVENTS (CONTINUED)

Shares Issued upon Conversion of Series A Preferred Stock
In February 2005, the Company issued 352,942 shares of common stock upon conversion request made by holders on the Company’s Series A Convertible Preferred Stock.

In March 2005, the Company issued 162,000 shares of common stock upon a conversion request made by holders on the Company’s Series A Convertible Preferred Stock.

Options Exercised
In February 2005, the Company issued 550,000 shares of common stock to two individuals upon the exercise of stock options with an exercise price of $0.60 per share. Proceeds to the Company from the option exercise totaled approximately $330,000.

In March 2005, the Company issued 83,334 shares of common stock to an individual upon the exercise of stock options with exercise price of $0.60 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 50,000 shares of common stock to an individual upon the exercise of stock options with exercise price of $1.00 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 85,000 shares of common stock to a consulting firm upon a cashless exercise of stock options with an exercise price of $1.50 per share.

Release of personal guarantees
In March 2005, the Company's counsel received a letter from counsel of two former shareholders of XCEL that have outstanding personal guarantees of an XCEL debt of approximately $111,000 (which bears interest at 11% per annum). The shareholders, per the 2001 purchase agreement for XCEL, demanded that their personal guarantees of such debt be released and replaced by the guarantees of the Company (and Messrs. Tannous and Glaser). The Company and Messrs. Tannous and Glaser have denied such request on various grounds including estoppel (i.e., that such shareholders did nothing for 3 years are now estopped from seeking enforcement) and other grounds.

Securities Sold
In February 2005, pursuant to an additional investment right related to a Securities Purchase Agreement dated September 2004, the investor exercised that right providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share for approximately $250,000. For each share purchased, the investor also received one warrant entitling the holder to purchase one share of common stock at an exercise price of $1.10 within five years from the date of grant. A commission of 29,411 shares of common stock and 44,118 stock purchase warrants was issued to a firm that provided transaction related services. This private placement was offered and sold only to accredited investors. All shares and warrants related to this transaction are restricted under Rule 144 and exempt from the registration provisions pursuant to the Securities Act of 1933.

The Company is obligated to file with the Securities and Exchange Commission (SEC) a registration statement registering for resale the shares granted and those shares underlying the warrants issued within forty-five days of the transaction’s closing date. In addition, the Company is obligated to use its reasonable best efforts to cause such registration statement to be declared effective within 120 days after the closing date. Failure to adhere to each of the filing requirements the Company will incur penalties of two percent, 2%, of the purchase price.

Repayment of Loan to Shareholder
In March 2005, the Company’s subsidiary, XCEL Medical Pharmacy, paid approximately $106,000 to a shareholder to satisfy an outstanding note payable.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 20 - SUBSEQUENT EVENTS (CONTINUED)

In March 2005, the Company repaid approximately $115,000 to shareholders for loans made to the Company throughout 2004 and the first quarter of 2005

Private Placement - Series C Convertible Preferred Stock
In March 2005, the Company has authorized the sale of 5,000 units and commenced a Private Placement to accredited investors for the sale of 3,166 units of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) which has a par value of $0.001 per share and a face value of $1,000. The Series C Preferred shall be convertible into common stock at the fixed conversion price of $1.10 per share. The Series C Preferred has voting rights equal to the common stock into which the Series C Preferred is convertible. The Company received net proceeds of approximately $2,745,000 after commissions, legal and placement fees.

The investors shall be issued common stock purchase warrants in an amount equal to 50% of the number of common shares underlying the Series C Preferred based on the fixed conversion price. The warrants shall have a term of five years and shall have an exercise price equal to $1.60.

For a period beginning on the effectiveness of the registration statement and for ninety (90) days thereafter, the investors shall have the right to make an additional investment equal to fifty percent (50%) of the original amount purchased at the purchase price. Upon the exercise of shares in the Additional Investment Right, the investors shall receive an additional warrant with the same terms and conditions as the warrant issued in the offering.

The Series C Preferred stock has a term of 36 months and shall convert into shares of the Company’s common stock at the earlier of either the request of the Holder at the purchase price per unit, or in twenty-four (24) equal monthly payments beginning in the twelfth (12th) month from closing, ending in the thirty-sixth (36th) month from closing, for all unconverted Series C Preferred. At the option of the Company the amortization shall be paid in either cash or common stock at ninety-three percent (93%) of the average of the twenty (20) day daily VWAP prior to payment.

The Holders of the Series C Preferred stock shall be entitled to receive dividends at 8% per annum at the end of each calendar quarter and three years from the date of closing payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock at ninety-three percent (93%) of the average of the twenty (20) day daily VWAP prior to payment.

Appointment of New Member to the Board of Directors
In February 2005, the Company appointed Mr. Sid L. Anderson to its Board of Directors, effective immediately. Mr. Anderson is a consultant to corporations on financial and strategic business matters. Mr. Anderson previously practiced law as a Partner with the law firm of Pray, Walker, Jackman, Williamson & Marlar where he specialized in securities law, taxation and mergers and acquisitions. Formerly, he was manager in the tax department of Peat Marwick, Mitchell & Co., currently KPMG, in Tulsa, Oklahoma. As an independent board member, Mr. Anderson does have the requisite public company background and experience to be considered an “audit committee financial expert” as defined by the Securities and Exchange Commission and is expected to serve on the Board’s audit committee.

Settlement with Legal Counsel
In March 2005, the Company reached a settlement with a vendor that reduces the Company’s year-end accounts payable obligation from approximately $207,000 to $50,000. This balance reduction has been recognized as of year end as a reduction to accounts payable in these consolidated financial statements.

Equity Line Increased
In February 2005, the Company modified its existing Equity Line Agreement and increased the maximum funds available from $5,000,000 to $7,500,000 by issuing the original accredited investor 205,882 shares of common stock and 205,882 stock purchase warrants. The Company also issued 30,882 stock purchase warrants to a firm as commissions for services related to the transaction. The value of the shares issued totaled approximately $175,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance. Each warrant enables the investor to purchase one share of common stock at $1.10 per share, and expires five years from the transaction date.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 21 - DISCONTINUED OPERATIONS - XCEL MEDICAL PHARMACY

In May 2005, management determined that its pharmaceutical operations were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations and layoff its employees in order to conserve cash.  The Company has not recognized any contingent losses related to Xcel as efforts are currently underway to sell the entity in 2006 whereby the buyer will assume all assets and liabilities.

The Company has reclassified its financial statements to segregate the revenues (direct costs and expenses), assets, liabilities and cash flows of the discontinued operations. The net operating results, net assets, net liabilities, and net cash flows of this entity have been reported as “Discontinued operations,” “Assets of discontinued operations held for sale,” “Liabilities of discontinued operations held for sale,” “Changes in assets of discontinued operations held for sale” and Changes in liabilities of discontinued operations held for sale.”

Per Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) paragraph 42, the Company has reported Xcel Medical Pharmacy as discontinued operations by meeting the following conditions:

•	the operations and cash flows of the Xcel have been, or will be, eliminated from the ongoing operations of the Company as a result of the disposal transaction, and
•	the Company will not have any significant continuing involvement in the operations of Xcel after the disposal transaction

The following table summarizes for the periods noted the values of Xcel’s assets and liabilities to be approximately:

	December 31, 2004	December 31, 2003
Current assets	$168,000	$537,000
Machinery, furniture and equipment	14,000	53,000
Intangible assets	-	1,186,000
Total assets	182,000	1,776,000

Current liabilities	(487,000)	(794,000)
Long-term debt	-	-
Total liabilities	(487,000)	(794,000)

Net assets	$(305,000)	$982,000

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 21 - DISCONTINUED OPERATIONS - XCEL MEDICAL PHARMACY, CONTINUED

The following information summarizes Xcel’s results from operations for the periods ended December 31, 2004 and 2003 to be approximately:

	Year Ended December 31, 2004	Year Ended December 31, 2003
Sales, net	$3,190,000	$5,242,000

Cost of goods sold	2,825,000	4,313,000

Gross profit	365,000	929,000

Total selling, general and administrative expenses	(1,758,000)	(1,218,000)

Loss from operations	(1,393,000)	(289,000)

Total other income (expense)	(57,000)	(82,000)

Loss before income taxes	(1,450,000)	(371,000)

Provision for income taxes	-	-

Net loss	$(1,450,000)	$(371,000)

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED

Acquisition of Swiss research, Inc.
In December 2004, the Company, through its newly formed subsidiary Swiss Research, a Delaware corporation, (“Swiss DE”), initiated an agreement to acquire the assets of Swiss Research, a California corporation, (“Swiss CA”), for cash and performance based warrants. Swiss Research is a diet and nutrition products company which markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management. Swiss CA is also the proprietary developer of the formula for its marquee product, Shugr, a natural zero-calorie and diabetic safe sugar substitute with the look, taste and baking qualities of cane sugar. The agreement was executed in August 2005.

The Company’s cash consideration obligation totals $300,000, plus tax related liabilities up to a maximum of $60,000. The Company also issued 450,000 stock purchase warrants to purchase 150,000 shares of its common stock at an exercise price of $1.00 per share if the Company achieves a consolidated EBITDA of $1,000,000 for the year ended December 31, 2005, 150,000 shares of its common stock at an exercise price of $2.00 per share if the Company achieves a consolidated EBITDA of $2,000,000 for the year ended December 31, 2006, and 150,000 shares of its common stock at an exercise price of $3.00 per share if the Company achieves a consolidated EBITDA of $3,000,000 for the year ended December 31, 2007. Per SFAS No. 141, paragraph 28, if the specified performance expectations are met, the value of the warrants will be determined and recorded as an additional acquisition cost.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law. Upon acquisition of Swiss CA the Company performed the significance test under Item 310 (c)(2)(iii) of Regulation S-B and determined the transaction to be immaterial. The Company will engage a third party valuation firm to finalize the purchase price allocation prior to the transaction’s anniversary date. Swiss CA’s results of operations and assets for the period and twelve months ended December 31, 2004, totaled less that 4% and 1% of the Company’s consolidated assets and net loss, respectively.

Shares Issued for Dividends, Interest and Penalties
In April 2005, the Company issued 12,353 shares of common stock in lieu of cash for approximately $11,000 interest due Series B Preferred Stock holders.

In April 2005, the Company issued 56,235 shares of common stock in lieu of cash for approximately $48,000 interest due debenture holders for the twelve months ended April 30, 2005.

In August 2005, the Company issued 14,697 shares of common stock in lieu of cash for dividends due to holders of the Company’s Series B Preferred Stock.

In August 2005, the Company issued 11,965 shares for dividends due holders of Series C Preferred stock.

In August 2005, the Company issued 26,921 shares for penalties due holders of Series C Preferred stock in accordance with the offering document’s stipulated terms for remuneration based upon the timing of the share’s respective registration statement. The number of shares issued equated the penalty due divided by the fair value of the shares on the date issued. The penalty expense of approximately $20,000 is recognized within the Company’s income statement.

In October 2005, the Company issued 144,051 shares for dividends due holders of Series C Preferred stock.

In October 2005, the Company issued 319,170 shares for penalties due holders of Series C Preferred stock in accordance with the offering document’s stipulated terms for remuneration based upon the timing of the share’s respective registration statement. The number of shares issued equated the penalty due divided by the fair value of the shares on the date issued. The penalty expense of approximately $214,000 is recognized within the Company’s income statement.

Shares Issued For Services
In May 2005, the Company issued 70,110 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $70,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 4,706 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 5,000 shares of its common stock to an employee as a bonus for work performed. The value of the shares totaled approximately $4,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In June 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for product development services. The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In May 2005, the Company issued 11,765 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

In June 2005, the Company issued 220,000 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $167,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 45,000 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $36,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 127,845 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 100,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $77,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 8,460 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $8,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 6,500 shares of its common stock to each of two consultants in lieu of cash for product development services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 4,706 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 10,870 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 50,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $42,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 260,274 shares of its common stock to a former officer and current member of the Board of Directors for additional consulting services to be provided over the next 11 months.  The value of the shares totaled approximately $195,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 14,805 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 15,333 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 11,570 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $8,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

In September 2005, the Company issued 150,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 14,000 shares of its common stock to a consultant in lieu of cash for financial services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 144,051 shares for dividends due holders of Series C Preferred stock.

In October 2005, the Company issued 319,170 shares for penalties due holders of Series C Preferred stock in accordance with the offering document’s stipulated terms for remuneration based upon the timing of the share’s respective registration statement.

In October 2005, the Company issued 40,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $29,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.
In October 2005, the Company issued 130,859 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $98,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 54,695 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $41,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 53,000 shares of its common stock to a financial consulting firm for services.  The value of the shares totaled approximately $40,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 32,857 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $21,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 17,821 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 6,087 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $5,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $4,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 14,000 shares of its common stock to a financial consulting firm for services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 7,143 shares of its common stock to a consultant in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $4,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In November 2005, the Company issued 18,182 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

In November 2005, the Company issued 11,000 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $6,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 20,175 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 25,000 shares of its common stock to a legal firm for services.  The value of the shares totaled approximately $14,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 200,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 100,000 shares of its common stock to an employee for services.  The value of the shares totaled approximately $54,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In December 2005, the Company issued 5,974 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $2,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2006, the Company issued 31,081 shares of its common stock to a consultant for product development and medical advisor services.  The value of the shares totaled approximately $12,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued To Officers
In August 2005, the Company issued 342,466 shares of its common stock to Messer Tannous for services to be provided over the next 11 months.  The value of the shares totaled approximately $257,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued to Board of Directors
In August 2005, the Company issued 100,000 shares to each of its three outside members of the board of directors. The value of the shares totaled approximately $249,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued Upon Conversion of Series A Preferred Stock
In May 2005, the Company issued 179,247 shares of common stock upon conversion request made by holders on the Company’s Series A Convertible Preferred Stock. The transaction reclassified approximately $152,000 of value from Preferred Stock to common stock.

In December 2005, the Company issued 190,942 shares of common stock upon conversion request made by holders on the Company’s Series A Convertible Preferred Stock. The transaction reclassified approximately $162,000 of value from Preferred Stock to common stock.

Shares Issued upon Conversion of Series B Preferred Stock
In April 2005, the Company issued 294,117 shares of common stock upon conversion request made by holders on the Company’s Series B Convertible Preferred Stock. The transaction reclassified approximately $250,000 of value from Preferred Stock to common stock.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

In May 2005, the Company issued 117,646 shares of common stock upon conversion request made by holders on the Company’s Series B Convertible Preferred Stock. The transaction reclassified approximately $100,000 of value from Preferred Stock to common stock.

In August 2005, the Company issued 205,884 shares of common stock upon a conversion request made by holders on the Company’s Series B Convertible Preferred Stock.

Treasury Stock

In June 2005, the Company properly wrote off approximately $53,000 of Treasury Stock representing 50,000 common stock shares that we’re discovered to be canceled.

Options Issued to Professionals

In January 2005, the Company issued options to purchase 150,000 shares of common stock to a business development firm for services at an exercise price of $0.75 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $108,000 at the date of grant and is included in selling, general and administrative expenses for the nine months ended September 30, 2005. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.29%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In June 2005, the Company issued 325,000 shares of common stock to an individual upon the exercise of stock options with exercise price of $0.77 per share. Proceeds to the Company from the option exercise totaled approximately $250,000. The estimated value of the options is approximately $213,000 and is included in prepaid compensation expense. The value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.29%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years.

In July 2005, the Company issued stock purchase options to a business development firm to purchase 1,000,000 shares of its common stock at an exercise price of $0.80 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $672,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 3.89%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

In August 2005, the Company issued stock purchase options to a business development firm to purchase 150,000 shares of its common stock at an exercise price of $0.99 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $125,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.28%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

In September 2005, the Company issued stock purchase options to a consultant to purchase 500,000 shares of its common stock at an exercise price of $0.65 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $399,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.19%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 10 years.

Options Issued to Officers
In July 2005, pursuant to an employment agreement the Company issued stock purchase options to an officer to purchase 500,000 shares of its common stock at an exercise price of $0.65 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $369,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.06%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 10 years.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

Options Issued to Board of Directors
In February 2005, the Company issued stock purchase options to two members of the Company’s Board of Directors to each purchase 50,000 shares of its common stock at an exercise price of $1.37 per share in consideration of services provided to the Company. As the options exercise price approximated the market price of the Company’s shares on the date of issuance, in accordance with APB 25and FIN 44, no compensatory expense was recognized. The warrant vests 26,000 at issuance, and the remainder pro-ratably over a one year period.

In May 2005, the Company issued stock purchase options to a member of the Company’s Board of Directors to purchase 50,000 shares of its common stock at an exercise price of $1.06 per share in consideration of services provided to the Company. As the options exercise price approximated the market price of the Company’s shares on the date of issuance, in accordance with APB 25and FIN 44, no compensatory expense was recognized. The warrant vests 26,000 at issuance, and the remainder pro-ratably over a one year period.

Options Exercised

In February 2005, the Company issued 550,000 shares of common stock to two individuals upon the exercise of stock options with an exercise price of $0.75 per share. Proceeds to the Company from the option exercise totaled approximately $412,500.

In March 2005, the Company issued 83,334 shares of common stock to an individual upon the exercise of stock options with exercise price of $0.60 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 50,000 shares of common stock to an individual upon the exercise of stock options with exercise price of $1.00 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 85,000 shares of common stock to a consulting firm upon a cashless exercise of stock options with an exercise price of $1.00 per share.

In June 2005, the Company issued on option to purchase 325,000 shares of its common stock to a business development firm in exchange for services. Within the month the option was exercised. The value of the shares totaled approximately $250,000 and was determined based on the fair value of the company’s common stock at the date of grant.

Results of Shareholder vote

In June 2005, at a formal meeting of shareholders, a requisite majority of the Company’s shareholders voted both in person and by proxy to reincorporate the organization in Delaware. At that same meeting, a requisite majority of the Company’s shareholders voted both in person and by proxy to approve the Company’s 2005 Stock Option, Deferred Stock and Restricted Stock Plan. The Company is in the process of executing these initiatives.

Settlement of claim of violation of stock purchase agreement

In June 2005, the Company successfully reached a favorable settlement in its claim against an individual for violation of a stock purchase agreement. As a result, the individual returned approximately 50,000 shares to the Company for retirement.

Letter of Inquiry
In July 2005, Swiss Research received a letter from Merisant Company, the holder of the rights to EqualTM, alleging that Shugr™ contains sucralose as its primary sweetening agent and therefore Shugr™ is not “natural” in any sense of the word. Swiss Research has rejected these allegations as being without basis because the amount of Sucralose contained in Shugr™ is so small that if sucralose was the primary sweetening agent, Shugr™ would not be a viable commercial product. In response Merisant has requested additional information. As no formal threat of litigation has been made by Merisant, we are unable to evaluate the consequences of such litigation should it arise, or its affect on operations.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
YEARS ENDED DECEMBER 31, 2004 AND 2003

NOTE 22- SUBSEQUENT EVENTS - UNAUDITED, CONTINUED

In September 2005, Swiss Research received a letter from The National Advertising Division (“NAD”) of the Council of Better Business Bureaus (“CBBB”), at the behest of Merisant, alleging that Shugr’s™ advertisements contain misrepresentations regarding its “natural” designation. Swiss Research has rejected these allegations as being without basis. The NAD is a self regulating program designed by the advertising community and administered by the CBBB. The goals of the NAD are to ensure the integrity and credibility of national advertising and to avoid undue government interference with advertising practices. No formal threat of litigation has been made.

Fortress Systems vs. Quality Botanical Ingredients
In August 2003, our QBI subsidiary was served as a defendant in an action entitled Fortress Systems LLC v. AAA Health Products, Inc. (aka Quality Botanical Ingredients, Inc.), filed by the plaintiff in U.S. Bankruptcy Court for the District of Nebraska.  In this case, the plaintiff, Fortress Systems LLC, is seeking damages of approximately $402,200 resulting from products shipped by our QBI subsidiary to Fortress Systems LLC which allegedly did not meet specifications.  HESG has retrieved from the sellers from whom we purchased the QBI assets 400,000 shares of Health Sciences Group, Inc. common stock as an offset against the possibility that we might be required to pay the claim which is the basis for this suit.  As we have decided to shut down operations at QBI and, as Health Sciences Group, Inc. was not named a defendant in the action, we have ceased defending this case.  However we recently received a letter from a paralegal at the office of the law firm representing the judgment creditor, copying us with the consent judgment of AAA Health Products, Inc. and an assignment between Fortress Systems, LLC, dba FSI Nutrition and Oakland/Red Holdings, LLC. In this letter the judgment creditor says that we may not have parted with reasonably equivalent value by entering into an amendment agreement with the sellers of QBI, whereunder it was agreed that the maximum number of shares we were required to issue to the sellers would be no more than 750,000 shares of HESG. The letter also inquires as to whom we paid a $50,000 loan fee in connection with the finance of the QBI acquisition and asks for a copy of the amendment of the acquisition agreement and states that failure to provide the requested information within seven days will increase the judgment creditor’s concerns. As the amendment requested is a matter of public record, we do not see any reason to refrain from responding to the request unless we come to the conclusion that this letter is a fishing expedition.

Officer and Director capital contribution
In December 2005, officers and directors advanced, in aggregate, a $20,000 loan to the corporation to be repaid at such time that the corporation has sufficient capital to make such repayment

Executive Employment Agreement
In July 2005, the Company executed an employment agreement with Mr. Fred E. Tannous, a shareholder holding approximately 8% of the outstanding common stock as of September 30, 2005, that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5 % of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exercisable at a price equal to $0.65 per share. The option shall be exercisable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then the Company shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

Health Sciences Group, Inc. and Subsidiaries
CONSOLIDATED FINANCIAL STATEMENTS

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2005 and December 31, 2004

	(Unaudited) September 30, 2005	December 31, 2004*
ASSETS
Current assets:
Cash and cash equivalents	$295,237	$240,532
Accounts receivable	15,751	6,993
Inventory	30,955	25,780
Prepaid expenses	5,415	10,280
	347,358	283,585
Assets of discontinued operations held for sale	38,086	490,736

Total current assets	385,444	774,321

Machinery, furniture and equipment, net of accumulated depreciation and amortization	-	17,471
Loan fees, net of accumulated amortization	-	13,843
Intangible assets, net of accumulated amortization	4,691,616	3,595,539

Total non-current assets	4,691,616	3,626,853

	$5,077,060	$4,401,174

LIABILITIES
Current liabilities:
Accounts payable	$136,656	$429,806
Accrued expenses	656,344	200,516
Accrued payroll liabilities	17,310	207,466
Accrued penalties due preferred stockholders	422,523	360,000
Convertible debentures payable, net unamortized discount of $0 and $53,332, respectively	315,000	606,668
Delinquent payroll tax liability, including penalties and interest	-	205,133
Loans payable, stockholders	-	55,000
Dividends payable	226,923	169,876
	1,774,756	2,234,465
Liabilities of discontinued operations held for sale	3,365,589	3,879,891

Total current liabilities	5,140,345	6,114,356

Warrant liability	3,279,895	2,602,539
Series A convertible preferred stock, net of unamortized discount of $201,915 and $539,277, respectively	1,158,025	1,410,723
Series B convertible preferred stock, net of unamortized discount of $123,970 and $355,892, respectively	101,031	394,108
Series C convertible preferred stock, subject to mandatory redemption, net of unamortized discount of $2,726,278	1,537,566	-

Total liabilities	11,216,862	10,521,726

*  Restated to reflect discontinued operations of Xcel Medical Pharmacy (Note 10)

The accompanying notes are an integral part of these condensed consolidated financial statements

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS (CONTINUED)
September 30, 2005 and December 31, 2004

STOCKHOLDERS’ DEFICIT

	(Unaudited) September 30, 2005	December 31, 2004*
Stockholders’ deficit:
Common stock; $0.001 par value, 50,000,000 shares
authorized, and 25,633,799 and 18,206,094 shares issued
and outstanding at September 30, 2005 and December 31,
2004, respectively	$25,637	$18,206
Additional paid-in capital	23,817,518	17,283,896
Cost of treasury shares	-	(52,500)
Prepaid compensation expense	(1,284,122)	(444,692)
Accumulated deficit	(28,698,835)	(22,925,462)

Total stockholders’ deficit	(6,139,802)	(6,120,552)

	$5,077,060	$4,401,174

*  Restated to reflect discontinued operations of Xcel Medical Pharmacy (Note 10)

The accompanying notes are an integral part of these condensed consolidated financial statements

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (OPERATIONS)
For the Quarters and Nine Months Ended September 30, 2005 and 2004 (unaudited)

	Fiscal Quarter Ended September 30, 2005	Fiscal Quarter Ended** September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended** September 30, 2004
Sales, net	$19,382	$46,053	$23,751	$70,313

Cost of goods sold	8,528	33,908	9,438	17,752

Gross profit	10,854	12,145	14,313	52,561

Selling, general and administrative expenses:
Advertising and marketing expenses	377,170	3,080	1,641,066	3,080
Salary expenses	527,012	120,548	764,002	445,375
Professional, legal and accounting expenses	1,312,494	502,844	2,445,642	1,473,551
Depreciation and amortization	166,038	48,775	513,394	148,122
Penalties	353,765	240,344	723,685	411,013
Other selling, general and administrative expenses	179,944	88,895	406,407	307,732

Total selling, general and administrative expenses	2,916,423	1,004,486	6,494,196	2,788,873

Loss from operations	(2,905,569)	(992,341)	(6,479,883)	(2,736,312)

Other income (expense)
Interest expense recorded as amortization of discounts on convertible debentures	-	(28,290)	(53,332)	(142,351)
Interest expense recorded as amortization of discounts on convertible preferred stock	(238,426)	(102,705)	(767,109)	(283,267)
Interest expense on convertible debentures	(9,450)	(24,573)	(59,300)	(138,786)
Interest income (expense) and financing costs on all other obligations, net	3,315	(6,000)	12,756	(46,331)
Other income	-	-	-	37,372
Change in fair value of warrant liability	1,088,406	(389,281)	1,734,541	974,522

Total other income (expense)	843,845	(550,849)	867,556	401,159

Loss from continuing operations	(2,061,724)	(1,543,190)	(5,612,327)	(2,335,153)

Loss from discontinued operations	(628,282)	(161,046)	(1,554,539)

Net loss	(2,061,724)	(2,171,472)	(5,773,373)	(3,889,692)

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS, CONTINUED
For the Quarters and Nine Months Ended September 30, 2005 and 2004 (unaudited)

	Fiscal Quarter Ended September 30, 2005	Fiscal Quarter Ended** September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended** September 30, 2004
Preferred dividends	226,923	51,051	226,923	456,341

Net loss attributable to
common shareholders	$(2,288,647)	$(2,222,523)	$(6,000,296)	$(4,346,033)

Basic and Diluted earnings per share
Continuing operations	$(0.09)	$(0.11)	$(0.26)	$(0.21)
Discontinued operations	-	(0.04)	(0.01)	(0.12)
Net loss per share attributable
to common shareholders	$(0.09)	$(0.15)	$(0.27)	$(0.33)

Weighted average common shares
outstanding - basic and diluted	24,692,248	14,605,902	22,577,253	13,359,215

** Restated to reflect discontinued operations of Quality Botanical Ingredients and Xcel Medical Pharmacy (Note 10)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited)

			Additional	Cost of	Prepaid		Total
	Common stock		paid-in	treasury	compensation	Accumulated	stockholders'
	Shares	Amount	capital	shares	expense	deficit	equity
Balance at January 1, 2005	18,206,094	$18,206	$17,283,896	$(52,500)	$(444,692)	$(22,925,462)	$(6,120,552)

Amortization:

Stocks and warrants issued with equity line	-	-	297,014	-	-	-	297,014

Equity issued in advance of services	-	-	-	-	532,184	-	532,184

Issuance of common stock,
common stock options and warrants:

Stock for acquisitions	822,845	823	953,677	-	-	-	954,500

Stock sold for cash	294,118	294	(10,000)	-	-	-	(9,706)

Stock for commissions	29,411	29	(29)	-	-	-	-

Stock for services	1,715,960	1,718	1,368,426	-	-	-	1,370,144

Stock to officers for services	602,740	602	451,454	-	-	-	452,056

Stock warrants issued with preferred stock	-	-	(345,608)	-	-	-	(345,608)

Stock for interest due debenture holder	110,780	111	77,689	-	-	-	77,800

The accompanying notes are an integral part of these condensed consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (unaudited) (CONTINUED)

			Additional	Cost of	Prepaid		Total
	Common stock		paid-in	treasury	compensation	Accumulated	stockholders'
	Shares	Amount	capital	shares	expense	deficit	equity
Stock for dividends due
preferred stockholder	217,617	218	191,620	-	-	-	191,838

Stock for penalties due
preferred stock holder	460,081	460	379,470	-	-	-	379,930

Stock upon conversion of debentures	563,101	564	344,436	-	-	-	345,000

Stock upon conversion of preferred stock	1,311,836	1,313	1,113,747	-	-	-	1,115,060

Stock and warrants for equity line	205,882	206	(209,897)	-	-	-	(209,691)

Options and warrants issued with stock sold	-	-	(49,854)	-	-	-	(49,854)

Options and warrants for services	-	-	139,850	-	-	-	139,850

Options and warrants for prepaid services	-	-	1,379,726	-	(1,379,726)	-	-

Options and warrants cashless exercises	85,000	85	(85)	-	-	-	-

Options and warrants exercised for cash	1,008,334	1,008	761,492	-	-	-	762,500

Other:

Fair value adjustment of options and
warrants issued for future services	-	-	(8,112)	-	8,112	-	-

Cancellations	-	-	(52,500)	52,500	-	-	-

Dividends earned	-	-	(248,894)	-	-	-	(248,894)

Net loss						(5,773,373)	(5,773,373)

Balance at September 30, 2005	25,633,799	$25,637	$23,817,518	$-	$(1,284,122)	$(28,698,835)	$(6,139,802)

The accompanying notes are an integral part of these condensed consolidated financial statements.

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Nine Months Ended September, 2005 and 2004 (unaudited)

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004**
Cash flows used for operating activities:
Net loss	$(5,773,373)	$(3,889,692)

Adjustments to reconcile net loss to net cash used for operating activities:
Provision for contractual allowance and allowance for doubtful accounts	6,993	-
Depreciation	17,471	4,911
Amortization of intangible assets and loan fees	198,909	108,395
Amortization of discounts on convertible debentures	53,332	142,351
Amortization of discounts on convertible preferred stock	767,109	283,267
Amortization of common stock issued in advance of service	264,584	294,669
Amortization of options and warrants issued in advance of service	267,600	129,865
Amortization of equity line commitment fee	297,014	-
Issuance of common stock for services rendered	732,084	68,922
Issuance of common stock to officers for services	452,056	162,500
Issuance of common stock to board of directors for services	249,000	-
Issuance of common stock for finance costs	-	6,000
Issuance of common stock options and warrants for services rendered	169,698	182,802
Issuance of common stock to preferred shareholders for penalties	-	169,410
Issuance of common stock to preferred shareholders for interest	-	40,000
Cancellation of common stock issued for services	-	(440,876)
Change in fair value of services prepaid with options and warrants	46,539	-
Change in fair value of warrant liability	(1,734,541)	(974,522)
Adjustment to QBI purchase price via share return	-	370,804
Non-cash adjustments to reconcile net loss to net cash provided by (used for) discontinued operations	132,244	402,182

Changes in assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(15,751)	(4,196)
Inventory	(30,955)	4,449
Prepaid acquisition costs	4,865	4,832
Intangible assets	(225,000)	-
Assets of discontinued operations held for sale	157,424	2,348,885

Increase (decrease) in liabilities:
Accounts payable and accrued expenses	30,785	690,645
Accrued expense	741,822	-
Payroll taxes due	(205,133)	84,070
Liabilities of discontinued operations held for sale	(223,610)	(559,207)
Net cash used for operating activities	(3,618,834)	(369,534)

Cash flows provided by investing activities:
Acquisition of property, plant and equipment	-	(2,808)
Prepaid acquisition costs	(166,643)	-
Investment in Quality Botanical Ingredients - discontinued operations	-	(105,815)
Investment in Xcel Medical Pharmacy - discontinued operations	(232,520)	(220,000)
Cash provided (used) by discontinued operations	162,982	(14,602)
Cash acquired through subsidiary acquisition	200,000	-
Net cash provided by investing activities	(36,181)	(343,225)

** Restated to reflect discontinued operations of Quality Botanical Ingredients and Xcel Medical Pharmacy (Note 10)
The accompanying notes are an integral part of these condensed consolidated financial statements

F-

Health Sciences Group, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004**
Cash flows provided by financing activities:
Payments on notes payable	$(115,000)	$(208,678)
Payments on equity issuance expense	(355,608)	(157,718)
Proceeds from notes payable - stockholders	60,000	202,500
Proceeds from the issuance of common stock	250,000	250,000
Proceeds from the exercise of common stock options	762,500	453,946
Proceeds from issuance of Preferred Stock	3,166,000	750,000
Cash provided (used) by discontinued operations	(58,172)	(745,367)

Net cash provided by financing activities	3,709,720	544,683

Net change in cash and cash equivalents	54,705	(168,076)
Cash and cash equivalents, beginning of period	240,532	265,059

Cash and cash equivalents, end of period	$295,237	$96,983

Supplemental disclosure of cash flow information:
Interest paid	$-	$331
Taxes paid	$-	$-

Supplemental disclosure of non-cash investing and financing activities:
Value of common stock issued to acquire Open Cell Biotechnologies	$954,500	$-
Value of common stock issued upon conversion of Series A Preferred	$590,060	$-
Value of common stock issued upon conversion of Series B Preferred	$525,000	$-
Value of common stock issued as commissions for equity sale	$25,000	$-
Value of common stock issued to preferred shareholders for dividends	$191,620	$40,000
Value of common stock issued to preferred shareholders for penalties	$379,921	$-
Value of common stock issued to debenture holders for interest	$77,800	$162,738
Value of common stock options issued for services	$169,698	$-
Value of warrants issued for equity line commitment fee	$209,691	$-
Value of warrants issued with common stock	$299,560	$-
Value of warrants issued with preferred stock	$1,826,259	$412,484
Value of warrants issued as commissions for common stock sale	$44,934	$-
Value of warrants issued for services related to preferred stock sale	$603,874	$91,658
Value of warrants issued as commissions for equity line increase	$31,453	$-
Value of discount amortized to dividends from Series C preferred BCF	$241,897	$-
Value of BCF issued to Series B preferred stockholders	$-	$337,516
Value of BCF issued to Series C preferred stockholders	$1,339,741	$-
Write off of fully depreciated assets	$34,480	$-
Debentures converted into common stock	$345,000	$70,000
Increase in value of options issued in advance of services	$8,112	$-
Cancellation of common stock	$52,500	$440,876

** Restated to reflect discontinued operations of Quality Botanical Ingredients and Xcel Medical Pharmacy (Note 10)

The accompanying notes are an integral part of these condensed consolidated financial statements

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 1 - ORGANIZATION

Health Sciences Group, Inc. (the “Company”) was incorporated in the state of Colorado on June 13, 1996 as Centurion Properties Development Corporation. The Company remained dormant until October 16, 2000 when its name was changed to iGoHealthy.com, Inc. On September 10, 2001, the Company changed its name to Health Sciences Group, Inc. Health Sciences Group, Inc. is an integrated provider of innovative, science-based products and ingredients to customers in the nutrition, skin care, and food and beverage industries. On June 20, 2005 the Company’s shareholders voted to reincorporate the entity in the state of Delaware.

Effective December 14, 2001, the Company acquired 100% of the outstanding stock of XCEL Healthcare, Inc., a California corporation and the outstanding shares of BioSelect Innovations, Inc., a Nevada corporation for approximately $4.4 million.

On February 25, 2003, effective January 1, 2003, the Company completed its acquisition of Quality Botanical Ingredients, Inc. pursuant to an Asset Purchase Agreement for approximately $1.5 million. Quality Botanical Ingredients is a manufacturer and contract processor of bulk botanical materials and nutritional ingredients supplied to buyers in various industries including pharmaceutical, nutraceutical and cosmetics.

On October 20, 2004, the Board of Directors of the Company elected to discontinue operations of its wholly-owned subsidiary, QBI (Note 10). The Company, through the secured lender, engaged professional service firms to facilitate the liquidation of QBI’s inventory and fixed assets and to collect QBI’s outstanding accounts receivable. Proceeds from the sale of such assets will be used to repay QBI’s creditors for outstanding obligations. The Company is a guarantor of the obligations of QBI pursuant to a Continuing Unconditional Corporate Guaranty dated as of February 21, 2003. Management believes it has adequate capital resource and that the Company’s continuing operations will not be adversely affected by this action.

On December 28, 2004, the Company signed a letter of intent to acquire the assets of Swiss Research, Inc. a company which markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management. This transaction was executed in August 2005. (Note 4)

In May 2005, management determined that its pharmaceutical operations were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations and layoff its employees in order to conserve cash.  Efforts are currently underway to sell its pharmaceutical operations. In accordance with SFAS No. 144 “Accounting the Impairment or Disposal of Long-Lived Assets” the subsidiary has been shown as a discontinued operation as of September 30, 2005. (Note 10)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
These condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, including the continuing operations of Swiss Research, Inc. (“Swiss”), BioSelect Innovations, Inc. (“BioSelect”), and discontinued operations of XCEL Healthcare, Inc. (“XCEL”) and Quality Botanical Ingredients, Inc. (“QBI”). Both Xcel and QBI are listed as assets held for disposal, liabilities held for disposal, and discontinued operations. All material inter-company accounts have been eliminated in consolidation.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Basis of Presentation
The unaudited condensed consolidated financial statements have been prepared by Health Sciences Group, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments), which are, in the opinion of management, necessary to fairly represent the operating results for the respective periods. Certain information and footnote disclosures normally present in annual condensed consolidated financial statements prepared in accordance with generally accepted accounting principles have been omitted pursuant to such SEC rules and regulations; nevertheless, the Company believes that the disclosures are adequate to make the information presented not misleading. The results for the quarter and nine months ended September 30, 2005 are not necessarily indicative of the results to be expected for the full year ending December 31, 2005. These condensed consolidated financial statements and the notes hereto should be read in conjunction with the Company's consolidated audited financial statements and related footnotes for the year ended December 31, 2004 included in the Company's annual report on Form 10-KSB which was filed April 15, 2005.

Going Concern
As reflected in the accompanying condensed consolidated financial statements, the Company has losses from operations, negative cash flows from operations and a working capital deficit. These matters raise substantial doubt about the Company’s ability to continue as a going concern.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company's ability to continue to raise capital and generate positive cash flows from operations. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence.

In the first nine months of 2005, management has taken the following steps that it believes will be sufficient to provide the Company with the ability to continue in existence:

•	The Company has raised approximately $3,416,000 from the sale of common and preferred stock. In addition, the Company has received approximately $762,500 from the exercise of options and warrants.

•	The Company has secured an equity line agreement with an investment group whereupon through the sale of equity, under defined criterion, the Company has access to funds, up to $7,500,000.

•	Management anticipates raising additional equity funds that will be used to fund any capital shortfalls.

•	Management is decreasing expenses by using internal resources to perform due diligence and other acquisition related duties on future acquisitions.

•	Management has streamlined its operations and is developing new products, which are anticipated to have increased gross profit margins.

•
Management acquired the assets of Swiss Research, Inc. in the third quarter of 2005. Swiss Research markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management. This acquisition will enable the Company to take advantage of Swiss’s existing product and distribution channels to improve the Company’s results from operations.

Comprehensive Income (Loss)
The Company has no components of Other Comprehensive Income (Loss), and accordingly no Statement of Comprehensive Income (Loss) has been included in the accompanying condensed consolidated financial statements.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Use of Estimates
The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company’s significant estimates include the contractual allowance on accounts receivable and life and estimated value of intangible assets for recoverability. Actual results could differ from those estimates.

Reclassification
Certain amounts from the nine months ended September 30, 2004 and the twelve months ended December 31, 2004 have been reclassified to correspond to the nine months ended September 30, 2005.

Changes in Accounting Policies
There have been no changes in accounting policies used by the Company during the nine months ended September 30, 2005.

Recent Accounting Pronouncements
In March 2005, the SEC released Staff Accounting Bulletin No. 107, “Share-Based Payment”(“SAB 107”), which provides interpretive guidance related to the interaction between SFAS 123(R) and certain SEC rules and regulations. It also provides the SEC staff's views regarding valuation of share-based payment arrangements. In April 2005, the SEC amended the compliance dates for SFAS 123(R), to allow companies to implement the standard at the beginning of their next fiscal year, instead of the next reporting period beginning after June 15, 2005. Management is currently evaluating the impact SAB 107 will have on our consolidated financial statements.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 provides guidance relating to the identification of and financial reporting for legal obligations to perform an asset retirement activity. The Interpretation requires recognition of a liability for the fair value of a conditional asset retirement obligation when incurred if the liability’s fair value can be reasonably estimated. FIN 47 also defines when an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. The provision is effective no later than the end of fiscal years ending after December 15, 2005. The Company will adopt FIN 47 beginning the first quarter of fiscal year 2006 and does not believe the adoption will have a material impact on its consolidated financial position or results of operations or cash flows.

In May 2005, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standard (SFAS) No. 154, Accounting Changes and Error Corrections - a replacement of APB Opinion No. 20 and FASB Statement No. 3. SFAS No. 154 requires retrospective application to prior periods' financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS No. 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in nondiscretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS No. 154 also requires that a change in depreciation, amortization or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. Management does not expect the implementation of this new standard to have a material impact on their financial position, results of operations and cash flows.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

Recent Accounting Pronouncements, Continued
In June 2005, the Emerging Issues Task Force, or EITF, reached a consensus on Issue 05-6, Determining the Amortization Period for Leasehold Improvements, which requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. EITF 05-6 is effective for periods beginning after July 1, 2005. We do not expect the provisions of this consensus to have a material impact on the our financial position, results of operations or cash flows.

NOTE 3 - STOCK OPTIONS ISSUED TO EMPLOYEES AND DIRECTORS

Pro Forma Information for Stock Options Issued to Employees and Directors
SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered. The statement also permits companies to elect to continue using the current intrinsic value accounting method specified in Accounting Principles Board (“APB”) Opinion No. 25, “Accounting for Stock Issued to Employees,” to account for stock-based compensation. The Company has elected to use the intrinsic value based method and has disclosed the pro forma effect of using the fair value based method to account for its stock-based compensation. The Company uses the fair value method for options granted to non-employees.

If the Company had elected to recognize compensation expense based upon the fair value at the grant date for awards under the Stock Option Plan consistent with the methodology prescribed by SFAS No. 123, the Company’ net loss and loss per share would be reduced to the pro forma amounts indicated below for the fiscal quarters and nine months ended September 30, 2005 and 2004:

	Fiscal Quarter Ended September 30, 2005	Fiscal Quarter Ended September 30, 2004
Net income (loss) attributable to common
shareholders, as reported	$(2,288,647)	$(2,222,523)
Stock compensation calculated under APB 25	-	-
Stock compensation calculated under SFAS 123	(252,174)	(137,784)
Pro forma net loss attributable to common shareholders	$(2,540,821)	$(2,360,307)

Net loss per share available to common shareholders:
As reported - basic and diluted	$(0.09)	$(0.15)
Pro forma - basic and diluted	$(0.10)	$(0.16)

	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Net loss attributable to common shareholders, as reported	$(6,000,296)	$(4,346,033)
Stock compensation calculated under APB 25	-	-
Stock compensation calculated under SFAS 123	(834,564)	(239,456)
Pro forma net loss attributable to
common shareholders	$(6,834,860)	$(4,585,489)

Net loss per share available to common shareholders:
As reported - basic and diluted	$(0.27)	$(0.33)
Pro forma - basic and diluted	$(0.30)	$(0.34)

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 3 - STOCK OPTIONS ISSUED TO EMPLOYEES AND DIRECTORS, CONTINUED

Pro Forma Information for Stock Options Issued to Employees and Directors
Pro forma information using the Black-Scholes method at the date of grant is based on the following assumptions for the nine months ended September 30, 2005 and 2004, respectively: average risk free interest rate of 4.13% and 4.0%; dividend yield of 0.0%; average volatility factor of the expected market price of the Company’s common stock of 122.8% and 122.8%; and an expected life of 10.0 and 8.9 years.

The Black-Scholes option valuation model requires input of highly subjective assumptions. Because the Company’s employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value of estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of fair value of its employee stock options.

NOTE 4 - BUSINESS ACQUISITIONS

Acquisition of Open Cell Biotechnologies, Inc.
In February 2005, the Company acquired Open Cell Biotechnologies, Inc. (“OCBI”), a wholly-owned subsidiary of UTEK Corporation in a tax-free stock-for-stock exchange. The Company issued 822,845 unregistered shares of its common stock valued at approximately $954,000, based on the fair market value of the Company’s common stock at the date of issuance, to UTEK Corporation in exchange for 100% of the issued and outstanding shares of capital stock of OCBI. The shares issued in the exchange are restricted and may only be resold pursuant to the requirements of the Securities Act of 1933. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law. Upon acquisition of OCBI the Company performed the significance test under Item 310 (c)(2)(iii) of Regulation S-B and determined the transaction to be immaterial.

At the time of acquisition OCBI had no employees, operations or liabilities. OCBI’s only assets include $200,000 in cash and an exclusive worldwide license to a patented technology known as Edible Sponges with zero book value. The Company will engage a third party valuation firm to finalize the purchase price allocation prior to the transaction’s anniversary date. As a result of this acquisition, the Company will recognize no charges to the statement of operations.

It is anticipated that all compositions of Edible Sponges will be GRAS-certified (Generally Recognized as Safe) as determined by the United States Food and Drug Administration. The Company will market Edible Sponges under a to be determined brand name and distribute the product through its Swiss Research subsidiary.

Acquisition of Swiss research, Inc.
In December 2004, the Company, through its newly formed subsidiary Swiss Research, a Delaware corporation, (“Swiss DE”), initiated an agreement to acquire the assets of Swiss Research, a California corporation, (“Swiss CA”), for cash and performance based warrants. Swiss Research is a diet and nutrition products company which markets and sells branded nutraceutical products addressing major wellness categories, including weight management, arthritis support, cholesterol reduction and diabetes management. Swiss CA is also the proprietary developer of the formula for its marquee product, Shugr, a natural zero-calorie and diabetic safe sugar substitute with the look, taste and baking qualities of cane sugar. The agreement was executed in August 2005.

The Company’s cash consideration obligation totals $300,000, plus tax related liabilities up to a maximum of $60,000. The Company also issued 450,000 stock purchase warrants to purchase 150,000 shares of its common stock at an exercise price of $1.00 per share if the Company achieves a consolidated EBITDA of $1,000,000 for the year ended December 31, 2005, 150,000 shares of its common stock at an exercise price of $2.00 per share if the Company achieves a consolidated EBITDA of $2,000,000 for the year ended December 31, 2006, and 150,000 shares of its common stock at an exercise price of $3.00 per share if the Company achieves a consolidated EBITDA of $3,000,000 for the year ended December 31, 2007. Per SFAS No. 141, paragraph 28, if the specified performance expectations are met, the value of the warrants will be determined and recorded as an additional acquisition cost.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 4 - BUSINESS ACQUISITIONS, CONTINUED

Acquisition of Swiss research, Inc., Continued
The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law. Upon acquisition of Swiss CA the Company performed the significance test under Item 310 (c)(2)(iii) of Regulation S-B and determined the transaction to be immaterial. The Company will engage a third party valuation firm to finalize the purchase price allocation prior to the transaction’s anniversary date.

Swiss CA’s results of operations and assets for the period and twelve months ended December 31, 2004, totaled less that 4% and 1% of the Company’s consolidated assets and net loss, respectively. The results of operations for Swiss Research (Swiss DE) are included herein these financial statements from the effective date through period end for both the three months and nine months ended September 30, 2005. Purchase price allocation for consideration paid has been capitalized and assigned to the proprietary formula and will be amortized accordingly.

NOTE 5 - INTANGIBLE ASSETS

Intangible assets consist of patents, proprietary formulas and licensing agreement. Each year, these assets are reviewed for impairment and, if applicable, their value is adjusted downward accordingly. A summary of the Company’s intangible assets is as follows:

September 30, 2005
Patents	$2,305,742
Proprietary Formulas	526,643
Licensing Agreements	2,146,000

Accumulated amortization	(286,769)

$4,691,616

Amortization expense for intangible assets totaled approximately $184,922 for the nine months ended September 30, 2005. Amortization expense for intangible assets for the years ending December 31, 2005 through 2021 is estimated to be approximately $248,000 per year.

Patents
Patents consist of the assigned fair market value at the date of acquisition arising from the purchase of BioSelect Innovations, Inc., net the subsequent impairment charge of approximately $944,000 recognized at December 31, 2004. Patent costs are amortized on a straight-line basis over their economic lives of approximately 19 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

Licensing Agreements
Upon the acquisition of Polymann Technologies Inc., Apple Peel Technologies Inc., and Open Cell Biotechnologies, Inc. the Company acquired the rights to develop and commercialize a license to intellectual property owned by each entity. Each license was independently valued and determined to exceed the purchase price. The purchase price allocation was assigned to each license and will be amortized over the life of the license.

Proprietary Formulas
Proprietary formulas consist of the assigned fair market value at the date of acquisition arising from the purchase of Swiss Research (Swiss CA).  Formulas are amortized on a straight-line basis over their estimated economic lives of 15 years and are reviewed for impairment whenever the facts and circumstances indicate that the carrying amount may not be recoverable.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 6 - ASSETS OF DISCONTINUED OPERATIONS HELD FOR SALE

As of September 30, 2005, assets held by the Company for its discontinued subsidiaries Quality Botanical Ingredients and Xcel Medical Pharmacy as compared to assets held as of December 31, 2004, included:

	September 30, 2005 (unaudited)	September 30, 2004
Accounts Receivable	$-	$245,135
Inventory	38,086	68,947
Fixed Assets	-	176,654

Total Assets Held for Sale	$38,086	$490,736

NOTE 7 - WARRANT LIABILITY

In conjunction with raising capital through the sale of equity, the Company has issued various warrants that have registration rights for the underlying shares. As the contracts must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet and the change in fair value from the date of issuance to September 30, 2005 has been included in other (expense) income.

For the three and nine months ended September 30, 2005 the change in fair value of all warrants issued with registration rights for the underlying shares, including those warrants issued with the Series A Preferred, Series B Preferred, and Series C Preferred decreased by approximately $1,088,000 and $1,735,000, respectively, and is recognized in other income (expense).

NOTE 8 - LIABILITIES OF DISCONTINUED OPERATIONS HELD FOR SALE

As of September 30, 2005, liabilities held by the Company for its discontinued subsidiaries Quality Botanical Ingredients and Xcel Medical Pharmacy as compared to liabilities held as of December 31, 2004, included:

	September 30, 2005 (unaudited)	December 31, 2004
Accounts Payable	$1,116,244	$1,159,003
Accrued Expenses	93,593	342,357
Secured Line of Credit	1,789,293	1,876,584
Notes Payable	200,771	245,771
Notes Payable to Related Parties	1,800	108,050
Capital Leases Payable	66,564	66,564
Payroll Tax Liabilities	97,324	81,562

Total Liabilities Held for Sale	$3,365,589	$3,879,891

NOTE 9 - STOCKHOLDERS’ DEFICIT

Conversion of Debentures
In February 2005, the holder of a convertible debenture converted the remaining $245,000 of the original $300,000 note payable into 445,454 shares of the Company’s common stock. No expense was recognized as all discounts have been amortized.

In March 2005, the holder of a convertible debenture converted $100,000 of the original $500,000 note payable into 117,647 shares of the Company’s common stock. As a result, approximately $9,000 of unamortized discount relating to the portion converted was expensed at the date of conversion and is included in interest expense.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Shares Issued for Dividends, Interest and Penalties
In January 2005, the Company issued 54,545 shares of common stock in lieu of cash for interest due to the debenture holders. This distribution satisfied approximately $30,000 of accrued interest on the books as of December 31, 2004.

In February 2005, the Company issued 611,762 shares of common stock in lieu of cash for dividends and penalties due to holders of the Company’s Series A Preferred Stock. This distribution satisfied approximately $360,000 of accrued penalties and $160,000 of dividends payable on the books as of December 31, 2004.

In April 2005, the Company issued 12,353 shares of common stock in lieu of cash for approximately $11,000 interest due Series B Preferred Stock holders.

In April 2005, the Company issued 56,235 shares of common stock in lieu of cash for approximately $48,000 interest due debenture holders for the twelve months ended April 30, 2005.

In August 2005, the Company issued 14,697 shares of common stock in lieu of cash for dividends due to holders of the Company’s Series B Preferred Stock.

In August 2005, the Company issued 11,965 shares for dividends due holders of Series C Preferred stock.

In August 2005, the Company issued 26,921 shares for penalties due holders of Series C Preferred stock in accordance with the offering document’s stipulated terms for remuneration based upon the timing of the share’s respective registration statement.

Options Issued to Professionals
In January 2005, the Company issued options to purchase 150,000 shares of common stock to a business development firm for services at an exercise price of $0.75 per share in consideration of services provided to the Company. The estimated value of the options totaled approximately $108,000 at the date of grant and is included in selling, general and administrative expenses for the nine months ended September 30, 2005. The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.29%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 10 years.

In June 2005, the Company issued 325,000 shares of common stock to an individual upon the exercise of stock options with exercise price of $0.77 per share. Proceeds to the Company from the option exercise totaled approximately $250,000. The estimated value of the options is approximately $213,000 and is included in prepaid compensation expense. The value was determined using the Black-Scholes option pricing model with the following assumptions: risk-free interest of 4.29%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years.

In July 2005, the Company issued stock purchase options to a business development firm to purchase 1,000,000 shares of its common stock at an exercise price of $0.80 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $672,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 3.89%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

In August 2005, the Company issued stock purchase options to a business development firm to purchase 150,000 shares of its common stock at an exercise price of $0.99 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $125,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.28%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 5 years.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Options Issued to Professionals, Continued
In September 2005, the Company issued stock purchase options to a consultant to purchase 500,000 shares of its common stock at an exercise price of $0.65 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $399,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.19%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 10 years.

Options Issued to Officers
In July 2005, pursuant to an employment agreement the Company issued stock purchase options to an officer to purchase 500,000 shares of its common stock at an exercise price of $0.65 per share in consideration for services provided to the Company.  The estimated value of the options totaled approximately $369,000 at the date of grant.  The value of the options was estimated using the Black-Scholes option pricing model with the following assumptions:  risk-free interest of 4.06%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 121%; and a term of 10 years.

Options Issued to Board of Directors
In February 2005, the Company issued stock purchase options to two members of the Company’s Board of Directors to each purchase 50,000 shares of its common stock at an exercise price of $1.37 per share in consideration of services provided to the Company. As the options exercise price approximated the market price of the Company’s shares on the date of issuance, in accordance with APB 25and FIN 44, no compensatory expense was recognized. The warrant vests 26,000 at issuance, and the remainder pro-ratably over a one year period.

In May 2005, the Company issued stock purchase options to a member of the Company’s Board of Directors to purchase 50,000 shares of its common stock at an exercise price of $1.06 per share in consideration of services provided to the Company. As the options exercise price approximated the market price of the Company’s shares on the date of issuance, in accordance with APB 25and FIN 44, no compensatory expense was recognized. The warrant vests 26,000 at issuance, and the remainder pro-ratably over a one year period.

Warrants Issued for Swiss Research Asset Acquisition.
In August 2005, the Company issued 450,000 stock purchase warrants to purchase 150,000 shares of its common stock at an exercise price of $1.00 per share if the Company achieves a consolidated EBITDA of $1,000,000 for the year ended December 31, 2005, 150,000 shares of its common stock at an exercise price of $2.00 per share if the Company achieves a consolidated EBITDA of $2,000,000 for the year ended December 31, 2006, and 150,000 shares of its common stock at an exercise price of $3.00 per share if the Company achieves a consolidated EBITDA of $3,000,000 for the year ended December 31, 2007. Per SFAS No. 141, paragraph 28, if the specified performance expectations are met, the value of the warrants will be determined and recorded as an additional acquisition cost. The amount of consideration was determined by arms-length negotiations between the parties and the exchange was consummated in accordance with applicable law.

Shares Issued for Services
In January 2005, the Company issued 8,750 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In January 2005, the Company issued 31,400 shares of its common stock to a consultant in lieu of cash for investor relationship management services. The value of the shares totaled approximately $27,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Shares Issued for Services, Continued
In January 2005, the Company issued 25,000 shares of its common stock to an employee as a bonus for work performed in 2004 and 35,000 shares of its common stock to the same employee in lieu of salary for the first quarter of 2005. The value of the shares totaled approximately $45,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In February 2005, the Company issued 60,000 shares of its common stock to a law corporation in lieu of cash for legal services previously provided. The value of the shares totaled approximately $50,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company issued 100,000 shares of its common stock to a business development firm for services. The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In February 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2005, the Company issued 7,400 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In March 2005, the Company issued 16,596 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $21,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In April 2005, the Company issued 8,000 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In April 2005, the Company issued 5,600 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $7,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In May 2005, the Company issued 70,110 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $70,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 4,706 shares of its common stock to a consultant in lieu of cash for marketing and advertising services. The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 5,000 shares of its common stock to an employee as a bonus for work performed. The value of the shares totaled approximately $4,000 and was determined based on the fair market value of the Company’s common stock at the date of grant.

In June 2005, the Company issued 5,882 shares of its common stock to a consultant in lieu of cash for product development services. The value of the shares totaled approximately $5,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Shares Issued for Services, Continued
In May 2005, the Company issued 11,765 shares of its common stock to a law corporation in lieu of cash for legal services provided. The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 220,000 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $167,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In June 2005, the Company issued 45,000 shares of its common stock to a business development firm in lieu of cash for services provided. The value of the shares totaled approximately $36,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 127,845 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $83,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 100,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $77,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In July 2005, the Company issued 8,460 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $8,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 6,500 shares of its common stock to each of two consultants in lieu of cash for product development services.  The value of the shares totaled approximately $10,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 4,706 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $4,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 10,870 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 50,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $42,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In August 2005, the Company issued 260,274 shares of its common stock to a former officer and current member of the Board of Directors for additional consulting services to be provided over the next 11 months.  The value of the shares totaled approximately $195,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 14,805 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $10,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 15,333 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Shares Issued for Services, Continued
In September 2005, the Company issued 11,570 shares of its common stock to a consultant in lieu of cash for product development services.  The value of the shares totaled approximately $8,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 150,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $108,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In September 2005, the Company issued 14,000 shares of its common stock to a consultant in lieu of cash for financial services.  The value of the shares totaled approximately $11,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued to Officers
In April 2005, the Company issued 120,000 and 110,000 shares to Messrs Tannous and Glaser respectively for salary and vacation compensation accrued during 2004. The value of the shares totaled approximately $92,000 and $85,000, respectively, and was based on the fair value of the Company’s stock on the day the Board authorized the grant.

In August 2005, the Company issued 342,466 shares of its common stock to Messer Tannous for services to be provided over the next 11 months.  The value of the shares totaled approximately $257,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued to Board of Directors
In August 2005, the Company issued 100,000 shares to each of its three outside members of the board of directors. The value of the shares totaled approximately $249,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

Shares Issued upon Conversion of Series A Preferred Stock
In February 2005, the Company issued 352,942 shares of common stock upon conversion request made by holders on the Company’s Series A Convertible Preferred Stock. The transaction reclassified approximately $300,000 of value from Preferred Stock to common stock.

In March 2005, the Company issued 162,000 shares of common stock upon a conversion request made by holders on the Company’s Series A Convertible Preferred Stock. The transaction reclassified approximately $137,000 of value from Preferred Stock to common stock.

In May 2005, the Company issued 179,247 shares of common stock upon conversion request made by holders on the Company’s Series A Convertible Preferred Stock. The transaction reclassified approximately $152,000 of value from Preferred Stock to common stock.

Shares Issued upon Conversion of Series B Preferred Stock
In April 2005, the Company issued 294,117 shares of common stock upon conversion request made by holders on the Company’s Series B Convertible Preferred Stock. The transaction reclassified approximately $250,000 of value from Preferred Stock to common stock.

In May 2005, the Company issued 117,646 shares of common stock upon conversion request made by holders on the Company’s Series B Convertible Preferred Stock. The transaction reclassified approximately $100,000 of value from Preferred Stock to common stock.

In August 2005, the Company issued 205,884 shares of common stock upon a conversion request made by holders on the Company’s Series B Convertible Preferred Stock.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Securities Sold
In February 2005, pursuant to an additional investment right related to a Securities Purchase Agreement dated September 2004, the investor exercised that right providing for the sale of 294,118 shares of common stock at a purchase price of $0.85 per share for approximately $250,000, less transaction related fees. For each share purchased, the investor also received one warrant entitling the holder to purchase one share of common stock at an exercise price of $1.10, valued at approximately $300,000, within five years from the date of grant. A commission of 29,411 shares of common stock and 44,118 stock purchase warrants was issued to a consulting firm that provided transaction related services, for a fair value of approximately $25,000 for the common stock and $45,000 for the warrants, was treated as an offset to the related equity raised. The value of the warrants was estimated using the Black-Scholes pricing model with the following assumptions: risk-free interest of 3.91%; dividend yield of 0%; volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years.

Securities Sold, Continued
The Company is required to file a registration statement covering the common shares underlying the warrants. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the warrants have been recorded as a warrant liability until the Company has obtained an effective registration statement. Upon the completion of the registration statement, the net value of the warrants shall be recorded as additional paid-in capital. The net value of the warrants at September 30, 2005 is included in warrant liability and the respective change in fair value has been included in other income (expense).

Options Exercised
In February 2005, the Company issued 550,000 shares of common stock to two individuals upon the exercise of stock options with an exercise price of $0.75 per share. Proceeds to the Company from the option exercise totaled approximately $412,500.

In March 2005, the Company issued 83,334 shares of common stock to an individual upon the exercise of stock options with exercise price of $0.60 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 50,000 shares of common stock to an individual upon the exercise of stock options with exercise price of $1.00 per share. Proceeds to the Company from the option exercise totaled approximately $50,000.

In March 2005, the Company issued 85,000 shares of common stock to a consulting firm upon a cashless exercise of stock options with an exercise price of $1.00 per share.

Convertible Preferred Stock

Private Placement - Series C Convertible Preferred Stock
In March 2005, the Company has authorized the sale of 5,000 units and commenced a Private Placement to accredited investors for the sale of 3,166 units of the Company’s Series C Convertible Preferred Stock (“Series C Preferred”) which has a par value of $0.001 per share and a face value of $1,000. The Series C Preferred shall be convertible into common stock at the fixed conversion price of $1.10 per share. Each unit of Series C Preferred is convertible into 909 shares of common stock and has voting rights equal to the common stock into which the Series C Preferred is convertible. The Company received net proceeds of approximately $2,813,000 after commissions, legal and placement fees.

The proceeds were first allocated to the warrants based on their relative fair value, which totaled approximately $1,826,000 using the Black-Scholes pricing model. The remainder of approximately $1,340,000 was allocated to the beneficial conversion feature.

The investors received common stock purchase warrants in an amount equal to 50% of the number of common shares underlying the Series C Preferred based on the fixed conversion price. The warrants have a term of five years and an exercise price equal to $1.60.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Private Placement - Series C Convertible Preferred Stock, Continued
For a period beginning on the effectiveness of the registration statement and for ninety (90) days thereafter, the investors shall have the right to make an additional investment equal to fifty percent (50%) of the original amount purchased at the purchase price. Upon the exercise of shares in the Additional Investment Right, the investors shall receive an additional warrant with the same terms and conditions as the warrant issued in the offering.

The Series C Preferred stock has a term of 36 months and shall convert into shares of the Company’s common stock at the earlier of either the request of the Holder at the purchase price per unit, or in twenty-four (24) equal monthly payments beginning in the twelfth (12th) month from closing, ending in the thirty-sixth (36th) month from closing, for all unconverted Series C Preferred. At the option of the Company the amortization shall be paid in either cash or common stock at ninety-three percent (93%) of the average of the twenty (20) day daily VWAP prior to payment.

Convertible Preferred Stock, Continued
The Holders of the Series C Preferred stock shall be entitled to receive dividends at 8% per annum at the end of each calendar quarter and three years from the date of closing payable in cash or, at the Company’s sole discretion, in registered shares of the Company’s common stock at ninety-three percent (93%) of the average of the twenty (20) day daily VWAP prior to payment. Dividends earned through September 30, 2005 totaled approximately $139,000.

The Company is required to file a registration statement covering the common shares underlying the Series C Preferred Warrants. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, approximately $1,826,000, the net value of the shares at March 15, 2005, has been recorded as a warrant liability until the Company has obtained an effective registration statement. The value of the warrants was estimated using the Black-Scholes pricing model with the following assumptions: average risk-free interest of 4.22%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years. Upon the completion of the registration statement, the net value of the shares shall be recorded as additional paid-in capital. The net value of the warrants at September 30, 2005 is included in warrant liability and the respective change in fair value has been included in other income (expense).

The Beneficial Conversion Feature (BCF) attributable to the Series C Preferred stock was calculated using the incremental beneficial conversion rate, in accordance with both EITF 98-5 and 00-27. As the BCF and warrant value together exceeded the proceeds of the preferred stock is the difference between the preferred stock’s face value and the warrant value. The BCF has been recorded as a discount and will be amortized in accordance with EITF 00-27 using the effective interest method, over the 36 month term in a manner similar to interest. As the warrant value and the BCF exceeded the proceeds, the effective interest rate exceeds 100%

In conjunction with this offering, the Company incurred non-cash commission expense, treated as an offset to the equity raised, through the grants of warrants to purchase common stock. The Company issued 460,818 warrants, valued at approximately $604,000, entitling the holder to purchase one share of common stock at an exercise price of $1.10 per share, within five years from the date of grant. The value of the warrants was estimated using the Black-Scholes pricing model with the following assumptions: average risk-free interest of 4.22%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years.

Treasury Shares Canceled
In June 2005, the Company reclassified approximately $53,000 of shares originally classified as Treasury Shares to canceled shares to reflect a prior period retirement of said shares. This reclassification is for presentation accuracy and had no gain or loss impact.

Equity Line Increased
In February 2005, the Company modified its existing Equity Line Agreement and increased the maximum funds available from $5,000,000 to $7,500,000 by issuing the original accredited investor 205,882 shares of common stock and 205,882 stock purchase warrants. The Company also issued 30,882 stock purchase warrants to a firm as commissions for services related to the transaction. The value of the shares issued totaled approximately $175,000 and was determined based on the fair market value of the Company’s common stock at the date of issuance.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 9 - STOCKHOLDERS’ DEFICIT, CONTINUED

Equity Line Increased, Continued
Each warrant enables the investor to purchase one share of common stock at $1.10 per share, valued at approximately $241,000, and expires five years from the transaction date. The value of the warrants was estimated using the Black-Scholes pricing model with the following assumptions: average risk-free interest of 3.91%; dividend yield of 0%; average volatility factor of the expected market price of the Company’s common stock of 124%; and a term of 5 years.

The Company is required to file a registration statement covering the common shares underlying the warrants. Pursuant to EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”, the warrants have been recorded as a warrant liability until the Company has obtained an effective registration statement. Upon the completion of the registration statement, the net value of the warrants shall be recorded as additional paid-in capital. The net value of the warrants at September 30, 2005 is included in warrant liability and the respective change in fair value has been included in other income (expense).

NOTE 10 - DISCONTINUED OPERATIONS

In October 2004, the Company discontinued the operations of its subsidiary Quality Botanical Ingredients (QBI). In May 2005, the Company discontinued the operations of its subsidiary Xcel Medical Pharmacy. The Company has reclassified its financial statements to segregate the revenues, direct costs, expenses, assets, liabilities and cash flows of the discontinued operations. The net operating results, net assets, net liabilities, and net cash flows of this entity have been reported as “Discontinued operations,” “Assets of discontinued operations held for sale,” “Liabilities of discontinued operations held for sale,” “Changes in assets of discontinued operations held for sale” and “Changes in liabilities of discontinued operations held for sale.”

In January 2005, QBI’s inventory and fixed assets were sold at auction. The net proceeds received, approximately $194,000, were applied to the line of credit balance due La Salle Business Credit, LLC (La Salle). During the first quarter of 2005, an accounts receivable collection agency collected approximately $114,000 that was also applied to the balance due La Salle.

At this time, management estimates that approximately $1,500,000 of the original balance due La Salle will be unsatisfied and that it is probable that the Company and two non-affiliated co-guarantors will together share joint and several liability. However, management can neither provide an accurate estimate of the Company’s pro-rata percentage of the remaining liability to be assumed nor approximate the resulting gain or loss to be realized. As such, the Company continues to account for the full balance due as of September 30, 2005 in Liabilities of discontinued operations held for sale. A complete discussion of the events and circumstances regarding QBI is included in the Company’s annual report on Form 10-KSB which was filed April 15, 2005.

In May 2005, management determined that its pharmaceutical operations were inconsistent with the Company’s revised strategic direction of identifying, developing and commercializing nutritional products and functional food ingredients and therefore elected to suspend its pharmaceutical operations and layoff its employees in order to conserve cash.  Efforts are currently underway to sell its pharmaceutical operations.

Per Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”) paragraph 42, the Company has reported Xcel Medical Pharmacy as discontinued operations by meeting the following conditions:

•	the operations and cash flows of the Xcel have been, or will be, eliminated from the ongoing operations of the Company as a result of the disposal transaction, and
•	the Company will not have any significant continuing involvement in the operations of Xcel after the disposal transaction

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 10 - DISCONTINUED OPERATIONS, CONTINUED

The following information summarizes Xcel’s unaudited results from operations for the three and nine months ended September 30, 2005 and 2004.

	First Quarter Ended September 30, 2005	First Quarter Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Sales, net	$-	$814,633	$198,606	$2,766,257

Cost of goods sold	-	686,885	86,628	2,384,653

Gross profit	-	127,748	111,978	381,604

Total selling, general and administrative expenses	-	213,307	257,787	617,547

Loss from operations	-	(85,559)	(145,809)	(235,943)

Total other income (expense)	-	(11,710)	(15,237)	(45,276)

Loss before income taxes	-	(97,269)	(161,046)	(281,219)

Provision for income taxes	-	-	-	-

Net loss	$-	$(97,269)	$(161,046)	$(281,219)

The following information summarizes Xcel’s unaudited statements of position for the nine months ended September 30, 2005 and the year ended December 31, 2004.

	September 30, 2005	December 31, 2004
ASSETS

Current assets	$38,086	$168,061
Machinery, furniture and equipment, net of accumulated depreciation	-	13,672

Assets of discontinued operations held for sale **	$38,086	$181,733

LIABILITIES

Accounts payable and accrued expenses	$124,836	$195,608
Payroll Taxes	87,794	72,033
Notes payable	67,947	219,197

Liabilities of discontinued operations held for sale **	$280,577	$486,838

** Assets and liabilities of discontinued operations held for sale presented above only reflect the assets and liabilities of Xcel Medical Pharmacy. These totals exclude QBI and do not necessarily equal the assets and liabilities held for sale presented on the balance sheet.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 10 - DISCONTINUED OPERATIONS, CONTINUED

The following information summarizes QBI’s unaudited results from operations for the three and nine months ended September 30, 2005 and 2004.

	Fiscal Quarter Ended September 30, 2005	Fiscal Quarter Ended September 30, 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Sales, net	$-	$955,237	$-	$4,890,513

Cost of goods sold	-	1,055,785	-	4,457,176

Gross profit	-	(100,548)	-	433,337

Total selling, general and administrative expenses	-	391,247	-	1,498,796

Loss from operations	-	(491,795)	-	(1,065,459)

Total other income (expense)	-	(39,218)	-	(207,861)

Loss before income taxes	-	(531,013)	-	(1,273,320)

Provision for income taxes	-	-	-	-

Net loss	$-	$(531,013)	$-	$(1,273,320)

The following information summarizes QBI’s unaudited statements of position for the nine months ended September 30, 2005 and the year ended December 31, 2004.

	September 30, 2005	December 31, 2004
ASSETS

Current assets	$-	$145,060
Machinery, furniture and equipment, net of accumulated depreciation	-	162,982

Assets of discontinued operations held for sale **	$-	$308,042

LIABILITIES

Accounts payable and accrued expenses	$1,094,531	$1,315,282
Line of credit payable	1,789,293	1,876,584
Capital leases	66,564	66,564
Notes payable	134,624	134,624

Liabilities of discontinued operations held for sale **	$3,085,012	$3,393,054

** Assets and liabilities of discontinued operations held for sale presented above only reflect the assets and liabilities of Quality Botanical Ingredients. These totals exclude Xcel and do not necessarily equal the assets and liabilities held for sale presented on the balance sheet.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 11 - SEGMENT INFORMATION

The Company’s operating business units that have separate management and reporting infrastructures that offer different products and services are identified for both the quarter and nine months ended September 30, 2005. The Corporate group is the holding company and oversees the operations of the other business units. The Corporate group also arranges financing and strategic guidance for the entire organization. The Research and Development group develops future and present products in the fields of drug delivery, vitamins and minerals, and cosmetic pharmaceuticals.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2). The Company had no inter-segment sales for the quarter or nine months ended September 30, 2005 and 2004. Each business unit is managed separately because each business requires different technology and marketing strategies. The Company evaluates the performance of its operating segments based on income from operations, before income taxes, accounting changes, and interest income and expense.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the quarter ended September 30, 2005 (in thousands):

		Retail	Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$19	$-	$-	$19
Loss before income taxes	$(1,927)	$(102)	$(32)	$-	$(2,062)
Depreciation and amortization	$134	$-	$32	$-	$166
Interest expense, net	$245	$-	$-	$-	$245

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the quarter ended September 30, 2004 (in thousands):

		Retail	Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$-	$46	$-	$46
Loss before income taxes	$(1,490)	$-	$(53)	$(628)	$(2,171)
Depreciation and amortization	$10	$-	$39	$-	$49
Interest expense, net	$162	$-	$-	$-	$162

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the nine months ended September 30, 2005 (in thousands):

		Retail	Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$19	$4	$-	$24
Loss before income taxes	$(5,409)	$(102)	$(101)	$(161)	$(5,773)
Depreciation and amortization	$416	$-	$97	$-	$513
Interest expense, net	$867	$-	$-	$-	$867

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the nine months ended September 30, 2004 (in thousands):

		Retail	Research and	Discontinued
	Corporate	Operations	Development	Operations	Consolidated
Sales, net	$-	$-	$70	$-	$70
Loss before income taxes	$(2,222)	$-	$(113)	$(1,555)	$(3,890)
Depreciation and amortization	$61	$-	$87	$-	$148
Interest expense, net	$611	$-	$-	$-	$611

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 12 - COMMITMENTS AND CONTINGENCIES

Acquisition of Swiss Research
In December 2004, the Company finalized a Letter of Intent to purchase Swiss Research, Inc., a privately-owned wellness product manufacturer. Swiss Research’s products include weight and cholesterol management, arthritis and diabetes relief and immune support. This transaction closed in the third quarter of 2005, whereupon the Company paid $225,000 of the requisite $300,000 purchase price. The $75,000 balance due is payable in the first quarter of 2006. The Company is also obligated to pay up to a maximum of $60,000 for the seller’s tax obligation related to the transaction.

In August 2005, the Company issued 450,000 stock purchase warrants to purchase 150,000 shares of its common stock at an exercise price of $1.00 per share if the Company achieves a consolidated EBITDA of $1,000,000 for the year ended December 31, 2005, 150,000 shares of its common stock at an exercise price of $2.00 per share if the Company achieves a consolidated EBITDA of $2,000,000 for the year ended December 31, 2006, and 150,000 shares of its common stock at an exercise price of $3.00 per share if the Company achieves a consolidated EBITDA of $3,000,000 for the year ended December 31, 2007.

Settlement with Legal Counsel
In March 2005, the Company reached a settlement with a vendor that reduces the Company’s year-end accounts payable obligation from approximately $207,000 to $50,000 for services performed in 2004. The relief of this obligation has been recognized in accounts payable and accrued expenses and reflected in these consolidated financial statements.

Settlement of Claim of Violation of Stock Purchase Agreement
In June 2005, the Company successfully reached a favorable settlement in its claim against an individual for violation of a stock purchase agreement. As a result, the individual will return approximately 50,000 shares to the Company for retirement.

Letter of Inquiry
In July 2005, Swiss Research received a letter from Merisant Company, the holder of the rights to EqualTM, alleging that Shugr™ contains sucralose as its primary sweetening agent and therefore Shugr™ is not “natural” in any sense of the word. Swiss Research has rejected these allegations as being without basis because the amount of Sucralose contained in Shugr™ is so small that if sucralose was the primary sweetening agent, Shugr™ would not be a viable commercial product. In response Merisant has requested additional information. As no formal threat of litigation has been made by Merisant, we are unable to evaluate the consequences of such litigation should it arise, or its affect on operations.

In September 2005, Swiss Research received a letter from The National Advertising Division (“NAD”) of the Council of Better Business Bureaus (“CBBB”), at the behest of Merisant, alleging that Shugr’s™ advertisements contain misrepresentations regarding its “natural” designation. Swiss Research has rejected these allegations as being without basis. The NAD is a self regulating program designed by the advertising community and administered by the CBBB. The goals of the NAD are to ensure the integrity and credibility of national advertising and to avoid undue government interference with advertising practices. No formal threat of litigation has been made.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 12 - COMMITMENTS AND CONTINGENCIES, CONTINUED

Fortress Systems vs. Quality Botanical Ingredients
In August 2003, our QBI subsidiary was served as a defendant in an action entitled Fortress Systems LLC v. AAA Health Products, Inc. (aka Quality Botanical Ingredients, Inc.), filed by the plaintiff in U.S. Bankruptcy Court for the District of Nebraska.  In this case, the plaintiff, Fortress Systems LLC, is seeking damages of approximately $402,200 resulting from products shipped by our QBI subsidiary to Fortress Systems LLC which allegedly did not meet specifications.  HESG has retrieved from the sellers from whom we purchased the QBI assets 400,000 shares of Health Sciences Group, Inc. common stock as an offset against the possibility that we might be required to pay the claim which is the basis for this suit.  As we have decided to shut down operations at QBI and, as Health Sciences Group, Inc. was not named a defendant in the action, we have ceased defending this case.  However we recently received a letter from a paralegal at the office of the law firm representing the judgment creditor, copying us with the consent judgment of AAA Health Products, Inc. and an assignment between Fortress Systems, LLC, dba FSI Nutrition and Oakland/Red Holdings, LLC. In this letter the judgment creditor says that we may not have parted with reasonably equivalent value by entering into an amendment agreement with the sellers of QBI, whereunder it was agreed that the maximum number of shares we were required to issue to the sellers would be no more than 750,000 shares of HESG. The letter also inquires as to whom we paid a $50,000 loan fee in connection with the finance of the QBI acquisition and asks for a copy of the amendment of the acquisition agreement and states that failure to provide the requested information within seven days will increase the judgment creditor’s concerns. As the amendment requested is a matter of public record, we do not see any reason to refrain from responding to the request unless we come to the conclusion that this letter is a fishing expedition.

Executive Employment Agreement
In July 2005, the Company executed an employment agreement with Mr. Fred E. Tannous, a shareholder holding approximately 8% of the outstanding common stock as of September 30, 2005, that commenced July 1, 2005 and ends June 30, 2008. The base salary under this employment contract is $250,000 per year. This contract provides for a performance bonus in an amount equal to of 5 % of the Adjusted EBITDA for each fiscal year and an option grant for the purchase of up to 500,000 shares of Company common stock exercisable at a price equal to $0.65 per share. The option shall be exercisable on a monthly pro rata basis over the term of the agreement. If the Company shall merge, sell a controlling interest, or sell a majority of its assets; or if there is a transaction (or series of transactions) in which the Company’s shareholders sell a majority of outstanding shares of Company capital stock, then the Company shall pay Mr. Tannous the greater of the remainder of his salary or two hundred fifty thousand dollars. Further, at the date of any such merger or sale is consummated, all unvested options shall be immediately accelerated and as to any unexercised options to purchases shares in the Company which are held by Mr. Tannous, the Company shall pay Mr. Tannous cash in the amount equal to the difference between the consideration paid to the Company on a per share basis less the exercise price of the option, the value of which is multiplied to the number of options which Mr. Tannous holds. If this employment contract is terminated by us without good cause, or if we are in breach of the agreement, or if we assign the executive without his consent to a lesser responsibility status than his current position, or require the executive to be based elsewhere other than our principal executive office, then we are required to Mr. Tannous the lesser of (i) his salary for the remainder of the term of the agreement or (ii) one year’s salary and accrued benefits prorated through the date of termination.

.Health Sciences Group, Inc. and Subsidiaries
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
For the Nine Months Ended September 30, 2005 and 2004 (unaudited)

NOTE 13 - SUBSEQUENT EVENTS

Shares issued for dividends and penalties
In October 2005, the Company issued 144,051 shares for dividends due holders of Series C Preferred stock.

In October 2005, the Company issued 319,170 shares for penalties due holders of Series C Preferred stock in accordance with the offering document’s stipulated terms for remuneration based upon the timing of the share’s respective registration statement.

Shares issued for services

In October 2005, the Company issued 40,000 shares of its common stock to a business development firm for services.  The value of the shares totaled approximately $29,000 on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.

In October 2005, the Company issued 130,859 shares of its common stock to a law corporation in lieu of cash for legal services previously provided.  The value of the shares totaled approximately $98,000, in aggregate, on the date of issuance and was determined based on the fair value of the company’s common stock at the date of grant.